As filed with the Securities and Exchange Commission on January 15, 2009
Registration No. 333-[      ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hines Global REIT, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number, including, area code, of principal executive offices)

Charles N. Hazen
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public:  as soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	per Security	Offering Price(1)	Fee
Common Stock, par value $.001 per share	300,000,000	$10.00	$3,000,000,000	$117,900
Distribution Reinvestment Plan, Common Stock, par value $.001 per share	52,631,579	$9.50	$500,000,000	$19,650

(1)	Includes 300,000,000 shares of the Registrant’s common stock as may be sold, from time to time, by the Registrant to investors at $10.00 per share and 52,631,579 shares of the Registrant’s common stock as may be issued, from time to time, pursuant to the Registrant’s distribution reinvestment plan at $9.50 per share, with an aggregate public offering price not to exceed $3,500,000,000. The Registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2009

PROSPECTUS

Hines Global REIT, Inc.
$3,500,000,000 Maximum Offering
$2,000,000 Minimum Offering

We are a recently organized Maryland corporation formed to invest in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. We are sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009.

Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering up to $3,000,000,000 in our common shares to the public at a price of $10.00 on a best efforts basis. We are also offering up to $500,000,000 in our common shares at a price of $9.50 to be issued pursuant to our distribution reinvestment plan. The offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and the distribution reinvestment plan. You must initially invest at least $2,500. If we do not sell $2,000,000 in shares to at least 100 subscribers who are independent of us and each other before          , 2010, which is one year after the date of this prospectus, this offering will terminate and your funds, which may be held in a non-interest bearing account, will be promptly returned to you with any remaining interest, if applicable, after deducting our escrow costs. This offering will terminate on or before          , 2011, which is two years from the date of this prospectus, unless extended by our board of directors.

We encourage you to carefully review the complete discussion of risk factors beginning on page 10 before purchasing our common shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our common shares include:

•	We have no prior operating history or established financing sources, and the prior performance of other Hines affiliated entities may not be a good measure of our future results; therefore, there is no assurance we will be able to achieve our investment objectives;

•	There is no public market for our common shares; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount;

•	This is a fixed price offering, and the offering price of our common shares was not established on an independent basis, therefore, the fixed offering price will not accurately represent the value of our assets and the actual value of your investment may be substantially less;

•	We have not identified any specific assets to acquire or investments to make with the proceeds of this offering; therefore, you will not have the opportunity to evaluate the investments we will make prior to purchasing shares of our common stock;

•	This is a best efforts offering and as such, the risk that we will not be able to accomplish our business objectives and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in the offering;

•	The availability and timing of distributions we may pay is uncertain;

•	Some or all of our distributions may be paid from sources such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties, and your overall return may be reduced;

•	There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock redeemed under our share redemption program and, if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares;

•	Due to the risks involved in the ownership of real estate investments, there is no guarantee of any return on your investment in Hines Global REIT, Inc., which we refer to as Hines Global, and you may lose money;

•	International investment risks, including the burden of complying with a wide variety of foreign laws and the uncertainty of such laws, the tax treatment of transaction structures, political and economic instability, foreign currency fluctuations, and inflation and governmental measures to curb inflation may adversely affect our operations and our ability to make distributions; and

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other investment vehicles sponsored by Hines. We also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to certain investment opportunities.

	Price to the Public(1)	Selling Commission	Dealer Manager Fee	Proceeds to Us(2)

Primary Offering Per Share	$10.00	$.75	$.25	$9.00
Minimum Offering	$2,000,000	$150,000	$50,000	$1,800,000
Maximum Offering	$3,000,000,000	$225,000,000	$75,000,000	$2,700,000,000
Distribution Reinvestment Plan	$9.50	$—	$—	$9.50
Total Maximum for Distribution Reinvestment Plan	$500,000,000	$—	$—	$500,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$3,500,000,000	$225,000,000	$75,000,000	$3,200,000,000

(1)	Assumes we will sell $3,000,000,000 in the primary offering and $500,000,000 in our distribution reinvestment plan.

(2)	Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of organizing the Company, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the common shares is not permitted.

The date of this prospectus is          , 2009.

SUITABILITY STANDARDS

The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares, and we currently do not intend to list our shares on a national securities exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama, Iowa, Kentucky, Michigan, Missouri, Ohio, Oregon and Pennsylvania — In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.

Kansas — In addition, the Office of the Securities Commission of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as “that portion of net worth which consists of cash, cash equivalents and readily marketable securities.”

Tennessee — In addition to our suitability requirements, a Tennessee investor’s maximum investment in our company and our affiliates cannot exceed 10% of such Tennessee resident’s net worth.

New York — In addition, the State of New York requires that subscriptions from New York residents may not be released from escrow until subscriptions for shares totaling at least $2,500,000 have been received from all sources.

For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Each participating broker dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each stockholder for a period of six years.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all potential investors,

i

including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases through this or future offerings in increments of at least five shares, except for purchases made pursuant to our distribution reinvestment plan which may be in increments of less than five shares.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

FOR RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $75,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $75,000,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $75,000,000 BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

A. RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

B. NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM. IF SUCH AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

NO INTEREST IS PAYABLE TO AN INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD. ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW COMMENCING WITH THE FIRST DAY AFTER THE INITIAL 120-DAY ESCROW PERIOD.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Global REIT, Inc. or Hines Global?

A:	Hines Global REIT, Inc., which we refer to as Hines Global, is a recently-formed Maryland corporation. We currently have no real estate assets. We intend to invest in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

• is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

• pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this prospectus, we refer to an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes as a “REIT.” Hines Global is not currently qualified as a REIT. However, we intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009.

Q:	Who is Hines?

A:	Hines Interests Limited Partnership, which we refer to as Hines, is our sponsor. Hines is a fully integrated global real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 50 years. Hines provides investment management services to numerous investors and partners including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. As of December 31, 2007, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 238 projects, valued at approximately $16.0 billion. Please see “Management — The Hines Organization” for more information regarding Hines.

Q:	What competitive advantages does Hines Global achieve through its relationship with Hines and its affiliates?

A:	We believe our relationship with Hines and its affiliates provides us the following benefits:

• Global Presence — Our relationship with Hines and its affiliates as our sponsor and advisor allows us to have access to an organization that has extraordinary depth and breadth around the world with, as of December 31, 2007, approximately 3,550 employees (including approximately 1,200 employees outside of the United States) located in 69 cities across the United States and 15 foreign countries. This provides us a significant competitive advantage in drawing upon the experiences resulting from the vast and varied real estate cycles and strategies that varied economies and markets experience.

As part of a global organization, all Hines offices and the investments they make get the benefit of:

• Hines’ international tenant base, which as of December 31, 2007 consists of more than 2,000 national and multinational corporate tenants;

v

• Extensive international financial relationships providing access to a broad base of buyers, sellers and debt financing sources;

• Awareness of and access to new state-of-the-art building technologies as new experiences are gained on the projects which Hines has under development or management anywhere in the world; and

• International “institutional” best practices on a global scale:

– Operating partner transparency;

– Accounting standards;

– Construction techniques;

– Property management services; and

– Sustainability leadership.

• Local Market Expertise — Hines’ global platform is built from the ground up based on Hines’ philosophy that real estate is essentially a local business. Hines provides us access to a team of real estate professionals who live and work in individual major markets around the world. These regional and local teams are fully integrated to provide a full range of real estate investment and management services including sourcing investment opportunities, acquisitions, development, re-development, financing, property management, leasing, asset management, disposition, accounting and financial reporting.

• Centralized Resources — Hines’ headquarters in Houston, Texas provides the regional and local teams with, as of December 31, 2007, a group of approximately 393 personnel who specialize in areas such as capital markets, corporate finance, construction, engineering, operations, marketing, human resources, cash management, risk management, tax and internal audit. These experienced personnel provide a repository of knowledge, experience and expertise and an important control point for preserving performance standards and maintaining operating consistency for the entire organization.

• Tenure of Personnel — Hines has one of the most experienced executive management teams in the real estate industry with, as of December 31, 2007, an average tenure within the organization of 28 years. This executive team provides stability to the organization and provides experience which it has gained through numerous real estate cycles during such time frame. This impressive record of tenure is attributable to a professional culture of quality and integrity and long-term compensation plans that align personal wealth creation with real estate and investor performance and value creation.

• Long-Term Track Record — Hines has more than 50 years of experience in creating and successfully managing capital and real estate investments for numerous third-party investors. As stated above, as of December 31, 2007, Hines and its affiliates had approximately 3,550 employees (including approximately 1,200 employees outside of the United States) located in regional and local offices in 69 cities in the United States and in 15 foreign countries around the world. Since its inception in 1957, Hines, its predecessor and their respective affiliates have acquired or developed more than 800 real estate projects representing approximately 250 million square feet.

Please see “Risk Factors — Risks Related to Potential Conflicts of Interest” and “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Hines.

Q:	How will you structure the ownership and operation of your assets?

A:	We plan to own substantially all of our assets and conduct our operations through an operating partnership called Hines Global REIT Properties LP. We are the sole general partner of Hines Global REIT Properties LP. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an “UPREIT.” To avoid confusion, in this prospectus:

• we refer to Hines Global REIT Properties LP as the “Operating Partnership” and partnership interests, special partnership interests and the participation interest in the Operating Partnership, respectively, as “OP Units,” “Special OP Units” and the “Participation Interest;”

• we refer to Hines Global and the Operating Partnership, and their direct and indirect wholly owned subsidiaries, if any, collectively, as the “Company;” and

• the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines Global or the Company as required by the context in which such pronoun is used.

Q:	Who will choose which real estate investments you will invest in?

A:	Hines Global REIT Advisors LP will make recommendations for all of our investment decisions, which are subject to the approval of our board of directors. In this prospectus, we refer to Hines Global REIT Advisors LP as our “Advisor.”

Q:	What are the fees and expense reimbursements the Company will pay to our Advisor, Hines and other affiliates of Hines in connection with your operations?

A:	We pay fees to our Advisor, Hines and other affiliates of Hines for services relating to, among other things, this offering, acquisitions and dispositions of real estate investments, our financings, the conduct of our day-to-day activities and the management of our real estate investments, which could be increased or decreased during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” for an explanation of the fees and expense reimbursements we will pay to our Advisor, Hines and other affiliates of Hines in connection with our operations. Entities in which we may invest may pay Hines and/or its affiliates fees or other compensation in connection with the real estate investments of such entities.

Q:	What investment or ownership interests will Hines or any of its affiliates have in the Company?

A:	Hines or its affiliates have the following investments and ownership interests in the Company:

• an investment of $10,000 in shares of our common stock by Hines Global REIT Investor Limited Partnership, an affiliate of Hines;

• an investment of $190,000 in limited partner interests of the Operating Partnership by Hines Global REIT Associates Limited Partnership, an affiliate of Hines;

• an interest in the Operating Partnership, denominated as Special OP Units, by Hines Global REIT Associates Limited Partnership with economic terms as more particularly described in “The Operating Partnership — Special OP Units;”

• an interest in the Operating Partnership by Hines Global REIT Associates Limited Partnership which is adjusted monthly in a manner intended to approximate the economic equivalent of the reinvestment by Hines of approximately one-half of what would otherwise be cash payments of asset management fees. Please see “The Operating Partnership — The Participation Interest” for a description of this interest; and

• Hines or its affiliates may also elect to receive certain fees, such as acquisition, debt financing, asset management and disposition fees, in OP Units rather than cash. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” for a description of the fees which may be paid with OP Units.

Q:	What is Hines Global’s term and the timing of a Liquidity Event?

A:	Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning eight to ten years following the commencement of this offering. While we expect to seek a Liquidity Event in this timeframe, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Our board of directors has the sole discretion to consider and approve a Liquidity Event at any time if it determines such event to be in our best interests. Hines Global does not have a stated term, as we believe setting finite dates for possible, but uncertain future liquidity events may result in actions that are not necessarily in the best interest or within the expectations of our stockholders. A “Liquidity Event” could consist of a sale of our assets, a sale or merger of the Company, a listing of our shares on a national securities exchange or a similar transaction.

Q:	Why should I invest in real estate investments?

A:	Allocating some portion of your investment portfolio to real estate investments may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. According to the 2008 Plan Sponsor Survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate increased from 8.0% for 2005 to 9.6% for 2008. According to the same report, institutional investors also allocate their real estate investments across the core, value-add and opportunistic categories, and across multiple property types both domestic and international. Although institutional investors can invest directly in real estate investments and on substantially different terms than individual investors, we believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor, investment advisor or financial planner should determine whether investing in real estate would benefit your investment portfolio.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

• preserve invested capital;

• invest in a diversified portfolio of quality commercial real estate properties and other real estate investments;

• pay regular cash distributions;

• achieve attractive total returns upon the ultimate sale of our investments or occurrence of another Liquidity Event; and

• remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

Q:	How would you describe your real estate property acquisition and operations process?

A:	We expect to buy real estate with part of the proceeds of this offering that we believe have some of the following attributes:

• Preferred Location. We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and value and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to achieve attractive total returns.

• Premium Buildings. We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties.

• Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations.

We believe that following an acquisition, the additional component of proactive property management and leasing is a critical element necessary to achieve attractive investment returns for investors. Actively anticipating and quickly responding to tenant needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which may result in better financial performance of the property.

Q:	Do you currently own any investments?

A:	No.

Q:	What kind of offering is this?

A:	Through our Dealer Manager we are offering a minimum of $2,000,000 of common shares and a maximum of $3,000,000,000 of common shares to the public in a primary offering on a “best efforts” basis at $10.00 per share. We are also offering up to $500,000,000 of common shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. We refer to our shares of common stock, par value $0.001 per share, as our “common shares” or “shares” in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, no underwriter, broker dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold. Prior to selling a minimum offering of $2,000,000 in common shares, which we refer to as the minimum offering amount, to at least 100 subscribers, we will place all proceeds raised from this offering in an escrow account, which may be a non-interest bearing account. If we do not sell the minimum offering amount to 100 subscribers before , 2010 (one year after the effective date), which we refer to as the minimum offering requirements, we will terminate the offering and stop selling shares and the escrow agent will promptly return your funds with any remaining interest, if applicable, after deducting our escrow costs. In the event we satisfy the minimum offering requirements, all interest will be paid to the Company and you will not receive any credit in the form of additional common shares or otherwise for such interest.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase common shares in this offering, you will need to contact your registered broker dealer or investment advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum required investment?

A:	Yes. You must initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	If I buy shares, will I receive distributions and, if so, how often?

A:	We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. Initially, we expect to pay distributions monthly. Once we commence paying distributions, we expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions paid. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. For more information regarding our distribution policy, please see “Prospectus Summary — Description of Capital Stock — Distribution Objectives.”

Q:	Are distributions I receive taxable?

A:	Yes and no. Generally, distributions that you receive will be considered ordinary income to the extent of our current or accumulated earnings and profits. In addition, because depreciation expense reduces earnings and profits but does not reduce cash available for the payment of distributions, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, we expect a portion of your distributions will be considered returns of capital for tax purposes. These amounts will not be subject to tax immediately to the extent of your basis in your shares but will instead reduce the tax basis of your investment. To the extent these amounts exceed your basis in your shares, they will be treated as having been paid in exchange for shares. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will generally be taxed at capital gains rates (assuming you have held your shares for at least one year). However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material Tax Considerations.”

Q:	Do you have a distribution reinvestment plan?

A:	Yes, our distribution reinvestment plan allows stockholders to reinvest distributions for additional shares at a price of $9.50. The terms of the plan may, however, be amended or terminated by our board in its discretion upon at least 10 days notice. Please see “Prospectus Summary — Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding this plan.

Q:	Do you have a share redemption program?

A:	Yes, we provide a redemption program under which we redeem shares, subject to certain limitations. Our board of directors may amend, suspend, or terminate our redemption plan at any time upon 30 days notice. If you are able to have your shares redeemed, depending on the timing of the redemption, it will likely be at a price that is less than the price you paid for the shares. Please see “Prospectus Summary — Description of Capital Stock — Share Redemption Program” for more information regarding this plan.

Q:	What will you do with the proceeds from your primary offering?

A:	If we sell all the shares offered in our primary offering, we expect to use approximately 89.2% of the gross proceeds to make real estate investments and to pay acquisition fees and expenses related to those investments. We will use the remaining approximately 10.8% of the gross proceeds to pay sales commissions, dealer manager fees and issuer costs.

Q:	How long will this offering last?

A:	We currently expect that this offering will terminate on , 2011 (two years after the effective date of this prospectus). If the minimum offering of $2,000,000 of common shares is not sold to at least 100 subscribers by , 2010 (one year after the effective date of this prospectus), we will terminate this offering and we will promptly return to you your funds, along with any remaining interest, if applicable, after deducting our escrow costs. We have no right to extend the period in which the minimum offering requirements must be met. Once the minimum offering requirements have been met, however, we reserve the right to extend this offering at any time. In addition, we reserve the right to terminate this offering for any other reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will be provided with periodic updates on the performance of your investment, including:

x

• distribution statements;

• periodic prospectus supplements during the offering;

• an annual report;

• an annual IRS Form 1099-DIV, if required; and

• three quarterly financial reports.

We will provide this information to you via one or more of the following methods:

• U.S. mail or other courier;

• electronic delivery; or

• posting on our web site, located at www. .com, along with any required notice.

Q:	When will I get my detailed tax information?

A:	We expect that we will send you your Form 1099-DIV tax information for each year by January 31 of the following year.

Q:	Who is your transfer agent?

A:	Our transfer agent is DST Systems, Inc.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Hines Real Estate Securities, Inc. 2800 Post Oak Boulevard, Suite 4700 Houston, Texas 77056-6118 Telephone: (888) 446-3773

If you have questions regarding our assets and operations, you should contact us at:

Hines Global REIT, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118 Telephone: (888) 220-6121 Web site: www. .com

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 155.

Hines Global REIT, Inc.

We intend to invest in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. We may purchase properties or make other real estate investments that relate to varying property types including office, retail, industrial, multi-family residential, and hospitality or leisure. We may invest in operating properties, properties under development, and undeveloped properties such as land. Other real estate investments may include equity or debt interests including securities in other real estate entities and debt related to real estate such as mortgages, mezzanine loans, B-notes, bridge loans, construction loans and securitized debt.

We intend to obtain loans and other debt financing to provide additional proceeds to make additional real estate investments as well as to potentially enhance the returns of our investments.

We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.          .com.

Our Board

We operate under the direction of our board of directors, which has a fiduciary duty to act in the best interest of our stockholders. Our board of directors has approval rights over each potential investment recommended by our Advisor and oversees our operations. We currently have three directors. However, prior to commencing this offering pursuant to an effective registration statement, we will have a total of seven directors, four of whom will be independent directors. Our directors are elected annually by our stockholders. Our four independent directors will serve on the conflicts committee of our board of directors, and this committee will be required to review and approve all matters the board believes may involve a conflict of interest between us and Hines or its affiliates.

Our Advisor

Our Advisor, who manages our day-to-day operations, is an affiliate of Hines. Our Advisor is responsible for identifying potential investments, acquiring real estate investments, structuring and negotiating financings, asset and portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. Our Advisor may contract with other Hines entities or third parties to perform or assist with these functions.

Our Structure

The following chart illustrates what we expect to be our general structure with Hines and its affiliates as of the effective date of this prospectus:

Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest

Our Advisor and its affiliates will receive substantial fees in connection with this offering, our operations and any disposition or liquidation, which compensation could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments by the Company payable directly to Hines and its affiliates in connection with this offering, our operations, and any disposition or liquidation. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Organization and Offering Activities(2)

Selling Commissions — our Dealer Manager	Up to 7.5% of gross offering proceeds from our primary offering, excluding proceeds from our distribution reinvestment plan; up to 7.0% of gross offering proceeds from our primary offering may be reallowed to participating broker dealers.	$225,000,000(3)

Dealer Manager Fee — our Dealer Manager	Up to 2.5% of gross offering proceeds from our primary offering excluding proceeds from our distribution reinvestment plan; up to 1.5% of gross offering proceeds from our primary offering may be reallowed to selected participating broker dealers.	$75,000,000(4)

Reimbursement of Issuer Costs — our Advisor	We will reimburse our Advisor for any issuer costs that they pay on our behalf. Included in such amount is up to 0.5% of the gross offering proceeds as reimbursement to our Dealer Manager and participating broker dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities. Such expenses may be paid as issuer costs or out of other amounts paid to our Dealer Manager or reallowed to the participating broker dealers.	$24,413,050*

Investment Activities(5)

Acquisition Fee — our Advisor	2.0% of (i) the purchase price of real estate investments acquired, including any debt attributable to such investments or the principal amounts of any loans originated directly by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.(6)(7)	$52,227,195(8)

Acquisition Expenses — our Advisor	Reimbursement of acquisition expenses in connection with the purchase of real estate investments.(6)	Not determinable at this time

Debt Financing Fee — our Advisor	1.0% of the amount of any debt financing obtained or assumed by us or made available to us or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time.(8)(9)

Development Fee — Hines or its affiliates	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic area of the project.(11)	Not determinable at this time(10)

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Operational Activities(5)

Asset Management Fee — our Advisor	0.0625% per month of the net equity we have invested in real estate investments at the end of each month.	Not determinable at this time(8)(12)

Participation Interest in the Operating Partnership — Hines Global REIT Associates Limited Partnership	A Participation Interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(13)	Not determinable at this time(12)

Administrative Expense Reimbursements — our Advisor	Reimbursement of actual expenses incurred by our Advisor in connection with our administration on an ongoing basis.(14)	Not determinable at this time

Property Management Fee — Hines or its Affiliates	Customary property management fees if Hines or an affiliate is our property manager. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(11)(15)	Not determinable at this time

Leasing Fee — Hines or its Affiliates	Customary leasing fees if Hines or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(11)(15)	Not determinable at this time

Tenant Construction Management Fees — Hines or its Affiliates	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines or an affiliate if the related services are provided by off-site employees.(16)	Not determinable at this time

Re-development Construction Management Fees — Hines or its Affiliates	Customary re-development construction management fees if Hines or its affiliates provide such services. Such fees will be paid in an amount that is usual and customary in the geographic area for that type of property.(11)	Not determinable at this time

Expense Reimbursements — Hines or its Affiliates	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(17)	Not determinable at this time

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(8)

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash or our shares, following: (i) the listing of our common stock on a national securities exchange, or (ii) a merger, consolidation or sale of substantially all the assets of the Company or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

Disposition and Liquidation(5)

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(8)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash or our shares, following: (i) the listing of our common stock on a national securities exchange, (ii) a merger, consolidation or a sale of substantially all the assets of the Company or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

(1)	Unless otherwise indicated, assumes we sell the maximum of $3,000,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.

(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and issuer costs will not exceed 15% of the gross offering proceeds.

We expect to pay the following issuer costs in connection with this offering:

Securities Act registration fees	$137,550
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$500,000
Printing and mailing expenses	$6,000,000
Legal fees and expenses	$4,000,000
Accounting fees and expenses	$1,000,000
Advertising and sales literature	$1,200,000
Transfer agent fees	$3,750,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$7,500,000

$24,413,050

(3)	Commissions may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum selling commissions in this table, we have not assumed any such discounts or waivers. Further, our Dealer Manager will not receive selling commissions for shares issued pursuant to our distribution reinvestment plan.

(4)	The dealer manager fees may be waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum dealer manager fees in this table, we have not assumed any such waivers. Further, our Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our distribution reinvestment plan.

(5)	For a discussion of the expenses which may be reimbursed please see “Management — Our Advisor and Our Advisory Agreement — Compensation.”

(6)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $103,929,765. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	In the sole discretion of our Advisor, these fees are payable, in whole or in part, in cash or OP Units. For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of our common stock in our most recent public offering minus the maximum selling commissions and dealer manager fee being allowed in such offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the current offering price, each such OP Unit would be issued at $9.00 per share). Each OP Unit will be convertible into one share of our common stock.

(9)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum

$3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $26,755,870.

(10)	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

(11)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

(12)	Both the asset management fee and the corresponding increase in the Participation Interest would equal 1.5% on a combined annual basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentages) of either of these items on an annual basis.

(13)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. Because the increase in the Participation Interest is attributable to operational activities it will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 14.

(14)	Our Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our articles. The expenses identified by our articles as excluded from operating expenses include: (i) expenses of raising capital such as organization and offering costs, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes-Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) incentive fees; (iv) distributions made with respect to interests in the Operating Partnership and (v) all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of assets (such as real estate commissions, disposition fees, acquisition and debt financing fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — Our Advisor and our Advisory Agreement — Reimbursements by our Advisor” for a detailed description of these expenses.

(15)	Property management fees and leasing fees for international acquisitions may differ from our domestic property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter, which we refer to in this prospectus as our articles, and fees paid to Hines and its affiliates shall be approved by a majority of our independent directors.

(16)	These fees relate to construction management services for improvements and build-out to tenant space.

(17)	Included in reimbursement of actual expenses incurred by Hines or its affiliates are the costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. Periodically, Hines or an affiliate may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

(18)	Such fee will only be paid if our Advisor or its affiliates provides a substantial amount of services in connection with the sale. In no event will the fee exceed an amount which, when added to the fees paid to unaffiliated parties in such capacity, equals 6% of the sales price of the assets.

*	This amount is estimated based on the assumption that we sell the maximum $3,000,000,000 in common shares in our primary offering and $500,000,000 in common shares under our distribution reinvestment plan.

In addition, we pay our independent directors certain fees and reimburse independent directors for certain out-of-pocket expenses, including for their attendance at board or committee meetings. Please see “Management — Compensation of Directors.” Additionally, if we borrow any funds from our Advisor or its affiliates, we may pay them interest at a competitive rate. Any such transaction must be approved by a majority of our independent directors.

For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” section of this prospectus. Subject to limitations in our articles, such fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by a majority of our independent directors.

Description of Capital Stock

Distribution Objectives

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our stockholders. We initially intend to make regular monthly distributions to holders of our common shares at least at the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. Distributions are authorized at the discretion of our board of directors, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code.

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. Initially, we expect to pay distributions monthly. Once we commence paying distributions, we expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions, will be determined by our board of directors, in its discretion, and may vary from time to time. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions paid. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan, pursuant to which you may have your distributions reinvested in additional whole or fractional common shares at a price of $9.50 per share. If you participate in the distribution reinvestment plan and are subject to federal income taxation, you may incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely solely on sources of funds other than our distributions in order to pay your taxes. A majority of our board of directors may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to plan participants. Please see the “Description of Capital Stock — Distribution Reinvestment Plan” section of this prospectus for further explanation of our distribution reinvestment plan, a complete copy of which is included as Appendix C to this prospectus.

Share Redemption Program

We offer a share redemption program that may allow stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, to have their shares redeemed subject to certain limitations and restrictions discussed more fully in the “Description of Capital Stock — Share Redemption Program” portion of this prospectus. No fees will be paid to Hines in connection with any redemption. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without stockholder approval.

After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to have all or a portion of the shares you purchased from us or received through a non-cash transaction, not in the secondary market, redeemed, subject to certain restrictions and limitations. We initially intend to allow redemptions of our shares on a monthly basis.

Subject to funds being available as described below, the number of shares repurchased during any consecutive 12-month period will be limited to no more than 5% of the number of outstanding shares of common stock at the beginning of that 12-month period. Unless our board of directors determines otherwise, the funds available for redemptions in each month will be limited to the funds received from the distribution reinvestment plan in the prior month. Our board of directors has complete discretion to determine whether all of such funds from the prior month’s distribution reinvestment plan will be applied to redemptions in the following month, whether such funds are needed for other purposes or whether additional funds from other sources may be used for redemptions.

Shares will be redeemed at the following prices: (i) $9.25 per share, for stockholders who have held shares for at least one year; (ii) $9.50 per share, for stockholders who have held shares for at least two years; (iii) $9.75 per share, for stockholders who have held shares for at least three years; and (iv) $10.00 per share, for stockholders who have held shares for at least four years. In the event of the death or disability of the holder, shares may be redeemed at a rate of the lesser of $10.00 per share or the purchase price paid for those shares and the one year holding period requirement may be waived.

In the event that funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until the next month unless withdrawn.

RISK FACTORS

You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If certain of the following risks actually occur it could have a material adverse effect on our business, financial condition, and results of operations and our ability to pay distributions would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Risks Related to Investing in this Offering

We have no prior operating history or established financing sources, and the prior performance of other Hines affiliated entities may not be a good measure of our future results; therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with an operating history.

We have no prior operating history or established financing sources. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with an operating history and we may not be able to achieve our investment objectives. In addition, you should not rely on the past performance of investments by other investment vehicles sponsored by Hines to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates in the past, present and future.

There is no public market for our common shares; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our common shares, and we do not expect one to develop. Additionally, our articles contain restrictions on the ownership and transfer of our shares, and these restrictions may limit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay certain up-front fees and expenses, including organization and offering costs, such as issuer costs, selling commissions, and the dealer manager fee and acquisition fees and expenses in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This is a fixed price offering, and the offering price of our shares was not established on an independent basis; therefore the fixed offering price will not accurately represent the current value of our assets at any particular time and the actual value of your investment may be substantially less than what you pay.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary during the offering or be based on the underlying value of our assets. Our board of directors arbitrarily determined the offering price in its sole discretion. We do not intend to adjust the offering price during this offering even after we acquire assets and, therefore, the fixed offering price established for shares of our common stock will not accurately represent the value of our assets and the actual value of your investment may be substantially less than what you pay. Our offering price is not indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

This is a “blind pool” offering and you will not have the opportunity to evaluate investments prior to purchasing shares of our common stock.

We have not acquired, contracted to acquire or identified any real property, or other real estate investments to acquire or make with the proceeds of this offering as of the date of this prospectus. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. In addition, our investment policies and strategies are very broad and permit us to invest in all types of properties and other real estate investments. You must rely on our Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.

Our common shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. As a result, even if we met the minimum offering requirements, we may sell fewer than all of the shares being offered in this offering. If we are unable to sell all of the shares being offered in this offering, we will make fewer investments, resulting in less diversification in terms of the numbers and types of investments we own and the geographic areas in which our investments or the properties underlying our investments are located which would make it more difficult for us to accomplish our business objectives. In addition, the fewer investments we make, the greater the likelihood that any single investment’s poor performance would materially adversely affect our overall investment performance.

The availability and timing of distributions to our stockholders is uncertain.

We do not intend to accrue and pay distributions on a regular basis beginning until the first calendar quarter after the quarter in which we make our first real estate investment but there is no assurance that such distributions will actually be authorized and paid. We cannot assure you that we will have sufficient cash to pay distributions to you or that the amount of any such distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source and we may choose to pay distributions when we do not have sufficient cash flow from operations to fund such distributions. If we fund distributions from borrowings or the net proceeds from this offering, we will have less funds available for acquiring properties and other investments, and your overall return may be reduced. Furthermore, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

Our share redemption program contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from us or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate, and stockholders must generally hold their shares for a minimum of one year before they can participate in our share redemption program. In addition, our share redemption program generally provides that only funds received from the prior month’s distribution reinvestment plan may be used in the subsequent month to redeem shares. Moreover, the redemption price you are eligible to receive will depend on the length of time you have held the shares. Shares that have been held for a shorter period of time will be redeemed at a greater discount to the offering price. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without stockholder approval. Please see “Description of Capital Stock — Share Redemption Program” for a description of all of the terms and limitations associated with our share redemption program. As a result of these limitations, the redemption price you may receive upon any such redemption may not be indicative of the price our stockholders would receive if our shares were actively traded or if we were liquidated, and you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share redemption program or to third parties at a price that reflects the then current market value of the shares or at all.

We may not meet the minimum offering requirements for this offering and therefore you may not have access to your funds for one year from the date of this prospectus and you may not receive any interest on these funds.

If the minimum offering amount is not met before          , 2010, which is one year after the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, we are generally not required to hold your funds in an interest bearing account so you may not receive interest on your funds while they are held in escrow. Even if we do hold your funds in an interest bearing account, in the event the minimum offering requirements are not met, we will deduct our escrow costs from any earned interest prior to distributing those funds to you. Additionally, if the minimum offering requirements are met, any interest earned on your funds will be paid to us and you will not receive any credit, in the form of additional shares or otherwise, for such interest.

If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses would be higher (as a percentage of gross income) than if we are able to sell a greater number of shares which would have a material adverse effect on our profitability and therefore decrease our ability to pay distributions to you and the value of your investment.

We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers and certain offering and organizational expenses, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, would have a greater proportionate adverse impact on our profitability which would decrease our ability to pay distributions to you and the value of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.

Because our Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Greenberg Traurig, LLP has acted as counsel to us, our Advisor and our Dealer Manager in connection with this offering and, therefore, investors will not have the benefit of a due diligence review and investigation that might otherwise be performed by independent counsel which increases the risk of your investment. If any situation arises in which our interests are in conflict with those of our Dealer Manager or its affiliates, and we are required to retain additional counsel, we will incur additional fees and expenses.

Payments to the holder of the Special OP Units, the Participation Interest or any other OP Units will reduce cash available for distribution to our stockholders.

An affiliate of Hines has received OP Units in return for its $190,000 contribution to the Operating Partnership. Our Advisor or its affiliates may also choose to receive OP Units in lieu of certain fees. The holders of all OP Units will be entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of the OP Units will reduce the cash available for distribution to our stockholders. In addition, Hines Global REIT Associates Limited Partnership, the holder of the Special OP Units will be entitled to cash distributions, under certain circumstances, from sales of our real estate investments, refinancings and other sources which may reduce cash available for distribution to our stockholders and may negatively affect the value of our shares of common stock. Furthermore, under certain circumstances the Special OP Units, the Participation Interest and any other OP Units held by Hines or its affiliates are required to be repurchased, in cash at the holder’s election and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to our stockholders.

The fees we pay in connection with this offering and the agreements entered into with Hines and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, Dealer Manager, Hines and other affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including our Advisor and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, our Dealer Manager Agreement, and any property management and leasing agreements. A third party unaffiliated with Hines may be willing and able to provide certain services to us at a lower price.

We will pay substantial compensation to Hines, our Advisor and their affiliates, which may be increased during this offering or future offerings by our independent directors.

Subject to limitations in our articles, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines, our Advisor and their affiliates may increase during this offering or in the future from those described in “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest,” if such increase is approved by a majority of our independent directors.

We will pay our Advisor a fee on any debt financing made available to us, whether or not we utilize all or any portion of such debt financing; therefore our Advisor will have a conflict of interest in determining whether, and in what amount, we should obtain a debt financing.

We will pay our Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available under any other debt financing obtained by us. We will pay the debt financing fee on the aggregate amount available to us under any such debt financing, irrespective of whether any amounts are drawn down. Because of this, our Advisor will have a conflict in determining when to obtain debt financing and the amount to be made available thereunder.

We do not, and do not expect to, have research analysts reviewing our performance.

We do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our common stock relative to publicly traded companies.

The price you pay for our common shares in this offering may depend upon the broker-dealer or financial advisor executing the transaction.

Discounts will be available through certain financial advisers and broker-dealers under the circumstances described in “Plan of Distribution,” and you should ask your financial advisor and/or broker-dealer about the ability to receive such discounts. Accordingly, the aggregate selling commissions and dealer manager fees presented in the “Estimated Use of Proceeds” table will vary depending on the total amount of subscriptions to which discounts apply. If you purchase our shares at a discount, you will receive a higher percentage return on your investment than investors who do not purchase shares at such discount. With respect to shares purchased pursuant to our distribution reinvestment plan, you cannot receive a discount greater than 5% of the offering price of our shares, regardless of whether you have received a greater discount on shares purchased in the primary offering due to the volume of your purchases or otherwise. Accordingly, if you qualify for the discounts described in “Plan of Distribution,” you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered there under.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have not identified any probable investments, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to pay distributions may be negatively impacted, especially during our early periods of operation. Until such time as we have sufficient cash flow from operations, we may not be able to make, or may be limited in the amount that we can pay towards, distributions. As a result, investors who invest in us before we meet the minimum offering requirements, commence making real estate investments or generate significant cash flow may realize a lower rate of return than later investors.

We may use advances, deferrals or waivers of fees, from our Advisor or affiliates, borrowings and/or proceeds of this offering, or other sources to fund distributions to our stockholders and the ultimate repayment of this liability could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment.

In our initial quarters of operations, our cash flows from operations may be insufficient to fund distributions to stockholders. We may choose to use advances, deferrals or waivers of fees, if available, from our Advisor or affiliates, borrowings and/or proceeds of this offering or other sources to fund distributions to our stockholders. However, our Advisor and affiliates are under no obligation to advance funds to us or to defer or waive fees in order to support our distributions. If we do obtain advances or fee deferrals, borrow and/or use proceeds of this offering to pay distributions, the ultimate repayment of this liability could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially adversely impact the value of your investment. In addition, our Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your interest in Hines Global.

Risks Related to Our Business in General

Delays in purchasing properties or making other real estate investments with the proceeds received from this offering may result in a lower rate of return to investors.

As of the date of this prospectus we have not identified specific properties we will purchase, or other specific real estate investments we will make, with any of the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to locate and commit to purchase specific properties, or make investments, will be partially dependent on our ability to raise sufficient funds for such acquisitions and investments. We may be substantially delayed in making investments due to delays in:

•	the sale of our common shares,

•	obtaining debt financing,

•	negotiating or obtaining the necessary purchase documentation,

•	locating suitable investments or

•	other factors.

We expect to invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. We expect that the income we earn on these temporary investments will not be substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay for fees and expenses in connection with this offering and distributions. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for distributions.

The current national and world-wide economic slowdown, a lengthy recession and volatile market conditions could harm our ability to obtain loans, credit facilities and other financing we need to implement our investment strategy, which could negatively impact the return on our real estate and other real estate investments and could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Disruptions in the capital and credit markets like those experienced during 2008 could adversely affect our ability to obtain loans, credit facilities and other financing, which could negatively impact our ability to implement our investment strategy. Our access to such financing could be limited to the extent that banks and other financial institutions continue to experience shortages of capital and liquidity.

If these disruptions in the capital and credit markets continue for a lengthy period as a result of, among other factors, uncertainty, changing or increased regulation, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares redeemed under our share redemption program and reducing or eliminating distributions we make to you.

We believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by declining values in real estate. For example, a prolonged recession could negatively impact our real property investments as a result of increased tenant delinquencies and/or defaults under our leases, generally lower demand for rentable space, as well as potential oversupply of rentable space which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. Because we expect that some of our debt investments may consist of loans secured by real property, these same impacts could also negatively affect the underlying borrowers and collateral of assets that we own.

Declining real estate values would also likely reduce the level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our debt investments in the event of default because the value of our collateral may be insufficient to cover our basis in the investment.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from investments in our portfolio as well as our ability to originate and/or sell loans. In addition, to the extent that the current volatile market conditions continue or worsen, it may negatively impact our ability to both acquire and potentially sell any real estate investments we acquire at a price and with terms acceptable to us.

Our operations could be negatively affected to a greater extent if the current economic downturn is prolonged or becomes more severe, which would significantly harm our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

Until we invest the proceeds of the offering in real properties and other real estate investments, we may hold those funds in investments including money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. While we believe the funds are protected based on the quality of the investments and the quality of the institutions that hold our funds, continued or unusual declines in the financial markets could result in a loss of some or all of these funds. In particular, money market funds have recently experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, current cash flows from these investments is minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor until January 2010 when it will revert back to $100,000 per depositor per insured bank. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions substantially in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions, and if we do not have sufficient capital resources from such financings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our stockholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our stockholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid (or deemed paid) by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of distributions by us to our stockholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

Actions of our joint venture partners, including other Hines investment vehicles and third parties, could negatively impact our performance.

We may purchase or develop properties or other real estate investments or make investments in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties or other investments, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate or other real estate investments. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•	that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties or other investments held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partners or co-investors; or

•	that such partners or co-investors may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and may reduce our cash available for distribution to our stockholders.

Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the instrument being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase the loss to our company. Further, hedging transactions may reduce cash available for distribution to our stockholders.

We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results and Hines has limited experience in acquiring and operating certain types of real estate investments that the Company may acquire.

We are Hines’ second publicly-offered investment vehicle. We collectively refer to real estate joint ventures, funds and programs as investment vehicles. All but one of the previous investment vehicles of Hines and its affiliates were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs.

The past performance of other investment vehicles sponsored by Hines or its affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by Hines. In addition, Hines has limited experience in acquiring and operating certain types of real estate investments that the Company may acquire and therefore we may need to use third parties to source or manage investments in which Hines has limited experience. You should not rely on the past performance of other investment vehicles sponsored by Hines and its affiliates to predict or as an indication of our future performance.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. Our officers and the management of our Advisor also serve in similar capacities for numerous other entities. If Hines (or any of its key employees)

is distracted by these other activities or suffers from adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. We will not provide key-man life insurance policies for any of Hines’ key employees. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest — Employees of our Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks and other acts of violence, civilian unrest or war may negatively affect our operations and your investment in our shares. We may acquire real estate investments located in or that relate to real estate located in areas that are susceptible to attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. Further, even if we do obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism in the areas in which we acquire properties or other real estate investments could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans.

The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon the payment of rent and the return of our other investments which may be particularly vulnerable to uncertainty in the local economy. Increased economic volatility could adversely affect our tenants’ ability to pay rent or the return on our other investments or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Risks Related to Investments in Real Estate

Due to the risks involved in the ownership of real estate investments and real estate acquisitions, a return on your investment in Hines Global is not guaranteed, and you may lose some or all of your investment.

By owning our shares, stockholders will be subjected to significant risks associated with owning and operating real estate investments. The performance of your investment in Hines Global will be subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

In addition, we expect to acquire properties in the future, which subjects us to additional risks associated with real estate property acquisitions, including that:

•	the investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition, and

•	our projections or estimates with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate.

Any of these factors could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

A continued economic slowdown or rise in interest rates or other unfavorable changes in economic conditions in the markets in which we operate could adversely impact our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

The development of negative economic conditions in the markets in which we operate may significantly affect occupancy, rental rates and our ability to collect rent from our tenants which could have a material adverse impact on our cash flows, operating results and carrying value of investment property. For example, a continued recession or rise in interest rates could make it more difficult for us to lease real properties, may require us to lease the real properties we acquire at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also make it more difficult for us to dispose of these properties. Other risks that may affect conditions in the markets in which we operate include:

•	Local conditions, such as an oversupply of the types of properties we invest in or a reduction in demand for such properties in the area and

•	Increased operating costs, if these costs cannot be passed through to tenants.

International, national, regional and local economic climates may also be adversely affected should population or job growth slow. To the extent any of these conditions occurs in the markets in which we operate, market rents, occupancy rates and our ability to collect rents from our tenants will likely be affected. We could also face challenges related to adequately managing and maintaining our properties, should we experience increased operating costs. As a result, we may experience a loss of rental revenues, which may adversely affect our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Volatility in debt markets could impact future acquisitions and values of real estate investments potentially reducing cash available for distribution to our stockholders.

The commercial real estate debt markets have recently experienced volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold collateralized mortgage backed securities in the market. This is resulting in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. Should the overall availability of debt decrease and/or the cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, such factors will impact our ability to complete future acquisitions at prices, including financing terms, that are acceptable to us or at all. This may result in us being unable to complete future acquisitions or future acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution to our stockholders.

In addition, the state of debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate investments. A continuing recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of any real estate investments we make.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover required debt service payments and that we will be unable to meet other covenants or requirements in the credit agreements.

If we cannot meet our required debt obligations, the property or properties securing such indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and distribution payments.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay distributions. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped.

Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We may not have adequate coverage in the event we or our real estate investments suffer casualty losses. Additionally, we may not have access to capital resources to repair or reconstruct any damaged property. If we do not have adequate insurance coverage, or are unable to repair or reconstruct such properties, the value of our assets will be reduced as a result thereof.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism, earthquake, flood, hurricane and pollution or environmental matter insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may limit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

One of the risks of investing in real estate is the possibility that our investments will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other real estate investments. The following factors may affect income from such real estate investments, our ability to sell such investments and yields from such investments and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of the properties which we own or in which we otherwise have interests by eminent domain.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we may operate will compete with us in acquiring real estate investments and obtaining creditworthy tenants to occupy such properties or the properties owned by such investments. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or investments or lower our occupancy rates and the rent we may charge tenants.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a real estate investment for the long term. When we sell any of our real estate investments, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of real estate investments to our stockholders; for example, we may use such proceeds to:

•	purchase additional real estate investments;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to avoid such characterization and to take advantage of certain safe harbors under the Code, we may determine to hold our properties for a minimum period of time, generally two years.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We expect to invest in, or make investments in real estate investments that have interests in, properties historically used for industrial, manufacturing and commercial purposes. These properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected, substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA in all cases. Foreign jurisdictions may have similar requirements and any funds we use for ADA or similar compliance may affect cash available for distributions and the amount of distributions to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

If any of our properties has or develops mold we may be required to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. We may become liable to our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in, or real estate investments that invest in properties located in, a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. Your investment will therefore be subject to greater risk to the extent that we lack a geographically diversified portfolio. Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Risks related to the development of real properties may have an adverse effect on our results of operations and returns to our stockholders.

We, like other companies that invest in real properties, are subject to the risks associated with development and construction activities including the following:

•	Long periods of time may elapse between the commencement and the completion of our projects;

•	Our original estimates may not be accurate and our actual construction and development costs may exceed those estimates;

•	The developer/builder may be prohibited from indexing costs to inflation indices prevailing in the industry, or from indexing receivables;

•	The level of interest of potential tenants for a recently launched development may be low;

•	Construction materials and equipment may be unavailable or cost more than expected due to changes in supply and demand;

•	Construction and sales may not be completed on time, resulting in a cost increase;

•	We may not be able to acquire or we may pay too much for the land we acquire for new developments or properties;

•	Labor may be in limited availability; and

•	Changes in tax, real estate and zoning laws may be unfavorable to us.

In addition, our reputation and the construction quality of our real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space and grow. The timely delivery of real estate projects and the quality of our developments, however, depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us and the technical capabilities of our contractor. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.

We depend on a variety of factors outside of our control to build, develop and operate real estate projects. These factors include, among others, the availability of market resources for financing, land acquisition and project development. Any scarcity of market resources, including human capital, may decrease our development capacity due to either difficulty in obtaining credit for land acquisition or construction financing or a need to reduce the pace of our growth. The combination of these risks may adversely affect our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Delays in the development and construction of real properties may have adverse effects on portfolio diversification, results of operations and returns to our stockholders.

If we experience delays in the development of our real properties it could adversely affect your returns. When properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and our ability to pay distributions to you could suffer. If we are delayed in the completion of any such construction project, our tenants may have the right to terminate preconstruction leases for space at such newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects.

Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We may acquire retail properties in the future. Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we acquire retail properties, we may be restricted from re-leasing space.

Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

The opening of new competing assets near the retail or other assets that we acquire may require unplanned investments and may hinder our ability to renew our leases or to lease to new tenants, which could adversely affect us.

The construction of a new development in the areas surrounding any of our assets, including by affiliates, may affect our ability to lease space under favorable conditions. The arrival of new competitors in the immediate trade areas where we operate could require unplanned investments in our assets, which may adversely affect us.

We may also have difficulty in renewing leases or in leasing to new tenants, which may lead to a reduction in our cash flow and operating income, since the proximity of new competitors could divert existing or new tenants to such competitors, resulting in vacancies.

If we acquire hospitality or leisure properties, we will depend on others to manage those facilities.

In order to qualify as a REIT, we will not be able to operate any hospitality or leisure properties that we acquire or participate in the decisions affecting the daily operations of these properties. We will lease any hospitality or leisure properties we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors, potentially including Hines or its affiliates, that are not our subsidiaries or otherwise controlled by us to manage these properties. Thus, independent operators, under management agreements with our TRS, will control the daily operations of our hospitality, leisure and healthcare-related properties.

We will depend on these independent management companies to operate our hospitality or leisure properties. We will not have the authority to require these properties to be operated in a particular manner or to govern any particular aspect of the daily operations, such as establishing room rates at our hospitality or leisure properties. Thus, even if we believe our hospitality or leisure properties are being operated inefficiently or in a manner that does not result in satisfactory results, we may not be able to force the management company to change its method of operation of these properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected properties.

The hospitality or leisure industry is seasonal.

The hospitality or leisure industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we may own. Quarterly financial results may be adversely affected by factors outside our control.

The hospitality or leisure market is highly competitive and generally subject to greater volatility than our other market segments.

The hospitality or leisure business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure properties. The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

In the past, the commercial real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may have resulted in inflated purchase prices for such assets. To the extent we purchase real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets if the real estate market ceases to attract the same level of capital investment in the future as it has recently attracted, or if the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of our investments are otherwise negatively affected, the value of your investment may be lower.

Risks Related to Investments in Debt

Hines does not have substantial experience investing in mortgage, mezzanine, bridge or construction loans, B Notes, securitized debt or other debt related to properties in which we may invest which could adversely affect our return on our loan investments.

We may make investments in mortgage, mezzanine, bridge or construction loans, B-Notes, securitized debt or other debt related to properties if our Advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. However neither our Advisor nor any of its affiliates has any substantial experience investing in these types of loans and we may not have the expertise necessary to maximize the return on our investment in these types of loans.

If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments.

If we make or invest in loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We may invest in unsecured loans. Even with respect to loans secured by real property, we will not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of such underlying properties drop, our risk will increase with respect to secured loans because of the lower value of the security associated with such loans.

If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under our loans secured by real property, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the secured property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.

We may invest in B-Notes which are subject to additional risks as a result of the privately negotiated structure and terms of such transactions which may result in losses.

We may invest in B-Notes, which are typically secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A-Note secured by the same first mortgage on the same collateral. If a borrower defaults on a B-Note, A-Note holders would be paid first and there may not be sufficient funds remaining to repay us and other B-Note holders. B-Notes can vary in their structural characteristics and risks because each transaction is privately negotiated. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Moreover, because B-Notes are typically secured by a single property or group of related properties, such investments may not be as diversified as investments secured by a pool of properties and therefore may be subject to increased risks.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital in connection with acquisitions, developments or refinancings of real estate. In connection with such investments, there is a risk that the borrower may not achieve its investment objectives and that we may therefore not recover some or all of our investment in such bridge loans. For example, if we provide a bridge loan to a borrower who has identified an undervalued asset, either due to mismanagement of the underlying assets or as a result of what the borrowers deems to be a recovering market, and the market in which such asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. If the borrower is unable to obtain permanent financing to repay our bridge loan, we may lose some or all of our investment. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event we make a bridge loan to a borrower who defaults, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, it could adversely impact our business, results of operations, cash flows and financial ability and our ability to make distributions to you and value of your investment.

Non-conforming and non-investment grade loans are subject to an increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as “non-investment grade.” Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. Therefore, non-conforming and investment loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may adversely impact our business, results of operations, cash flows and financial ability and our ability to make distributions to you and value of your investment.

We may invest in commercial mortgage-backed securities, or CMBS, which are subject to all of the risks of the underlying mortgage loans and the additional risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

The securitization process CMBS go through may also result in additional risks. Generally, CMBS are issued in classes similar to mortgage loans. To the extent that we invest in a subordinate class, we will be paid interest only to the extent that there are funds available after paying the senior classes. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid and may not be paid at all. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may not ultimately prove to be accurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating assigned to such security which may result in the returns on any such CMBS investment to be less than anticipated.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine loans we may purchase in the future will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Risks Related to International Investments

We are subject to additional risks from our international investments.

We expect to purchase real estate investments located in, or related to assets located in, the United States and internationally, and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following additional risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.

Lack of compliance with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, pay-offs, theft and others, occur from time-to-time in countries in which we may do business. If our employees or other agents are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Risks Related to Organizational Structure

Your interest in Hines Global will be diluted by the Participation Interest and the Special OP Units and any other OP Units in the Operating Partnership and your interest in Hines Global may be diluted if we issue additional shares.

Hines Global owned a 5% general partner interest in the Operating Partnership as of January 14, 2009. Hines Global REIT Associates Limited Partnership owns the Participation Interest and the Special OP Units in the Operating Partnership, which was issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. Please see “The Operating Partnership — The Participation Interest” and “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” for a summary of this interest. Each increase in this interest will dilute your indirect investment in the Operating Partnership and, accordingly, reduce the amount of distributions that would otherwise be payable to you in the future. Please see “The Operating Partnership — Hypothetical Impact of the Participation Interest.”

Stockholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment if we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares, such as OP Units;

•	at the option of our Advisor, issue OP Units to pay for certain fees;

•	issue OP Units or common shares to our Advisor or affiliates in exchange for advances or deferrals of fees;

•	issue shares in a private offering; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Special OP Units, the Participation Interest and other OP Units) as required in our Advisory Agreement may discourage a takeover attempt.

Under certain circumstances, including, a merger, consolidation or sale of substantially all the assets of the Company or any similar transaction, a transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or the termination or non-renewal of our Advisory Agreement under various circumstances, at the election of Hines or its affiliates, the Operating Partnership is required to purchase the Special OP Units, the Participation Interest and any OP Units that Hines or its affiliates own for cash or our shares, at the election of the holder. Please see “Management — Our Advisor and Our Advisory Agreement — Removal of our Advisor.” These rights may deter these types of transactions which may limit the opportunity for stockholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us.

Hines’ ability to cause the Operating Partnership to purchase the Special OP Units, the Participation Interest and any other OP Units that it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.

Under certain circumstances, if the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Special OP Units, the Participation Interest or any other OP Units then held by such entities. Please see “Management — Our Advisor and Our Advisory Agreement — Removal of our Advisor.” Under these circumstances if the amount necessary to purchase Hines’ and its affiliates’ interests in the Operating Partnership is substantial, these rights could discourage or deter us from terminating our Advisory Agreement under circumstances in which we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.

We may issue, without stockholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including, in the case of preferred shares, a majority of our independent directors), our articles authorize our board of directors (without any further action by our stockholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. If we ever create and issue preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

Our board of directors determines our major policies and operations which increases the uncertainties faced by you.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our articles, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face, especially if our board of directors and you disagree as to what course of action is in your best interests.

The ownership limit in our articles may discourage a takeover attempt.

Our articles provides that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.8% of the number or value, whichever is more restrictive, of the aggregate of our outstanding shares or more than 9.8% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our stockholders, and thus may limit the opportunity for stockholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.8% of the number or value, whichever is more restrictive, of the aggregate of our outstanding shares, or 9.8% in number or value, whichever is more restrictive, of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

Provisions of the Maryland General Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person seeking the combination became an interested stockholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting shares (an “interested stockholder”);

•	any of our affiliates or associates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (also an “interested stockholder”); or

•	an affiliate of an interested stockholder.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Because our articles contains limitations on ownership of more than 9.8% of our common shares by a stockholder other than Hines or an affiliate of Hines, our board of directors has adopted a resolution presently opting out of the business combinations statute. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder.

We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act.

We are not registered as an “investment company” under the Investment Company Act of 1940. Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect to register as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company would be deemed to be an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. In that case we would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company.

In order to operate in a manner that will not require us to register as an investment company, we may be required to conduct our business in a manner that takes account of these provisions. We could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire.

It is possible that many of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities. For example, we may invest in commercial mortgage-backed securities. It is the position of the SEC staff that we must generally maintain at least 55% of our assets directly in qualifying real estate mortgages and other liens on and interests in real estate in order to remain exempt from having to register as an investment company (and to hold some additional assets in other real estate interests). Commercial mortgage-backed securities may or may not constitute qualifying real estate mortgage assets, depending on the characteristics of the commercial mortgage-backed securities, including the rights that we have with respect to the underlying loans. Our ownership of commercial mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

If we held investment securities and the value of these securities exceeded 40% of the value of our total assets, and no exemption from registration is available, we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “Risk Factors — Risks Related to Organizational Structure — We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

If Hines Global or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Potential Conflicts of Interest

We compete with affiliates of Hines for real estate investment opportunities and some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities.

Hines has existing real estate joint ventures, funds and programs, which we collectively refer to as investment vehicles, with investment objectives and strategies similar to ours. Because we compete with these investment vehicles for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other investment vehicles. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines investment vehicles, including us, to accept investment opportunities that meet certain defined investment criteria. Because we and other Hines investment vehicles rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to invest in, or we may only invest indirectly with or through another Hines affiliated investment vehicles in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another investment vehicles affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets.

Other than the rights described in the “Conflicts of Interest — Allocation of Investment Opportunities” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated investment vehicles, how to allocate such opportunities among us, Hines and other investment vehicles. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines investment vehicles have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities which we would otherwise pursue if we were the only investment vehicles sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other investment vehicles sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other investment vehicles, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities, and our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment may be adversely impacted thereby.

We may compete with other investment vehicles affiliated with Hines for tenants.

Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of these conflicts of interest.

Employees of our Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Pursuant to a contract with Hines, we rely on employees of Hines and its affiliates to manage and operate our business. Our officers and the officers and employees of our Advisor, Hines and its affiliates hold similar positions in numerous entities and they may not allocate adequate time to service our needs. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Hines and its affiliates are general partners and sponsors of other investment vehicles having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other investment vehicles and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of our Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other investment vehicles, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

We may in the future acquire properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.

We expect that Hines will manage many of the properties we acquire directly as well as many of the properties we acquire an indirect interest in as a result of investments in Hines affiliated entities. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

Hines and our Advisor manage our day-to-day operations and properties pursuant to an advisory agreement. This agreement was not negotiated at arm’s length and certain fees payable by us under such agreement are paid regardless of our performance.

Hines and its affiliates may be in a conflict of interest position as to matters relating to this agreement. Examples include the computation of fees and reimbursements under such agreements, the enforcement, renewal and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

All of our officers and non-independent directors are also officers and directors of our Advisor and/or other entities controlled by Hines. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our stockholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our officers and directors have limited liability.

Generally, we are obligated under our articles to indemnify our officers and directors against certain liabilities incurred in connection with their services. We plan to execute indemnification agreements with each officer and director prior to the commencement of this offering pursuant to an effective registration statement. Pursuant to these indemnification agreements we will agree to indemnify our officers and directors for any such liabilities that they incur. These indemnification agreements, as well as the indemnification provisions in our articles, could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. In addition, there could be a potential reduction in distributions resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. You should read the section of this prospectus under the caption “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for more information about the indemnification of our officers and directors.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders.

Risks Related to Taxes

If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted.

We intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending on December 31, 2009. We have received the opinion of our special U.S. federal income tax counsel, Greenberg Traurig, LLP, in connection with this offering and with respect to our qualification as a REIT, although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and is not binding on the Internal Revenue Service or any court. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. See “Material Tax Considerations — Requirements for Qualification as a REIT.”

Investments in foreign real property may be subject to foreign currency gains and losses. Foreign currency gains may not be qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. We may not be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay distributions to our stockholders could be adversely affected.

We believe that the Operating Partnership will be treated as a partnership, and not as an association or a publicly traded partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or repurchase of partnership units in the Operating Partnership. Please see “Risk Factors — Risks Related to Taxes — If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted” above. However, if the Internal Revenue Service made the determination that the Operating Partnership should be taxed as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute non-deductable distributions in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT and the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

These topics are discussed in greater detail in the “Material Tax Considerations — Tax Aspects of the Operating Partnership” section of this prospectus.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distribution distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to read the “Material Tax Considerations — Taxation of Tax Exempt Entities” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors may realize taxable income without receiving cash distributions.

If you participate in the distribution reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain distribution distributions allocable to shares you own, even though you receive no cash because such distributions and/or distributions are reinvested. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities exchange and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the “Material Tax Considerations — Taxation of Foreign Investors” section of this prospectus for a further discussion of this issue.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay distributions to our stockholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid paying federal income tax and/or the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Entities through which we hold foreign real estate investments are, in most cases, subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

Under current law, qualifying corporate distributions received by individuals prior to 2011 are subject to tax at a maximum rate of 15%. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay distributions that are not formed as REITs.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, but cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. We might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization if a sale-leaseback transaction were so recharacterized. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation. Failure to qualify as a REIT may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

We must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets in order to ensure our qualification as a REIT. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Material Tax Considerations — Operational Requirements — Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

The failure of a mezzanine loan or any other loan which is not secured by a mortgage on real property to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT. Similarly any other loan which we make which is not secured by a mortgage on real property may fail to qualify as a real estate asset for purposes of the Federal Income tax REIT qualification tests and therefore could adversely affect our ability to qualify as a REIT.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Risks Related to ERISA

If our assets are deemed to be ERISA plan assets, our Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If our Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

•	Your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Your investment will not impair the liquidity of the plan or IRA;

•	Your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk exists that actual results will differ materially from the expectations expressed in this prospectus and this risk will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ESTIMATED USE OF PROCEEDS

The table on the following page sets forth information about how we intend to use the proceeds raised in this offering and assumes we sell:

•	the minimum $2,000,000 in common stock pursuant to this primary offering but issue no shares under our distribution reinvestment plan; and

•	the maximum $3,000,000,000 in common stock pursuant to this primary offering but issue no shares under our distribution reinvestment plan.

We have not given effect to any other special sales or volume discounts which could also reduce the selling commissions and dealer manager fees. We also have not included the proceeds from our distribution reinvestment plan which may be used for redemptions or other purposes.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering. Please see “Risk Factors — Risks Related to Investing in this Offering — If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses would be higher (as a percentage of gross income) than if we are able to sell a greater number of shares which would have a material adverse effect on our profitability and therefore decrease our ability to pay distributions to you and the value of your investment.”

Many of the amounts set forth below represent management’s best estimates as these amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

Assuming we raise the maximum offering proceeds pursuant to this offering, excluding proceeds from the sale of shares offered under our distribution reinvestment plan, we expect that approximately 89.2% of the money you invest will be used to make real estate investments and to pay acquisition fees and expenses related to those investments. The balance will be used to pay selling commissions, the dealer manager fee and issuer costs.

We have not identified the investments we will make with all of the proceeds of this offering.

			Maximum Offering
	Minimum Offering		$3,000,000,000 in Shares(2)
	$2,000,000 in Shares(1)		Amount	Percentage

GROSS PROCEEDS	$2,000,000	100%	$3,000,000,000	100%
Less Expenses:
Selling Commissions(3)	$150,000	7.5%	$225,000,000	7.5%
Dealer Manager Fees(4)	$50,000	2.5%	$75,000,000	2.5%
Issuer Costs(5)	$100,000	5.0%	$24,413,050	0.8%

Total Expenses	$300,000	15.0%	$324,413,050	10.8%

NET PROCEEDS AVAILABLE FOR INVESTMENT	$1,700,000	85.0%	$2,675,586,950	89.2%
Less:
Acquisition Fees on Investments(6)(7)	$33,176	1.7%	$52,227,195	1.7%
Acquisition Expenses(7)(8)	$8,000	0.4%	$12,000,000	0.4%
Working Capital Reserve	$—	—%	$—	—%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$1,658,824	82.9%	$2,611,359,755	87.0%

(1)	Assumes we sell the minimum of $2,000,000 in common shares in our primary offering but issue no shares in our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(2)	Assumes we sell the maximum $3,000,000,000 in our common shares in our primary offering but issue no shares under our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(3)	We will pay our Dealer Manager selling commissions of up to 7.5% of the gross offering proceeds raised in our primary offering for sales of our common shares and up to 7.0% of the gross offering proceeds raised in our primary offering may be reallowed to participating broker dealers. We will not pay selling commissions for shares issued pursuant to our distribution reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(4)	We will pay our Dealer Manager a dealer manager fee of up to 2.5% of the gross offering proceeds raised in our primary offering for sales of our common shares, and up to 1.5% of the gross offering proceeds raised in our primary offering may be reallowed to participating broker dealers as marketing fees, in part to cover fees and costs associated with conferences sponsored by participating broker dealers and to defray other distribution-related costs and expenses of participating broker dealers. We will not pay the dealer manager fee for shares issued pursuant to our distribution reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(5)	In addition to paying selling commissions and the dealer manager fee we will pay the issuer costs incurred by us directly or indirectly through our Advisor and its affiliates, which expenses are expected to consist of, among other costs, expenses of organizing the Company, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs.

(6)	We will pay an acquisition fee of 2.0%, payable in cash or OP Units, of (i) the purchase price of real estate investments acquired or originated directly by us, including any debt attributable to such investments, and (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate related investments held by that entity. For purposes of this table we have assumed that we will not use debt when making real estate investments and will pay all acquisition fees in cash. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering, pay all acquisition fees in cash, and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $103,929,765 or approximately 3.5% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Acquisition expenses include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired.

We will pay our Advisor 1.0%, payable in cash or OP Units, of the amount of any debt financing obtained or assumed by us or made available to us or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures. Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions or otherwise available to us or our joint ventures and the portion of the fee paid in cash and therefore cannot be determined at the present time. In the event we raise the maximum $3,000,000,000 pursuant to the primary offering, pay all debt financing fees in cash and all of our real estate investments are 50% leveraged, the total debt financing fees payable in connection with our investments will be $26,755,870. To the extent that debt financing fees and financing expenses are paid out of the proceeds of such borrowings, we will not need to use offering proceeds for such payments.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to Hines, our Advisor and other Hines affiliates may increase or decrease during or after this offering, if such increase or decrease is approved by a majority of our independent directors.

MANAGEMENT

Management of Hines Global

We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the identification and acquisition of our properties, subject to the board’s supervision. We have retained Hines or an affiliate of Hines to perform property management for our properties. We have retained our Dealer Manager to manage activities relating to the offering of our shares.

Our Officers and Directors

As of the date of this preliminary prospectus, we have a total of three directors on our board of directors, none of which is independent. However, prior to commencing this offering pursuant to an effective registration statement, we will have a total of seven directors, four of whom will be independent of us, our Advisor and our respective affiliates. Prior to the commencement of this offering, our full board of directors will determine that each of our independent directors will be independent within the meaning of (i) the applicable provisions set forth in our articles, (ii) the applicable requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange, or NYSE, the independence rules set forth in the NYSE Listed Company Manual. Our board will apply the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Other than our future independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Risks Related to Potential Conflicts of Interest.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our stockholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.

The following sets forth information about our directors and executive officers as of the date of this preliminary prospectus:

Name	Age	Position and Office with Hines Global

Jeffrey C. Hines	53	Director and Chairman of the board of directors
C. Hastings Johnson	60	Director
Charles M. Baughn	54	Director
Charles N. Hazen	48	President and Chief Executive Officer
Sherri W. Schugart	43	Chief Financial Officer
Edmund A. Donaldson	39	Chief Investment Officer
Frank R. Apollo	42	Senior Vice President — Finance; Treasurer and Secretary
Kevin L. McMeans	44	Asset Management Officer
Ryan T. Sims	37	Chief Accounting Officer

Jeffrey C. Hines.  Mr. Hines joined Hines in 1981. Mr. Hines serves as our Chairman of the Board of Directors and Chairman of the managers of the general partner of our Advisor. Mr. Hines has also been the Chairman of the board of directors of the Hines Real Estate Investment Trust, Inc., which we refer to as Hines REIT, Chairman of the managers of the general partner of the Advisor of Hines REIT and a member of the management board of the Hines US Core Office Fund LP, which we refer to as the Core Fund, since August 2003. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President of the general partner of Hines in 1990 and Chief Executive Officer of the general partner of Hines in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of 238 projects valued at approximately $22.9 billion. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.

C. Hastings Johnson.  Mr. Johnson joined Hines in 1978. Mr. Johnson serves as a member of our board of directors and a member of the managers of the general partner of our Advisor. Mr. Johnson has also been a member of the board of directors of Hines REIT, a manager of the general partner of the Advisor of Hines REIT, and a member of the management board of the Core Fund since August 2003. In addition, he has served as Vice Chairman of the general partner of Hines since January 2008 and Chief Financial Officer of the general partner of Hines since 1992. In these roles, he is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Prior to becoming Chief Financial Officer of the general partner of Hines, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $37 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

Charles M. Baughn.  Mr. Baughn joined Hines in 1984. Mr. Baughn serves as a member of our board of directors and as a manager of the general partner of our Advisor. Mr. Baughn has also been a member of the board of directors of Hines REIT since April 2008 and a manager of the general partner of the Advisor of Hines REIT since August 2003. Mr. Baughn also served as Chief Executive Officer of Hines REIT from August 2003 through April 1, 2008. He has also served as an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines since April 2001 and, as such, is responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn is also a member of the management board of the Core Fund. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

Charles N. Hazen.  Mr. Hazen joined Hines in 1989. Mr. Hazen serves as President and Chief Executive Officer for us and the general partner of our Advisor and is responsible for overall management of our business strategy and operations. Mr. Hazen has also been the President of Hines REIT and President of the general partner of the Advisor of Hines REIT since August 2003. He also served as Chief Operating Officer for Hines REIT and the general partner of the Advisor of Hines REIT from August 2003 to April 1, 2008 when he became Chief Executive Officer. He has also been a Senior Vice President of the general partner of Hines since July 2000, the President and a member of the management board of the Core Fund and a director of our Dealer Manager since August 2003. During his tenure at Hines he has participated in more than $9 billion of office, retail and industrial investments in the U.S. and abroad and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart.  Ms. Schugart joined Hines in 1995. Ms. Schugart serves as Chief Financial Officer for us and the general partner of our Advisor. Ms. Schugart has also been the Chief Financial Officer of Hines REIT and the general partner of the Advisor of Hines REIT since August 2003 and the Chief Financial Officer of the Core Fund since July 2004. In these roles, her responsibilities include oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions. She has also been a Senior Vice President of the general partner of

Hines since October 2007 and has served as a director of our Dealer Manager since August 2003. Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.

Edmund A. Donaldson.  Mr. Donaldson joined Hines in 1994. Mr. Donaldson serves as Chief Investment Officer for us and the general partner of our Advisor. Mr. Donaldson has also been the Chief Investment Officer for Hines REIT and the general partner of the Advisor of Hines REIT since April 2008. In these roles, he is responsible for management of the real estate acquisition program. He has also served as a Senior Vice President of the general partner of Hines since October 2007 and the Senior Investment Officer and member of the management board of the Core Fund since August 2003. He has been responsible for the acquisition of over $7 billion in assets for various Hines affiliates. He also has been instrumental in the investment and management of the combined capitalization of $825 million of the Hines 1997 U.S. Office Development Fund, L.P. and the Hines 1999 U.S. Office Development Fund, L.P. He was also responsible for the investment and management of Hines Suburban Office Venture, L.L.C. formed in January 2002 with a total capital commitment of $222 million. He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Frank R. Apollo.  Mr. Apollo joined Hines in 1993. Mr. Apollo serves as Senior Vice President — Finance; Treasurer and Secretary for us and the general partner of our Advisor. Mr. Apollo has also been the Senior Vice President — Finance; Treasurer and Secretary for Hines REIT and the general partner of the Advisor of Hines REIT and Senior Vice President — Finance of the Core Fund since he was elected to these positions in April 2008. In these roles, he is responsible for overseeing portfolio financial management, debt financings, treasury and liquidity management and legal and corporate governance. He served as Chief Accounting Officer, Treasurer and Secretary for Hines REIT from August 2003 to April 2008 and Chief Accounting Officer of the Core Fund from July 2004 to April 2008. His responsibilities in these positions included accounting, financial reporting, legal and corporate governance. He has also served as a Vice President of the general partner of Hines since 1999 and as the Vice President, Treasurer, and Secretary of our Dealer Manager since August 2003 and, as a result, is responsible for all financial operations of our Dealer Manager. Prior to holding these positions, Mr. Apollo served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations, the Vice President and Regional Controller for Hines’ European Region and the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Kevin L. McMeans.  Mr. McMeans joined Hines in 1992. Mr. McMeans serves as Asset Management Officer for us and the general partner of our Advisor. Mr. McMeans has also been the Asset Management Officer of Hines REIT and the general partner of the Advisor of Hines REIT since April 2008. He has also served as the Asset Management Officer of the Core Fund since July 2004. In these roles, he will be responsible for overseeing the management of the various investment properties owned by each of the funds. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing in excess of $800 million of debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the audit department. He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.

Ryan T. Sims.  Mr. Sims joined Hines in August 2003. Mr. Sims serves as Chief Accounting Officer for us and the general partner of our Advisor. Mr. Sims has also been the Chief Accounting Officer of Hines REIT, the general partner of the Advisor of Hines REIT and the Core Fund since he was elected to these positions in April 2008. In these roles, he is responsible for the management the accounting, financial reporting and SEC reporting functions, as well as oversight of the Sarbanes-Oxley compliance program. He is also responsible for establishing the accounting policies and ensuring compliance with those policies. He has also previously served as a Senior Controller for Hines REIT and the general partner of the Advisor of Hines REIT from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

Our Board of Directors

Prior to the date of our final prospectus, our board of directors will review and unanimously ratify our articles and adopt our bylaws. Our articles and bylaws allow for a board of directors with no fewer than three directors and no more than ten directors, of which a majority must be independent directors. We currently have three directors, and expect to have seven directors, including four independent directors, prior to commencing this offering pursuant to an effective registration statement. Directors will be elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director will serve until the next annual meeting of stockholders or (if longer) until his or her successor has been duly elected and qualifies.

Although the number of directors may be increased or decreased, subject to the limits of our articles, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal or resignation of a director or an increase in the number of directors may be filled only by a majority vote of the remaining directors, even if the remaining directors do not constitute a quorum. Where possible, independent directors must nominate replacements for vacancies required to be filled by independent directors.

An “independent director” is defined under our articles and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•	ownership of an interest in Hines, our Advisor or their affiliates other than Hines Global or any other affiliate with securities registered under the Exchange Act;

•	employment by Hines or our Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or our Advisor or their affiliates other than as a director of Hines Global or any other affiliate with securities registered under the Exchange Act;

•	performance of services for us, other than as a director, or any of its affiliates with securities registered under the Exchange Act;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or organized by Hines; or

•	maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates. A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•	the director was employed by us or Hines within the last three years;

•	an immediate family member of the director was employed by us or Hines as an executive officer within the last three years;

•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period within the last three years in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is a current partner or employee of a firm that is our or Hines’ internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our or Hines’ audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•	the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of our or Hines’ present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our directors are accountable to us and our stockholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director reasonably believes to be in the best interest of us and our stockholders. Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on our Advisor. Therefore, our directors will be dependent on our Advisor and information they receive from our Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate our Advisor and its affiliates. Please see “Risk Factors — Risks Related to Our Business in General — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Risks Related to Potential Conflicts of Interest.”

Our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our articles.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors may determine from time to time during or after this offering to increase or decrease the fees and expenses payable to Hines, our Advisor and other Hines affiliates. The independent directors will also be responsible for reviewing the performance of our Advisor and determining that the compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of our Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to our Advisor in relation to the size, composition and performance of our investments;

•	the success of our Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by our Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by our Advisor for its own account; and

•	other factors related to managing a public company, such as stockholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

Our directors and their affiliates may not vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either the removal of our Advisor, any director and any of their affiliates, or any transaction between us and our Advisor, any director or any of their affiliates. Any shares owned by our directors and their affiliates will be excluded in determining the requisite percentage in interest of shares necessary to approve any such matter.

Committees of the Board of Directors

Our full board of directors generally considers all major decisions concerning our business. Our articles and bylaws provide that our board may establish such committees as the board believes appropriate. We currently have three directors on our board of directors, all of whom are affiliated. However, as of the effective date of the registration statement of which this prospectus forms a part, we intend to have seven directors on our board of directors, four of whom will be independent. Our board of directors intends to establish an audit committee, conflicts committee, nominating and corporate governance committee and compensation committee. The board of directors intends for the independent directors to be the sole members of all of these committees so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. The board of directors intends to adopt written articles for each of these committees. A copy of each such articles, when adopted, will be available on our website, www.          .com.

Audit Committee

Members of the audit committee will be appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify, or until their earlier death, retirement, resignation or removal. The audit committee will review the functions of our management and independent registered public accounting firm pertaining to our financial statements and performs such other duties and functions deemed appropriate by the board. The audit committee will be ultimately responsible for the selection, evaluation and replacement of our independent registered public accounting firm. As of the effective date of the registration statement of which this prospectus forms a part, the audit committee will be comprised of members of our board of directors who are all independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the rules of the NYSE. In addition, at least one of the members of the audit committee will be an “audit committee financial expert” within the meaning of the applicable rules promulgated by the Securities and Exchange Commission. Unless otherwise determined by the board of directors, no member of the committee will serve as a member of the audit committee of more than two other public companies.

Conflicts Committee

Members of the conflicts committee will be appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. The primary purpose of the conflicts committee will be to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Hines, or reduce the risks related thereto.

The conflicts committee will review and approve specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The conflicts committee will be responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of our Advisory Agreement between us and our Advisor. The conflicts committee will also be responsible for reviewing: our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates, and any Liquidity Events proposed or recommended by our Advisor. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Affiliate Transaction Policy” section of this prospectus. The conflicts committee will also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

Compensation Committee

Members of the compensation committee will be appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. The committee will meet as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee will be to oversee our compensation programs. The committee will review the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, produce an annual report to be included in our annual proxy statement.

Nominating and Corporate Governance Committee

Members of the nominating and corporate governance committee will be appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. This committee will:

•	assist our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommend candidates to our board of directors to fill vacancies on the board;

•	recommend committee assignments for directors to the full board;

•	periodically assess the performance of our board of directors;

•	review and recommend appropriate corporate governance policies and procedures to our board of directors; and

•	review and monitor our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Compensation Committee Interlocks and Insider Participation

We do not expect that any of our executive officers will serve as a director or member of the compensation committee of an entity whose executive officers include a member of our compensation committee.

Compensation of Directors

Our compensation committee will design our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board will require a substantial time commitment as well as broad expertise in the fields of real estate and real estate investment. The compensation committee will balance these considerations with the principles that our director compensation program should be transparent and should align directors’ interests with those of our stockholders.

We will pay our independent directors an annual fee of $40,000, (to be prorated for a partial term) and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We intend to pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of our conflicts committee;

•	$6,000 to the Chairperson of our audit committee;

•	$3,000 to the Chairperson of our compensation committee; and

•	$3,000 to the Chairperson of our nominating and corporate governance committee.

All directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. We also maintain a directors and officers liability insurance policy.

An indemnification provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Except as prohibited by Maryland law and as set forth below, our articles limit the personal liability of our directors and officers to us and our stockholders for monetary damages and provide that a director or officer will be indemnified and advanced expenses in connection with legal proceedings.

In spite of the above provisions of the Maryland General Corporation Law, the articles of Hines Global provide that our directors will be indemnified by us for loss or liability suffered by them and held harmless for loss or liability suffered by us only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our Advisor and its affiliates will also be subject to the limitations on indemnification to which the non-independent directors are subject, as described above.

The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our stockholders against our officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

Our articles provide that the advancement of funds to our directors, our Advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party seeking advancement provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification according to our articles; and

•	the party seeking advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Operating Partnership has agreed to indemnify and hold harmless our Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our Advisory Agreement and any Property Management and Leasing Agreement, subject to the limitations contained in such agreements. Please see “Management — Our Advisor and Our Advisory Agreement — Indemnification” and the “Management — Hines and Our Property Management and Leasing — The Hines Organization — Indemnification” sections below. The Operating Partnership must also indemnify Hines Global and its directors, officers and employees in Hines Global’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”

We have entered into indemnification agreements with our officers and directors. These agreements provide our officers and directors with a contractual right to indemnification to substantially the same extent they enjoy mandatory indemnification under our articles.

Our Advisor and Our Advisory Agreement

Our Structure

The following chart illustrates what we expect to be our general structure with Hines and its affiliates as of the effective date of this prospectus:

Our Advisor is an affiliate of Hines. Its address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by our Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the general partner of our Advisor. The following table sets forth information regarding the managers and executive officers of the general partner of our Advisor. The biography of each of these managers and executive officers is set forth above.

Name	Age	Position and Office with the General Partner of our Advisor

Jeffrey C. Hines	53	Chairman of the Managers
C. Hastings Johnson	60	Manager
Charles M. Baughn	54	Manager
Charles N. Hazen	48	President and Chief Executive Officer
Sherri W. Schugart	43	Chief Financial Officer
Edmund A. Donaldson	39	Chief Investment Officer
Frank R. Apollo	42	Senior Vice President — Finance; Treasurer and Secretary
Kevin L. McMeans	44	Asset Management Officer
Ryan T. Sims	37	Chief Accounting Officer

Duties of Our Advisor

We do not have any employees. We will enter into an advisory agreement with our Advisor. Pursuant to this agreement we will appoint our Advisor to manage, operate, direct and supervise our operations. In connection with managing our operations, our Advisor will face conflicts of interest. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest.” Therefore, our Advisor and its affiliates will perform our day-to-day operational and administrative services. Our Advisor will be subject to the supervision of our board of directors and will provide only the services that are delegated to it. Our independent directors will be responsible for reviewing the performance of our Advisor and determining that the compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of our Advisory Agreement are being carried out. The services for which our Advisor will receive fees and reimbursements under our Advisory Agreement include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•	coordination of the due diligence process relating to participating broker dealers and their review of any Prospectus and other offering and Company documents;

•	creation and implementation of various technology and electronic communications related to this offering;

•	along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to this offering, whether performed and incurred by our Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our real estate investments and investment objectives and policies;

•	subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of real estate investments; and (iii) acquire real estate investments on our behalf;

•	oversee the due diligence process;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our Advisor or its affiliates), where appropriate, concerning the value of contemplated investments of the Company; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Advisor deems necessary to the proper performance of its obligations under our Advisory Agreement, including but not limited to consultants, accountants, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Advisor necessary or desirable for the performance of any of the services under our Advisory Agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Advisor or its affiliates) where appropriate, concerning the value of investments of the Company;

•	monitor and evaluate the performance of our investments, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

•	coordinate with any property manager;

•	coordinate and manage relationships between the Company and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for the day-to-day operations of the Company;

•	from time-to-time, or at any time reasonably requested by the directors, make reports to the directors on our Advisor’s performance of services to the Company under our Advisory Agreement;

•	coordinate with the Company’s independent accountants and auditors to prepare and deliver to the Company’s audit committee an annual report covering our Advisor’s compliance with certain aspects of our Advisory Agreement;

•	provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain accounting data and any other information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the

Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of the Company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company;

•	provide the Company will all necessary cash management services;

•	manage and coordinate with the transfer agent the distribution process and payments to stockholders;

•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•	provide the officers and directors with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including the Sarbanes-Oxley Act.

Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and service.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms, arrange and execute financing agreements;

•	manage relationships between the Company and its lenders; and

•	monitor and oversee the service of our debt facilities and other financings.

Disposition Services

•	consult with the board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or Liquidity Events; and

•	structure and negotiate the terms and conditions of transactions pursuant to which real estate investments may be sold.

Term of Our Advisory Agreement

The current term of our Advisory Agreement will end one year after the date of this prospectus, and our Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties.

Renewals of the agreement must be approved by a majority of our independent directors. Additionally, our Advisory Agreement may be terminated:

•	immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligently breaches its fiduciary duty to us, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of our Advisory Agreement by our Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by our Advisor upon 60 days’ written notice; or

•	immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of our Advisory Agreement by us, which remains uncured after 10 days’ written notice.

For more information regarding a decision by our board of directors to terminate (or elect not to renew) our Advisory Agreement, please see “Management — Our Advisor and our Advisory Agreement — Removal of our Advisor,” “The Operating Partnership — Repurchase of Special OP Units, the Participation Interest or other OP Units held by Hines and its Affiliates Under Certain Circumstances” and “Risk Factors — Risks Related to Organizational Structure — Hines’ ability to cause the Operating Partnership to purchase the Special OP Units, the Participation Interest and any other OP Units that it and its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.” In the event that a new advisor is retained, our Advisor will cooperate with us and our board of directors in effecting an orderly transition of our Advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our Advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. Our Advisory Agreement also provides that in the event our Advisory Agreement is terminated, we will promptly change our name and cease doing business under or using the name “Hines” (or any derivative thereof), upon the written request of Hines.

Compensation

Our Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. The compensation, expense reimbursements and other payments payable to our Advisor and its affiliates may increase or decrease during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” for a description of these matters. In the event our Advisory Agreement is terminated, our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “Management — Our Advisor and our Advisory Agreement — Removal of our Advisor” and “The Operating Partnership — Repurchase of Special OP Units, the Participation Interest or other OP Units held by Hines and its Affiliates Under Certain Circumstances” for information regarding additional payments the Company may be required to make to our Advisor and other affiliates of Hines in connection with the termination or non renewal of our Advisory Agreement and in certain other events.

We will reimburse our Advisor or its affiliates for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	all organization and offering costs, including expenses of organizing the Company, actual legal, accounting, bona fide out-of-pocket itemized due diligence expenses, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering related expenses;

•	acquisition expenses incurred in connection with the selection and acquisition of assets, including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•	expenses incurred in connection with obtaining debt financing for the Company;

•	the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with our Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

•	out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and stockholders;

•	personnel and related employment direct costs and overhead of our Advisor and its affiliates in performing stockholder services for existing stockholders such as (1) managing communications with stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications, and (2) establishing reasonable technology infrastructure to assist in providing stockholder support and service;

•	out-of-pocket expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

•	third-party audit, accounting and legal fees, tax services, fees related to compliance with the Sarbanes-Oxley Act of 2002 and other fees for professional services relating to the operations of the Company and all such fees incurred at the request of, or on behalf of, our independent directors or any committee of our board of directors;

•	personnel and related employment direct costs and overhead of our Advisor and its affiliates in connection with providing professional services for us in-house, including legal services, tax services, internal audit services, technology related services and services in connection with compliance with Sarbanes-Oxley Act of 2002;

•	out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances;

•	expenses incurred in connection with disposition services; and

•	all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by our Advisor in performing its duties under our Advisory Agreement.

Except as provided above, the expenses and payments subject to reimbursement by the Company to our Advisor do not include personnel and related direct employment or overhead costs of our Advisor or its affiliates, unless such costs are approved by a majority of our independent directors. If (1) we request that our Advisor perform services that are outside of the scope of our Advisory Agreement or (2) there are changes to the regulatory environment in which our Advisor or Company operates that would increase significantly the level of services performed by our Advisor, such that the costs and expenses borne by our Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under our Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by our Advisor and our independent directors, subject to the limitations contained in our articles.

Reimbursements by our Advisor

Our Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves), unless our independent directors determine that such excess was justified.

Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our articles which include:

•	expenses of raising capital such as organization and offering costs, legal, audit, accounting, tax services, costs related to compliance with Sarbanes Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	incentive fees;

•	distributions made with respect to interests in the Operating Partnership; and

•	all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of assets (such as real estate commissions, disposition fees, acquisition and debt financing fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

Our Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, our Advisor. Please see “Management — Our Board of Directors” for factors that the independent directors must consider in connection with this review.

Our Advisor has the right to assign our Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign our Advisory Agreement without the consent of our Advisor.

Indemnification

The Operating Partnership has agreed to indemnify and hold harmless our Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our articles or the partnership agreement of the Operating Partnership, provided that: (i) our Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) our Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of our Advisor or resulted from a breach of the agreement by our Advisor.

Any indemnification made to our Advisor may be made only out of our net assets and not from our stockholders. Our Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of our Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but our Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by our Advisor.

Removal of our Advisor

Following the occurrence of: (i) a listing of our shares on a national securities exchange, (ii) a merger, consolidation or sale of substantially all of the assets of the Company or any similar transaction or any transaction pursuant to which a majority of our directors then in office are replaced or removed, or (iii) the termination or nonrenewal of our Advisory Agreement other than by our Advisor, the Operating Partnership may be required to repurchase all or a portion of the Special OP Units, the Participation Interest and any other OP Units then owned by Hines or any entity affiliated with Hines. If any such event occurs, the Special OP Units may convert to OP Units and, at the election of the holder, we will be required to repurchase those OP Units, the Participation Interest and any other OP Units held by Hines or its affiliates. The right to elect consideration in the form of our shares in lieu of cash will generally be at the option of the holder. The purchase price for such repurchase will depend on the triggering event. If the triggering event is a listing of our shares on a national securities exchange, the purchase price will be based on the average share price of our shares for a specified period. In the case of a merger, consolidation or sale of substantially all of the assets of the Company or any similar transaction, the purchase price will be based on the value of the consideration received or to be received by us or our shareholders on a per share basis. If pursuant to a transaction in which a majority of our directors then in office are replaced or removed or, in the event, we or the Operating Partnership terminate or do not renew our Advisory Agreement, then the purchase price will be based on the net asset value of the Operating Partnership assets as determined by an independent valuation. Please see “Risk Factors— Risks Related to Organizational Structure — The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Special OP Units, the Participation Interest and other OP Units) as required in our Advisory Agreement may discourage a takeover attempt.” The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the Special OP Units, the Participation Interest or OP Units (as applicable) held by such holder.

Hines and Our Property Management and Leasing

We expect that Hines or an affiliate of Hines will manage many of the properties we acquire in the future.

The Hines Organization

General

Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 50 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Please see the “Hines Timeline” included as Appendix E for additional information about the history of Hines. Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 28 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.

Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors —

Risks Related to Our Business in General — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

From inception through December 31, 2007, Hines, its predecessor and their respective affiliates have acquired or developed more than 800 real estate projects representing approximately 250 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2007, the portfolio of Hines and its affiliates consisted of approximately 238 projects valued at approximately $22.9 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Included in this portfolio are approximately 138 properties managed by Hines, representing approximately 59.2 million square feet. In addition, Hines manages a portfolio of approximately 137 properties with about 60.8 million square feet owned by third parties in which Hines has no ownership interest. The total square feet Hines manages is approximately 120.0 million square feet located in 69 cities in the United States and 15 foreign countries.

The following table sets forth the history of the number of square feet under Hines’ management:

Commercial Real Estate Managed by Hines and its Affiliates

The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office as of December 31, 2007:

The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

		Number of
		Years with
Name	Age	Hines	Position

Gerald D. Hines	83	51	Chairman of the Board
Jeffrey C. Hines	53	26	President and Chief Executive Officer
C. Hastings Johnson	60	30	Vice Chairman and Chief Financial Officer
Charles M. Baughn	54	23	Executive Vice President and CEO — Capital Markets Group
James C. Buie, Jr.	56	27	Executive Vice President and CEO — West Region and Asia Pacific
Kenneth W. Hubbard	66	34	Executive Vice President and CEO — East Region
Christopher D. Hughes	47	21	Executive Vice President and CEO — East Region
E. Staman Ogilvie	59	34	Executive Vice President and CEO — Eurasia Region
C. Kevin Shannahan	52	25	Executive Vice President and CEO — Midwest, Southeast Region and South America
Mark A. Cover	48	24	Executive Vice President and CEO — Southwest Region and Mexico/Central America
Michael J.G. Topham	60	32	Executive Vice President and CEO — Hines Europe and Middle East/North Africa

Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn are on our board of directors. Their biographies are included above with the rest of our management.

Gerald D. Hines.  Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of Hines’s Executive Committee. He oversees a portfolio of approximately 238 projects valued at approximately $22.9 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.

James C. Buie, Jr.  Mr. Buie is an Executive Vice President of the general partner of Hines and CEO of the West Coast region of the United States, China and the Far East. He is responsible for all development and operations in these regions, representing a cumulative total of approximately 27 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

Kenneth W. Hubbard.  Mr. Hubbard is an Executive Vice President of the general partner of Hines and CEO of the East region of the United States. He is responsible, along with Christopher D. Hughes, for all development and operations in this region, representing a cumulative total of more than 36 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Duke University with a B.A. in History and received his J. D. from Georgetown Law School.

Christopher D. Hughes.  Mr. Hughes is an Executive Vice President of the general partner of Hines and CEO of the East region of the United States. He is responsible, along with Kenneth W. Hubbard, for all development and operations in this region. He is also a member of Hines’ Capital Markets Group having raised approximately $10.8 billion in committed equity since 2001. He is responsible for structuring commingled funds and raising equity capital for Hines projects globally. Mr. Hughes was a development officer in the Washington, DC office, where he contributed to the development and acquisition of more than 3.6 million square feet of office space. He graduated from Southern Methodist University with a B.A. in History. Mr. Hughes is also a director of our Dealer Manager and holds Series 22 and 63 licenses.

E. Staman Ogilvie.  Mr. Ogilvie is an Executive Vice President of the general partner of Hines and CEO of the Eurasia region. He is responsible for all development and operations of this region, which encompasses Russia and the former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of Hines’ Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 29 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Graduate School of Business.

C. Kevin Shannahan.  Mr. Shannahan is an Executive Vice President of the general partner of Hines and CEO of the Midwest and Southeast regions of the United States. He is responsible for all development and operations in these regions as well as new activities throughout South America and Canada (excluding Vancouver), representing a cumulative total of more than 70 million square feet of real estate and 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.

Mark A. Cover.  Mr. Cover is an Executive Vice President of the general partner of Hines and CEO of the Southwest region. He is responsible for all development and operations in the Southwest region of the United States and Mexico representing a total of more than 20 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B. S in Accounting and is a certificated public accountant (retired).

Michael J.G. Topham.  Mr. Topham is an Executive Vice President of the general partner of Hines and CEO of the European region. He is responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of Hines’ U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet of real estate in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

Hines’ Real Estate Personnel and Structure

Hines is one of the largest and most experienced privately owned real estate investment, acquisition, development and management companies in the world. As of December 31, 2007, Hines and its affiliates currently have approximately 3,550 employees (including approximately 1,200 employees outside of the United States) who work out of Hines’ offices located in 69 cities in the United States and in 15 foreign countries, as shown in the map below.

Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic area, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Risks

Related to Our Business in General — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

	Number of	(As of December 31, 2007)
Title	Employees	Average Tenure (Years)

Executive Vice President	8	28
Senior Vice President	36	22
Vice President	152	14
Manager	1091	7

Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on our performance.

Hines’ Leasing and Property Management

Hines and its affiliates have extensive experience in providing responsive and professional property management and leasing services. Property management and leasing services provided by Hines include the following:

•	Tenant relations;

•	Energy management;

•	Preventive maintenance;

•	Security;

•	Vendor contracting;

•	Parking management;

•	Marketing plans;

•	Broker relations;

•	Tenant prospecting; and

•	Lease negotiation.

Hines believes that providing these services in a high quality and professional manner is integral to tenant satisfaction and retention.

Hines has been repeatedly recognized as an industry leader in property management and leasing. In 2001, 2002 and 2003, the U.S. Environmental Protection Agency, or EPA, named Hines as “Energy Star” Partner of the year. An Energy Star label is a designation by the EPA for buildings that it believes show excellence in energy performance, reduced operating costs and environmental leadership. In 2004, the EPA recognized Hines with its Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. Hines has owned or managed 122 buildings, with more than 72 million square feet, which have received an “Energy Star” label. As of December 31, 2007, Hines has 90 of these buildings, with approximately 62 million square feet, under current management. Hines has received more than 80 awards for buildings it has owned and/or managed from the Building Owners and Managers Association including “Building of the Year,” “New Construction of the Year,” “Commercial Recycler of the Year” and “Renovated Building of the Year” in local, regional, national and international competitions.

Hines believes that real estate is essentially a local business and that it is often a competitive advantage for Hines to have real estate professionals living and working in the local markets in which Hines and its affiliates own properties. This allows Hines’ real estate professionals to obtain local market knowledge and expertise and to maintain significant local relationships. As a result, Hines may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases. In addition, in part, as a result of Hines’ strong local presence in the markets it serves and its corporate culture, we believe Hines has a strong track record in attracting and retaining tenants.

Hines believes that tenant retention is a critical component of profitable building operations and results in lower volatility. Tenant loss can reduce operating income by decreasing rental revenue and operating expense recoveries and by exposing the property to market-driven rental concessions that may be required to attract replacement tenants. In addition, a property with high tenant turn-over may incur costs of leasing brokerage commissions and construction costs of tenant improvements required by new occupants of the vacant space.

Hines attempts to manage tenant occupancy proactively by anticipating and meeting tenant needs. In addition, Hines attempts to maintain productive relationships with leasing brokers in most major markets in the U.S. and as of December 31, 2007, maintains ongoing direct relationships with approximately 2,000 tenants as the manager of buildings for its own account and as a third-party manager. Hines also has a substantial number of relationships with corporate and financial users of office space as well as with law firms, accounting and consulting firms in multiple locations throughout the United States and, increasingly, in a range of global locations.

The following table reflects the average leasing levels of stabilized properties managed by Hines over the past 10 years, as compared to the national average of U.S. office buildings as reported by the National Council of Real Estate Investment Fiduciaries (NCREIF):

Property Management and Leasing Agreements

We expect to retain Hines or Hines affiliates to provide property management and leasing services for many of the properties we acquire directly or indirectly through entities or joint ventures, and to enter into property management and leasing agreements in connection with these activities.

Hines may subcontract part or all of the required property management and leasing services but would be expected to remain ultimately responsible for services set forth in any property management and leasing agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Also, we may retain a third-party to perform property management and leasing functions.

Many of the services that may be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines may perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. It is expected that under any property management and leasing agreement we enter into with Hines, Hines, either directly or indirectly by engaging an affiliate or a third party, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•	prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	be primarily responsible for the leasing activities of each property or supervise any third party we retain directly to provide such leasing activities; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

The actual terms of any property management and leasing agreements may vary significantly from the terms described in this prospectus based on local customs, competitive and market conditions and other factors.

Compensation under any Property Management and Leasing Agreement with Hines or its Affiliates

For properties we acquire and own directly, we would expect to pay Hines (i) a property management fee equal to a market based percentage of the annual gross receipts received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases. If we retain Hines as our primary leasing agent, we will pay Hines a leasing fee which is usual and customary for that type of property in that geographic area. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. If the property manager provides construction management services for leasehold improvements, we may pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager will be paid customary redevelopment construction management fees in an amount that is usual and customary in the geographic area for that type of property. Property management fees and leasing fees for international acquisitions may differ from our domestic property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our articles and fees paid to Hines or its affiliates shall be approved by our independent directors.

We would also expect to generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel to the extent the same relate to or support the performance of Hines’s duties under any such management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit.

Expected Term of any Property Management and Leasing Agreement

Any property management and leasing agreements we enter into with Hines is expected to have an initial term of ten years from the date of each such agreement. Thereafter, the term of each such agreement may continue from year to year unless written notice of termination is given. A majority of our independent directors must approve the continuance of the agreement.

It is expected that either Hines or we may terminate an agreement upon 30 days’ prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we expect to be permitted to terminate the applicable property management and leasing agreement if Hines commits a material breach and such breach continues for a specified period after written notice from us.

Indemnification

We would expect to agree to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with any property management and leasing agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

There is no assurance that the terms outlined above will be contained in any property management and leasing agreements that we or the operating partnership enter into and terms may differ from agreement to agreement.

The Dealer Manager

Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of our common shares and for offerings by other Hines-sponsored investment vehicles. The Dealer Manager is a member firm of the Financial Industry Regulatory Authority.

The following table sets forth information with respect to the directors, officers and the key employees of our Dealer Manager:

Name	Age	Position and Office with our Dealer Manager

Charles M. Baughn	54	Director and Chief Executive Officer
Charles N. Hazen	48	Director
Christopher D. Hughes	47	Director
Sherri W. Schugart	43	Director
Robert F. Muller, Jr.	46	Director and President — Retail Distribution
Frank R. Apollo	42	Vice President, Treasurer and Secretary
J. Mark Earley	46	National Sales Director — Retail Distribution
Julie B. Nickell	40	Chief Operating Officer
Lance O. Murphy	38	Divisional Director — Retail Distribution
Dugan Fife	34	Divisional Director — Retail Distribution

Please see “Management — Our Officers and Directors” for the biographies of Messrs. Baughn, Hazen, Apollo and Ms. Schugart and see “Management— Hines and Our Property Management and Leasing — The Hines Organization — General” for the biography of Mr. Hughes.

Robert F. Muller, Jr.  Mr. Muller joined our Dealer Manager in June of 2003 and is the President and a director of our Dealer Manager. Prior to joining our Dealer Manager, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

J. Mark Earley.  Mr. Earley joined our Dealer Manager in September of 2003 and is the Director of REIT Distribution of our Dealer Manager. He is responsible for overseeing share distribution nationally for our Dealer Manager. Prior to joining our Dealer Manager, he was a Managing Director for Morgan Stanley from April 2002 to September 2003. In addition, he was responsible for seeking sales and revenue growth within a region of 65 branches and approximately 1,600 financial advisors. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

Julie B. Nickell.  Ms. Nickell joined our Dealer Manager in 2003 and is the Chief Operating Officer of our Dealer Manager. Ms. Nickell previously worked for Hines from 1994 to 1999. From 1999 until she joined our Dealer Manager in the 2003, Ms. Nickell served in the risk consulting practice of a national accounting firm. She graduated from the University of Louisiana at Monroe with a B.B.A. in Accounting. She is a certified public accountant, certified internal auditor, and holds Series 7, 24 and 63 securities licenses.

Lance O. Murphy.  Mr. Murphy joined our Dealer Manager in October of 2008 and is responsible for overseeing share distribution for the Eastern Division of our Dealer Manager. Before joining our Dealer Manager, he served as Executive Director, National Sales Manager Broker Dealer for Van Kampen Investments. Prior to that, Mr. Murphy worked as a Regional Vice President for Van Kampen Investments. He started his financial services career in 1994. Texas Tech University Rawls College of Business with a BBA in finance. He holds the CIMA® — Certified Investment Management Analyst — designation and is a member of the Investment Management Consultants Association.

Dugan Fife.  Mr. Fife joined our Dealer Manager in June of 2004 and is responsible for overseeing share distribution for the Western Division of our Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for our Dealer Manager covering the states of Michigan, Indiana and Kentucky. Before joining our Dealer Manager, Mr. Fife served as a Regional Vice President for Scudder/Deutsche Bank, with responsibility for wholesaling variable annuities. Prior to that, Mr. Fife worked for Sun Life/MFSLF Securities as a Vice President responsible for wholesaling variable, fixed and indexed annuities. He has been in the securities business since 1997. He is a graduate of the University of Michigan with a B.A. in organizational studies and holds Series 7, 24 and 63 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND OPERATING
PARTNERSHIP OP UNITS, SPECIAL OP UNITS AND PARTICIPATION INTEREST

Our Advisor and its affiliates will receive substantial fees in connection with this offering, our operations and any disposition or liquidation, which compensation could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments by the Company payable directly to Hines and its affiliates in connection with this offering, our operations, and any disposition or liquidation. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Organization and Offering Activities(2)

Selling Commissions — our Dealer Manager	Up to 7.5% of gross offering proceeds from our primary offering, excluding proceeds from our distribution reinvestment plan; up to 7.0% of gross offering proceeds from our primary offering may be reallowed to participating broker dealers.	$225,000,000(3)

Dealer Manager Fee — our Dealer Manager	Up to 2.5% of gross offering proceeds from our primary offering excluding proceeds from our distribution reinvestment plan; up to 1.5% of gross offering proceeds from our primary offering may be reallowed to selected participating broker dealers.	$75,000,000(4)

Reimbursement of Issuer Costs — our Advisor	We will reimburse our Advisor for any issuer costs that they pay on our behalf. Included in such amount is up to 0.5% of the gross offering proceeds as reimbursement to our Dealer Manager and participating broker dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities. Such expenses may be paid as issuer costs or out of other amounts paid to our Dealer Manager or reallowed to the participating broker dealers.	$24,413,050*

Investment Activities(5)

Acquisition Fee — our Advisor	2.0% of (i) the purchase price of real estate investments acquired, including any debt attributable to such investments or the principal amounts of any loans originated directly by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.(6)(7)	$52,227,195(8)

Acquisition Expenses — our Advisor	Reimbursement of acquisition expenses in connection with the purchase of real estate investments.(6)	Not determinable at this time

Debt Financing Fee — our Advisor	1.0% of the amount of any debt financing obtained or assumed by us or made available to us or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time.(8)(9)

Development Fee — Hines or its affiliates	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic area of the project.(11)	Not determinable at this time(10)

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Operational Activities(5)

Asset Management Fee — our Advisor	0.0625% per month of the net equity we have invested in real estate investments at the end of each month.	Not determinable at this time(8)(12)

Participation Interest in the Operating Partnership — Hines Global REIT Associates Limited Partnership	A Participation Interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(13)	Not determinable at this time(12)

Administrative Expense Reimbursements — our Advisor	Reimbursement of actual expenses incurred by our Advisor in connection with our administration on an ongoing basis.(14)	Not determinable at this time

Property Management Fee — Hines or its Affiliates	Customary property management fees if Hines or an affiliate is our property manager. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(11)(15)	Not determinable at this time

Leasing Fee — Hines or its Affiliates	Customary leasing fees if Hines or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(11)(15)	Not determinable at this time

Tenant Construction Management Fees — Hines or its Affiliates	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines or an affiliate if the related services are provided by off-site employees.(16)	Not determinable at this time

Re-development Construction Management Fees — Hines or its Affiliates	Customary re-development construction management fees if Hines or its affiliates provide such services. Such fees will be paid in an amount that is usual and customary in the geographic area for that type of property.(11)	Not determinable at this time

Expense Reimbursements — Hines or its Affiliates	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(17)	Not determinable at this time

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(8)

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pretax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash or our shares, following: (i) the listing of our common stock on a national securities exchange, (ii) a merger, consolidation or sale of substantially all the assets of the Company or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

Disposition and Liquidation(5)

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(8)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pretax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash or our shares, following: (i) the listing of our common stock on a national securities exchange, (ii) a merger, consolidation or sale of substantially all the assets of the Company or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

(1)	Unless otherwise indicated, assumes we sell the maximum of $3,000,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.

(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and issuer costs will not exceed 15% of the gross offering proceeds.

We expect to pay the following issuer costs in connection with this offering:

Securities Act registration fees	$137,550
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$500,000
Printing and mailing expenses	$6,000,000
Legal fees and expenses	$4,000,000
Accounting fees and expenses	$1,000,000
Advertising and sales literature	$1,200,000
Transfer agent fees	$3,750,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$7,500,000

$24,413,050

(3)	Commissions may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum selling commissions in this table, we have not assumed any such discounts or waivers. Further, our Dealer Manager will not receive selling commissions for shares issued pursuant to our distribution reinvestment plan.

(4)	The dealer manager fees may be waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum dealer manager fees in this table, we have not assumed any such waivers. Further, our Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our distribution reinvestment plan.

(5)	For a discussion of the expenses which may be reimbursed please see “Management — Our Advisor and Our Advisory Agreement — Compensation.”

(6)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $103,929,765. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	In the sole discretion of our Advisor, these fees are payable, in whole or in part, in cash or OP Units. For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of our common stock in our most recent public offering minus the maximum selling commissions and dealer manager fee being allowed in such offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the current offering price, each such OP Unit would be issued at $9.00 per share). Each OP Unit will be convertible into one share of our common stock.

(9)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum

$3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $26,755,870.

(10)	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

(11)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

(12)	Both the asset management fee and the corresponding increase in the Participation Interest would equal 1.5% on a combined annual basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentages) of either of these items on an annual basis.

(13)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. Because the increase in the Participation Interest is attributable to operational activities it will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 14.

(14)	Our Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our articles. The expenses identified by our articles as excluded from operating expenses include: (i) expenses of raising capital such as organization and offering costs, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes-Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) incentive fees; (iv) distributions made with respect to interests in the Operating Partnership and (v) all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of assets (such as real estate commissions, disposition fees, acquisition and debt financing fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — Our Advisor and our Advisory Agreement — Reimbursements by our Advisor” for a detailed description of these expenses.

(15)	Property management fees and leasing fees for international acquisitions may differ from our domestic property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our charter, which we refer to in this prospectus as our articles, and fees paid to Hines and its affiliates shall be approved by a majority of our independent directors.

(16)	These fees relate to construction management services for improvements and build-out to tenant space.

(17)	Included in reimbursement of actual expenses incurred by Hines or its affiliates are the costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. Periodically, Hines or an affiliate may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

(18)	Such fee will only be paid if our Advisor or its affiliates provides a substantial amount of services in connection with the sale. In no event will the fee exceed an amount which, when added to the fees paid to unaffiliated parties in such capacity, equals 6% of the sales price of the assets.

*	This amount is estimated based on the assumption that we sell the maximum $3,000,000,000 in common shares in our primary offering and $500,000,000 in common shares under our distribution reinvestment plan.

In addition, we pay our independent directors certain fees and reimburse independent directors for certain out-of-pocket expenses, including for their attendance at board or committee meetings. Please see “Management — Compensation of Directors.” Additionally, if we borrow any funds from our Advisor or its affiliates, we may pay them interest at a competitive rate. Any such transaction must be approved by a majority of our independent directors.

For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” section of this prospectus. Subject to limitations in our articles, such fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by a majority of our independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number and percentage of our outstanding common shares that were owned as of January 14, 2008 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

Common Shares
Beneficially Owned(2)
Number of Common
Name of Beneficial Owner(1)	Position	Shares		Percentage of Class

Jeffrey C. Hines	Chairman of the Board	1,111		100	%(3)
C. Hastings Johnson	Director	—		—
Charles M. Baughn	Director	—		—
	Independent Director	—		—
	Independent Director	—		—
	Independent Director	—		—
	Independent Director	—		—
Charles N. Hazen	President and Chief
	Executive Officer	—		—
Sherri W. Schugart	Chief Financial Officer	—		—
Frank R. Apollo	Senior Vice President — Finance; Treasurer and Secretary	—		—
Edmund A. Donaldson	Chief Investment Officer	—		—
Kevin L. McMeans	Asset Management Officer	—		—
Ryan T. Sims	Chief Accounting Officer	—		—
Hines Global REIT Investor Limited Partnership		1,111		100%
Hines Global REIT Associates Limited Partnership(4)		—	(4)	—	(4)
All directors and executive officers as a group		1,111		100%

(1)	The address of each person listed is c/o Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of January 14, 2008 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes 1,111 common shares owned directly by Hines Global REIT Investor Limited Partnership. Mr. Hines is deemed to be the beneficial owner of the shares owned by Hines Global REIT Investor Limited Partnership. Mr. Hines may also be deemed to be the beneficial owner of interests held by Hines Global REIT Associates Limited Partnership.

(4)	Hines Global REIT Associates Limited Partnership owns: (i) 21,111 OP Units in the Operating Partnership (ii) the Participation Interest and (iii) the Special OP Units. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The Participation Interest is a profits interest in the Operating Partnership which increases over time in a manner intended to approximate a 0.0625% per month cash asset management fee and the automatic reinvestment of such cash back into the Operating Partnership. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” and “The Operating Partnership — The Participation Interest” for a summary of how this interest is calculated. The holder of the Special OP Units is entitled to distributions from the Operating Partnership under certain circumstances. Please see “The Operating Partnership — Special OP Units” for a description of these distributions. In addition, under our Advisory Agreement, if the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Special OP Units, the Participation Interest or any other OP Units then held by such entities for cash or our shares as determined by the seller. Please see “Management — Our Advisor and Our Advisory Agreement — Removal of our Advisor.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Hines, our Advisor, our Dealer Manager and their respective officers, directors, employees and other affiliates, which we collectively refer to as Hines and its affiliates. Certain of these conflicts of interest and certain procedures and limitations which are meant to address these conflicts are described below. Prior to commencing this offering pursuant to an effective registration statement, four of our seven directors will be independent directors. Our independent directors will comprise our conflicts committee and are required to act on our behalf in all situations in which a conflict of interest may arise and all of our directors have a fiduciary duty to act in the best interests of our stockholders. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” However, we cannot assure you that our independent directors will be able to reduce the risks related to these conflicts of interest.

Competitive Activities of Hines and its Affiliates

Hines and its affiliates, including our officers and some of our directors, are not prohibited from engaging, directly or indirectly, in any other business or from owning interests in any other real estate joint ventures, funds or programs, which we collectively refer to as investment vehicles, including businesses and joint ventures involved in the acquisition, origination, development, ownership, management, leasing or sale of properties and other real estate investments. Hines and its affiliates own interests in, and manage, many other investment vehicles, both public and private, with varying investment objectives and strategies which may have investment objectives similar to ours. Hines and its affiliates may organize and/or manage similar investment vehicles in the future. Hines and its affiliates have certain fiduciary, legal and financial obligations to these investment vehicles similar to their obligations to us. Additionally, Hines and its affiliates (including our officers and some of our directors) may devote substantial amounts of time and resources to and receive substantial compensation from these other current or future investment vehicles. Such individuals may therefore face conflicts of interest. Please see “Risk Factors — Risks Related to Potential Conflicts of Interests — Employees of our Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Allocation of Investment Opportunities

We rely on Hines and its affiliates to identify suitable investment opportunities. Many of the other investment vehicles sponsored or managed by Hines also rely on Hines and its affiliates. In addition, certain investment vehicles currently managed by Hines have priority rights with respect to certain types of investment opportunities located in certain geographic areas. These investment opportunities may also be suitable for us, and therefore Hines’ ability to offer certain investments to us may be limited by these priority rights. We will only have the opportunity to make investments which are subject to these priority rights if the investment vehicles which have these rights determine not to exercise them. These investment vehicles with priority rights may determine not to exercise these rights based on numerous factors including the investment type, the investment vehicle’s available capital, targeted returns, diversification strategy, leverage, tax positions and other considerations.

If an investment opportunity which our Advisor determines is suitable for us is also suitable for other investment vehicles sponsored by Hines or its affiliates and such an investment is not subject to priority rights (or the investment vehicles with priority rights have determined not to exercise them), the factors to be considered in allocating the investment opportunities among the remaining investment vehicles that are interested in the investment include the following:

•	Investment objectives and strategy;

•	available funds for investment;

•	anticipated cash flow of the investment and the targeted returns;

•	diversification strategy, including geographic area, type of property or investment, size of the investment, and tenants;

•	leverage requirements, limitations, and availability;

•	tax considerations; and

•	expected holding period of the investment and the remaining term of the investment vehicle.

If, after consideration of the relevant factors, Hines determines that an investment is equally suitable for more than one investment vehicle, the investment will be allocated among such investment vehicles on a rotating basis. If, after an investment has been allocated, a subsequent development, such as delays in constructing or closing on the investment, makes it more appropriate for a different investment vehicle to purchase the investment, Hines may determine to reallocate the investment to such other investment vehicle. In certain situations, Hines may determine to allow more than one investment vehicle, including us, to co-invest in any particular investment.

While these are the current procedures for allocating Hines’ investment opportunities, Hines may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us.

The decision of how any potential investment should be allocated among investment vehicles for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee. This committee currently consists of the following individuals:

Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. Certain types of investment opportunities may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights or investment objectives of any particular investment vehicle, including us. In these cases, the investment may be made by an investment vehicle sponsored by Hines or its affiliates without us having an opportunity to make such investment.

Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines.
Please see “Risk Factors — Risks Related to Potential Conflicts of Interest — We compete with affiliates of Hines for real estate investment opportunities and some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities.”

Our independent directors will be responsible for reviewing our Advisor’s performance and determining that the compensation to be paid to our Advisor is reasonable and, in doing so, the independent directors must consider, among other factors, the success of our Advisor in generating appropriate investment opportunities for us.

Allocation of Time and Resources of our Advisor and Hines and its other Affiliates

We rely on our Advisor and Hines and its other affiliates for the day-to-day operation of our business. Our management, including our officers and certain directors, also serve in similar capacities for other Hines investment vehicles. Specifically, members of our management also conduct the operations of Hines REIT, the Core Fund and other Hines affiliates and therefore they will not devote their efforts full-time to our operations or the management of our real estate investments, but may devote a material amount of their time to the management of the business of other entities controlled or operated by Hines, but otherwise unaffiliated with us. Additionally, certain of our directors and our officers and other employees of Hines and its affiliates receive substantial compensation from other investment vehicles. In some cases, these other investment vehicles may have interests and own real estate investments that may conflict or compete with ours and thus certain of our directors and our officers and the employees of Hines and its affiliates may face conflicts of interest when dealing with such circumstances. Likewise, our management may face conflicts of interest when allocating time and resources between our operations and the operations of these other Hines entities.

Competition for Tenants and Other Services

To the extent that we own properties in the same geographic area as other investment vehicles sponsored by Hines or its affiliates, Hines and its affiliates will face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. Similar conflicts may exist with respect to the other services Hines and its affiliates provide us, including but not limited to obtaining financing for our real estate investments, obtaining other third party services, and pursuing a sale of our investments. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest.”

Fees and Other Compensation Payable to Hines and its Affiliates

We will pay Hines and its affiliates substantial fees in relation to this offering and our operations, which could be increased or decreased during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest.” We may make investments in which Hines or its affiliates (including our officers and directors) directly or indirectly have an interest. Hines and its affiliates may also receive fees and other compensation as a result of transactions we enter into with Hines or its affiliates.

Joint Venture Conflicts of Interest

We may invest in properties and assets jointly with other investment vehicles sponsored by Hines or its affiliates, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines or its affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the joint venture;

•	such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the joint venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•	under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Risks Related to Our Business in General — Actions of our joint venture partners, including other Hines investment vehicles and third parties, could negatively impact our performance.”

Affiliated Dealer Manager and Property Manager

Because our Dealer Manager is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Risks Related to Investing in this Offering — You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.” In addition, our Dealer Manager also serves as the placement agent for other Hines sponsored investment vehicles which include both public vehicles, such as Hines REIT, and private investment funds.

Hines manages numerous properties owned by affiliated entities and third parties. We expect that Hines will manage many properties acquired by us.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Hines and its affiliates, including our Advisor and us, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our Advisory Agreement, our Dealer Manager Agreement, any property management and leasing agreements, our articles, and the Operating Partnership’s partnership agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest and related party transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Affiliate Transaction Policy” section of this prospectus.

Lack of Separate Representation

Hines Global, the Operating Partnership, our Dealer Manager, our Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Greenberg Traurig, LLP represents Hines Global and is providing services to certain of its affiliates including the Operating Partnership, our Dealer Manager, our Advisor and Hines REIT. Please see “Risk Factors — Risks Related to Investing in this Offering — You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.” No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

Additional Conflicts of Interest

We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•	computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our articles, our Advisory Agreement, any property management and leasing agreements and our Dealer Manager Agreement;

•	enforcement or termination of the Operating Partnership’s partnership agreement, our articles, our Advisory Agreement, any property management and leasing agreements and our Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to our Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to our Advisor, Hines or its affiliates;

•	determination of whether to sell properties and acquire additional properties (as to acquisitions, our Advisor might receive additional fees and as to sales, our Advisor might lose fees such as asset management fees and property management fees);

•	timing, amount and manner in which we finance or refinance any indebtedness (as to which arrangements, our Advisor might receive additional fees); and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines, if any, prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures

In order to reduce the effect on the Company of certain potential conflicts of interest, our Advisory Agreement and our articles contain a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus or permitted in our articles, we will not engage in transactions with Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase a property from Hines or its affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us. Even following these procedures, Hines and its affiliates (including our officers and certain directors) may make substantial profits in connection with the acquisition or sale of properties from other investment vehicles sponsored by Hines or its affiliates.

•	We will not enter into joint ventures with Hines or affiliates, unless a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines or its affiliates except in the case of loans to our wholly owned subsidiaries and loans in which an independent expert has appraised the underlying asset. Any loans to us by Hines or its affiliates must be approved by a majority of our directors, including a majority of the directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

Despite these restrictions, conflicts of interest may be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our current objectives and policies with respect to investments, borrowings, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors. We cannot assure you that our policies or investment objectives will be attained.

Decisions relating to investments we make will be made by our Advisor, subject to approval by our board of directors. Please see “Management — Our Officers and Directors”, “Management — Our Board of Directors” and “Management — Hines and Our Property Management and Leasing — The Hines Organization — General” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of quality commercial real estate properties and other real estate investments;

•	pay regular cash distributions;

•	achieve attractive total returns upon the ultimate sale of our investments or the occurrence of another Liquidity Event; and

•	remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

We cannot assure you that we will attain these objectives.

Investment Policies

We intend to invest in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. We may purchase properties or make other real estate investments that relate to varying property types including office, retail, industrial, multi-family residential and hospitality or leisure. We may invest in operating properties, properties under development, and undeveloped properties such as land. Other real estate investments may include equity or debt interests including securities in other real estate entities and debt related to properties such as mortgages, mezzanine loans, B-notes, bridge loans, construction loans and securitized debt. We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of major metropolitan cities worldwide. We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. We anticipate that international real estate investments may comprise a substantial portion of our portfolio.

We intend to fund our future acquisitions and investments primarily with proceeds raised in this offering and potential follow on offerings as well as with proceeds from debt financings.

We may invest in real estate properties and other real estate investments directly by owning 100% of such investments or indirectly by owning less than 100% of such investments through co-ownership or joint-venture arrangements with third parties or with other Hines-affiliated entities. We may also purchase or lease properties or purchase other real estate investments from or sell or lease properties or sell other real estate investments to, or invest in properties that have been developed, are being developed or are to be developed by, third parties, Hines or an affiliate of Hines. In addition we may make loans to, or receive loans from, third parties, Hines or an affiliate of Hines. All such transactions or investments that involve Hines or any of its affiliates will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction is entered into, in excess of the appraised fair market value of such investment, or sold by us unless the transaction is fair and reasonable or, in the case of a loan to us, unless it is fair, competitive and commercially reasonable. Subject to the limitations contained in our articles, Hines, and its affiliates (including our officers and directors) may make substantial profits in connection with any such transaction. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest” and “Conflicts of Interest.”

We will seek to make investments that will satisfy one or more of the primary objectives of preserving invested capital, paying regular cash distributions to our stockholders, achieving attractive total returns upon a sale or the occurrence of another Liquidity Event and remaining qualified to be taxed as a REIT for federal income tax purposes. We intend to meet these objectives through the compilation of a diversified portfolio of investments. We intend to invest in a portfolio of real estate properties and other real estate investments that relate to properties that are generally diversified by geographic area, lease expirations and tenant industries. We expect it will take several years for us to raise enough capital and make enough investments to achieve this diversification. Please see “Risk Factors — Risks Related to Investing in this Offering — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.”

We are not limited as to the asset types or geographic areas in which we may invest and conduct our operations. We are not specifically limited in the number or size of investments we may make, or on the percentage of net proceeds of this offering that we may invest in a single property, real estate investment or loan. The number, size and mix of investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are evaluating investment opportunities and the amount of proceeds we raise in this and any subsequent offerings. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Investment Limitations” for certain limitations that pertain to our investments.

Commercial Properties

General

We expect to buy commercial real estate with part of the proceeds of this offering that we believe have some of the following attributes:

Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and value and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to achieve attractive total returns.

Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets generally attract and retain a greater number of desirable tenants in the marketplace.

Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their spaces, and thus may be more likely to renew their leases prior to expiration.

We believe that following an acquisition, the additional component of proactive management and leasing is a critical element necessary to achieve attractive investment returns for investors. Actively anticipating and quickly responding to tenant needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which may result in better financial performance of the property.

Each individual real estate property we acquire will generally have an optimal hold period which may be tied to the current and projected conditions of the overall capital markets, the geographic area, the property’s physical attributes or the leasing or tenancy of the property. Our Advisor intends to continually evaluate the hold period of each asset we acquire in an attempt to determine an ideal time to dispose of or sell the asset for the purpose of achieving attractive total returns to our stockholders.

However, our Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if our Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Risks Related to Investments in Real Estate” and “Risk Factors — Risks Related to Potential Conflicts of Interest.”

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or long-term ground leases in the properties we acquire, owning interests in investment vehicles sponsored by Hines or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Risks Related to our Business in General — Actions of our joint venture partners, including other Hines investment vehicles and third parties, could negatively impact our performance.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests. Please see “Risk Factors — Risks Related to our Business in General — If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.”

In seeking investment opportunities for us, our Advisor will consider relevant real estate and financial factors, including the location of the property, the leases and other agreements affecting the property, the creditworthiness of major tenants, its income-producing capacity, its prospects for appreciation and liquidity and tax considerations. In this regard, our Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

Specialized Real Estate Properties

As part of our investment strategy, we may invest in real estate assets within specific industries, including properties in the hospitality or leisure industry. Our investment strategies with respect to these types of real estate assets are described below.

Hospitality or Leisure Properties.  We may acquire hospitality or leisure properties that meet our investment strategy. These investments may include full-service, select-service and extended-stay hospitality or leisure facilities, as well as all-inclusive resorts. Full-service hospitality or leisure facilities generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hospitality or leisure facilities typically do not include these amenities. Extended-stay hospitality or leisure facilities offer upscale, high-quality, residential style hospitality or leisure with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hospitality or leisure facilities will be associated. We may acquire existing hospitality or leisure properties or properties under construction and development.

Because the REIT rules prohibit us from operating hospitality or leisure facilities directly, we will lease any hospitality or leisure properties that we acquire to a wholly-owned, “taxable REIT subsidiary.” See “Material Tax Considerations — Requirements for Qualification as a REIT” for a discussion of a “taxable REIT subsidiary.” Our taxable REIT subsidiary will engage a third party in the business of operating hospitality or leisure properties to manage the property. Any net profit from the leases held by our taxable REIT subsidiary, after payment of any applicable corporate tax, will be available for distribution to us.

Properties — Non- Income Producing Commercial Properties

Development and Construction of Properties.  We may invest in properties on which improvements are to be constructed or completed. We may also originate or acquire loans secured by or related to such properties. We may invest in development properties directly or through joint ventures or other common ownership entities with third parties or Hines or an affiliate of Hines.

A development project will typically include program planning, budgeting and consultant selection; architectural and engineering design preparation; design development; entitlement and permitting; construction documentation; contract bidding and buy-out; construction management; marketing and leasing; project completion; tenant relocation and occupancy; property management; and sale/realization of value. A typical development takes several years with the expectation of creating significant value (i.e., projected profit margin on cost) at the project level. Project timelines vary from market to market and by property type. Projects in emerging markets often require more time than those in developed markets.

We may engage a third party or Hines or its affiliates to provide development-related services for all or some of the properties that we acquire for development. In those cases, we will pay development fees that are usual and customary for comparable services rendered for similar projects in the geographic area where the services are provided as approved by our board of directors, and in the case that Hines or its affiliates provides these services, if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Land and Land Development.  We may acquire and develop, directly or through joint ventures or other common ownership entities with third parties or Hines or its affiliates, undeveloped real estate assets that we believe present opportunities to enhance value for our stockholders, although land development is not expected to comprise a significant component of Hines Global’s portfolio. Land development projects typically involve acquisition of unentitled or entitled land, procurement of entitlements and/or re-entitlements, development of infrastructure (e.g., roads, sidewalks, sewer and utility delivery systems) and subsequent sale of improved land to developers. For example, residential land development might involve infrastructure development and sale of finished lots to home builders for single family home construction. In some cases, we may also simply hold the undeveloped land for investment for a period of time and sell at an optimal time in order to produce attractive returns on our investment.

Other Real Estate Investments

Investments in Securities.  We will not invest in equity securities of other real estate companies unless such action is approved by a majority of our disinterested directors as being fair, competitive and commercially reasonable or such securities are publicly traded. With the necessary consents, we may purchase common, preferred or debt securities of such companies or options to acquire such securities. These securities may be unsecured and subordinate to the issuer’s liabilities and other securities and also involve special risks relating to the particular issuer of the security of which we may not control.

Investments in and Originating Loans

We may make investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We intend to structure, underwrite and originate many of the debt products in which we invest and may engage third parties or Hines or its affiliates with certain specific expertise to assist us in that process. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. We would expect to utilize Hines and its affiliates as well as third parties to source our debt investments and service the loans.

We expect to hold loans for investment but may sell some of the loans that we originate to third parties or Hines or its affiliates for a profit.

We will fund the loans we originate or acquire with proceeds from this offering and borrowings under debt facilities.

Described below are some of the types of loans in which we may invest and/or originate other than traditional commercial first mortgage loans:

Second Mortgages.  Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes.  B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property or group of related properties, and the associated credit risk is concentrated in that single property or group of properties. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans.  The mezzanine loans in which we may invest and/or originate will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These types of investments generally involve a lower degree of risk than the equity investment in the same entity that owns the real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans.  We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property or for short term capital or liquidity needs. The terms of these loans generally do not exceed three years.

Convertible Mortgages.  Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if we conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages.  A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans.  Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property and/or such other collateral which is customary for such type of property in such geographic area.

Loans on Leasehold Interests.  Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Participations.  Mortgage and mezzanine participation investments are investments in partial interests of mortgages and mezzanine loans of the type described above that are made and administered by third-party lenders.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party.

In evaluating prospective investments in and originations of loans, our Advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the underlying property and other collateral or security;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic area of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower and/or guarantor; and

•	general economic conditions in the area where the property is located.

Our Advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria. Most loans provide for monthly payments of interest and some may also provide for principal amortization.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may not be permitted until the applicable regulatory authority concludes that we have complied in all material respects with applicable requirements.

We do not limit the amount of offering proceeds that we may apply to loan investments. Our articles also do not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver current income and attractive total returns; and other factors considered important to meeting our investment objectives.

Investments in Other Debt-Related Investments

In addition to our investments in properties, equity securities and loans, we may also invest in debt securities such as mortgage-backed securities.

Commercial Mortgage-Backed Securities .  Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic area;

•	construction quality of the property;

•	the creditworthiness of the borrowers; and

•	tenant quality, rents, lease expirations and other lease terms.

The securitization process involves one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment grade.” The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade CMBS classes.

We will evaluate the risk of investment grade and non-investment grade CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts, tenant credit and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We will likely utilize third party data and service providers to review loan level performance such as delinquencies and threats to credit performance; periodic servicing reports of the master and special servicers; reports from rating agencies forecast expected cash flows; probability of default; and loss given a default.

We may use third parties and/or Hines and its affiliates to source, underwrite and service our investments in loans and other debt-related investments.

International Investments

According to Prudential Real Estate Investors, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets may have a higher degree of market risk, they may also offer higher potential returns.

We believe that international properties may play an important role in well-diversified real estate portfolios and that a meaningful allocation to international properties that meet our investment policies and objectives could be an effective tool to compile a well-diversified portfolio with the potential for achieving attractive total returns upon the sale of our investments or the occurrence of another Liquidity Event. International investment diversification may involve diversity in regard to property types as well as geographic areas.

However, international investments involve unique risks. Please see “Risk Factors — Risks Related to International Investments.” In addition to risks associated with real estate investments generally, regardless of location, country-specific legal, sovereign and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. Because we may be exposed to the effects of currency changes, for example as a result of our international investments, we may enter into currency rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our currency risk. We will not enter into currency swaps or cap transactions, hedging arrangements or similar transactions for speculative purposes.

We believe that having access to Hines’ international organization, with regional offices in 15 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of December 31, 2007, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, China, Canada, Russia, Panama, Luxembourg, United Arab Emirates and India. Hines has acquired, developed, or redeveloped over 57 projects outside of the United States in the 10 year period ended December 31, 2007 with an aggregate cost of approximately $4.6 billion. A majority of these projects are located in maturing or emerging markets. Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

Joint Venture Investments

We may enter into joint ventures with third parties or Hines or its affiliates. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated parties for the purpose of owning and/or operating real properties or investing in other real estate investments. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, our Advisor will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments.

We will enter into joint ventures with Hines or its affiliates for the acquisition or origination of real estate investments only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

Management may determine that investing in joint ventures or other co-ownership arrangements with third parties or Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of real estate investments at a faster rate than we could obtain by investing directly, which may reduce risks to the Company. Likewise, such investments may provide us with access to real estate investments with benefits not available to us for direct investments, or are otherwise in the best interest of our stockholders.

We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

•	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or other assets of the Company. We may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to our Advisor, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing, including our pro rata share of the debt financing of entities in which we invest, will be in the range of approximately 50%-70% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 50% or more than 70% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles limit our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. For a discussion of the current illiquidity and volatility of the debt markets, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Update” and “Risks Factors — Risks Related to Our Business in General — The current national and world-wide economic slowdown, a lengthy recession and volatile market conditions could harm our ability to obtain loans, credit facilities and other financing we need to implement our investment strategy, which could negatively impact the return on our real estate and other real estate investments and could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.”

Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. Please see “Risk Factors — Risks Related to Investments in Real Estate — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”

By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably-priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties or other debt financing, our ability to acquire additional properties may be restricted.

We will refinance properties during the term of a loan in circumstances that may be beneficial to us, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

Because we may be exposed to the effects of interest rate changes, for example as a result of variable interest rate debt we may have, we may enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our interest rate risk on variable rate debt. We will not enter into interest rate swaps or cap transactions, hedging arrangements or similar transactions for speculative purposes.

We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our articles regarding debt limits, we may reevaluate and change our financing policies in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our financing policies include then-current economic conditions, the relative cost of debt and equity capital, investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our expected ratio of debt to aggregate value in connection with any change of our financing policies.

Issuing Securities for Property

Subject to limitations contained in our articles, we may issue, or cause to be issued, shares in Hines Global or units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate, interests in real estate or other real estate-related investments. Existing stockholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or units might result in dilution of a stockholder’s investment.

Disposition Policies

We intend to hold our properties for an extended period to enable us to capitalize on the potential for increased cash flow and capital appreciation. The period that we will hold our investments in other real estate-related investments will vary depending on the type of investment, market conditions, and other factors. We may hold some of our investments in mortgage and other loans for shorter periods of time depending on the specific circumstances of such loans. Our Advisor will develop a well-defined exit strategy for each investment we make. Our Advisor generally assigns an optimal hold period for each investment we make as part of the underwriting and business plan for the investment. Our Advisor will continually perform a hold-sell analysis on each investment in order to determine the optimal time to sell and generate attractive total returns. Periodic reviews of each investment will focus on the remaining available value enhancement opportunities and the demand for the investment in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines must be approved by a majority of our independent directors. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.” Additionally, ventures in which we may have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors or buy/sell mechanisms.

Investment Limitations

Our articles place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our articles are amended, which requires the approval of our stockholders. Unless our articles are amended, we may not:

•	Invest in equity securities, other than investments in equity securities of publicly traded companies, unless a majority of our disinterested directors approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying asset, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser.

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities which are non-voting or assessable.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act.

•	When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons.

•	Lend money to Hines or its affiliates, except for certain loans permitted thereunder.

Affiliate Transaction Policy

Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. Our Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, our Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” However, if we become an investment company, we might be required to revise some of these policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors — Risks Related to Organizational Structure — We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act.” Please also see “Risk Factors — Risks Related to Organizational Structure — If Hines Global or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Liquidity Event

Subject to then existing market conditions and the sole discretion of our board of directors, we expect to consider alternatives for providing liquidity within eight to ten years following the commencement of this offering. A “Liquidity Event” could consist of:

•	a sale of our assets,

•	a sale or merger of the Company,

•	a listing of our shares on a national securities exchange, or

•	a similar transaction.

While we expect to seek a Liquidity Event in this timeframe there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during such timeframe. Our board of directors has the sole discretion to consider and approve a Liquidity Event at any time if they determine such event to be in the best interests of our stockholders. Our board of directors may also continue operations beyond ten years following the commencement of this offering if it deems such continuation to be in the best interests of our stockholders.

Change in Investment Objectives, Policies and Limitations

Our articles require our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders.

PRIOR PERFORMANCE

The information presented in this section represents the historical experience of real estate programs managed by Hines and its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which can be found in Appendix A of this prospectus.

Other than Hines REIT, Hines’ previous programs were conducted through private entities not subject to similar up-front commissions, fees and expenses associated with this offering or all of the laws and regulations governing Hines Global. Investors in Hines Global should not assume that the prior performance of Hines or its affiliates or programs will be indicative of Hines Global’s future performance. Please see “Risk Factors — Risks Related to Our Business in General — We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results and Hines has limited experience in acquiring and operating certain types of real estate investments that the Company may acquire.”

Prior Programs

Hines has employed a range of investment strategies to pursue property real estate investment opportunities in the United States and internationally. During the 10 years ended December 31, 2007, Hines sponsored 24 privately-offered programs in which Hines co-invested with various institutional and other third-party investors, and one publicly-offered investment program, Hines REIT which we collectively refer to as the Prior Programs.

The prior performance tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of the Prior Programs as to: (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) operating results of Prior Programs (Table III); (iv) results of completed Prior Programs (Table IV); and (v) sales or disposals of properties (Table V).

Summary Information

Capital Raising

The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2007 was approximately $14.5 billion, and the total number of third-party investors was approximately 43,300. Please see “Appendix A — Prior Performance Tables — Table I” and “Appendix A — Prior Performance Tables — Table II” for more detailed information about Hines’ experience in raising and investing funds for Prior Programs during the three year period ended December 31, 2007 and the compensation paid to Hines and its affiliates as the sponsor and manager of these Prior Programs.

Investments

During the 10 years ended December 31, 2007, the aggregate amount of real estate investments made by the Prior Programs was approximately $22.0 billion. The following table gives a breakdown of the aggregate real estate investments made by the Prior Programs, categorized by the cost of the underlying type of property, as of December 31, 2007:

Type of Property	Existing	Construction	Total

Office	58.6%	22.0%	80.6%
Retail	0.1%	2.0%	2.1%
Residential	0.6%	4.6%	5.2%
Industrial, Parking Garage and Land	1.2%	10.9%	12.1%

Total	60.5%	39.5%	100.0%

During the 10 years ended December 31, 2007, approximately 235 properties underly the investments made by the Prior Programs. Of these properties, approximately 136 properties or 58% in terms of number and approximately $14.0 billion or 64% in terms of cost were located in the United States, and approximately 99 properties or 42% in terms of number and approximately $8.0 billion or 36% in terms of cost were located outside of the United States. Please see “Risk Factors — Risks Related to International Investments.” Of the non-U.S. acquisition and development activity, approximately 44% (in terms of cost) occurred in Western Europe, 3% occurred in Canada and the remaining approximately 53% took place in certain emerging market economies. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2007.

	Properties Underlying the
	Investments Made
Location	Number	Cost

United States:
East Region	22	$2,339,480,000
Southwest Region	18	$2,211,933,000
Midwest Region	23	$1,775,010,000
West Region	53	$5,579,405,000
Southeast Region	20	$2,110,150,000

TOTAL UNITED STATES	136	$14,015,978,000

	Properties Underlying the
	Investments Made
Location	Number	Cost

International:
Western Europe	39	$3,528,626,000
France; Germany; Italy, Spain, United Kingdom
Canada	1	$215,500,000
Ontario
Emerging Market Economies	59	$4,237,280,000
Argentina; Brazil; China; Mexico; Poland; Russia

TOTAL INTERNATIONAL	99	$7,981,406,000

TOTAL ALL LOCATIONS	235	$21,997,384,000

Investments in forty-eight properties were made by Prior Programs during the three-year period ended December 31, 2007. The aggregate cost of these properties totaled approximately $7.0 billion. Generally, investments were financed with a combination of mortgage financing (including construction loans for development projects) and investor equity, including debt financing secured by investors’ commitments to make equity investments.

A more detailed description of these investments by the Prior Programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement of which this prospectus is a part, but is not included in this prospectus. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.”

Sales and Dispositions

Approximately 89 investments have been disposed of by the Prior Programs during the 10 years ended December 31, 2007. The aggregate sales price of such underlying properties was approximately $7.7 billion and the aggregate original cost was approximately $6.1 billion.

Please see “Appendix A — Prior Performance Table III” for information about the operating results of Hines’ prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2007. “Appendix A — Prior Performance Tables — Table IV” describes the overall results of programs with investment objectives similar to ours completed in the five years ended December 31, 2007; and “Appendix A — Prior Performance Tables — Table V” provides more detailed information about individual property sales in the last three years by programs with investment objectives similar to ours.

Investment Objectives

Approximately 36% of the aggregate funds raised from investors by all of the Prior Programs were invested in Prior Programs with investment objectives similar to ours. The aggregate cost of the underlying properties of the Prior Programs with similar investment objectives is about 38% of the total aggregate cost incurred by all of the Prior Programs during the period. Sales by Prior Programs with similar investment objectives to ours represent approximately 7% of the aggregate sales price from all of the Prior Programs during the 10 years ended December 31, 2007.

Prior Program Summary

Most global markets have recently experienced a deterioration of economic conditions as well as a reduction of liquidity in the financial markets. These conditions have impacted the commercial real estate industry by way of reduced equity capital and debt financing as well as the weakening of real estate fundamentals such as tenant demand, occupancies, leasing velocity and rental rates, the result of which is generally reduced projected cash flow and lower values. Some of the Prior Programs described below are in their investment and/or operational phase and may be impacted by such adverse market conditions which may cause them to alter their investment strategy or generate returns lower than would be expected under more favorable market conditions.

Below is a description of each of the Prior Programs. References to “Hines” in the following descriptions include Hines or affiliates of Hines.

Programs in Investment Phase

Hines Real Estate Investment Trust	Hines REIT was formed in August 2003 as an indefinite life or open-ended investment vehicle which invests primarily in institutional-quality office properties located throughout the U.S. and can also invest in properties outside the U.S., non-office properties and other real estate investments. Hines REIT has raised US$1.645 billion and expects to continue to raise capital through public offerings. Hines REIT is managed by Hines, and Hines has discretion over investment decisions, subject to the approval of the Hines REIT board of directors.

Hines US Core Office Fund LP	The Hines US Core Office Fund LP (“Core Fund”) is a partnership organized in August 2003 by Hines to invest in existing core office properties in the United States that Hines believes are desirable long-term core holdings. The Core Fund has capital commitments of US$2.0 billion. The Core Fund is managed by Hines, and Hines has discretion over investment decisions.

Hines U.S. Office Value Added Fund II LP	Hines U.S. Office Value Added Fund II LP (“Hines VAF II”) was formed in October 2006 to acquire existing assets in major U.S. markets with the focus on large CBD office and multi-building suburban office campuses, seeking value add opportunities through leasing and redevelopment. As a successor fund to Hines VAF I, Hines VAF II had total equity capital commitments of US$828 million. Hines VAF II is managed by Hines, and Hines has discretion over investment decisions.

Hines Pan-European Fund	Hines Pan-European Core Fund (“HECF”) was formed in July 2006 to acquire and manage a geographically diversified portfolio of core real estate assets in the European Union, in EU concession countries as well as in Switzerland, Norway and Russia, with a focus on France, Germany, Italy, Spain and the United Kingdom. The primary objective of HECF is to generate sustainable current income from operating leases and long-term capital appreciation of asset values. HECF’s current equity capital commitments are €236.25 million (approximately US$302 million). This is an open ended fund with a plan to achieve aggregate equity capital of approximately €1.5 billion over time. HECF is managed by Hines, and Hines has discretion over investment decisions.

National Office Partners Limited Partnership	National Office Partners Limited Partnership (“NOP”) was formed in July 1998 with CalPERS to acquire, develop, lease, own and sell Class A, multi-tenant office buildings in the United States. From inception through March 2005, the initial phase of the partnership, total equity capital commitment was US$2.0 billion and is fully monetized. The current phase of the partnership has total equity invested and allocated for the year of US$1.042 billion. CalPERS allocates capital to NOP on an annual basis. NOP may pursue value added office opportunities, as well as investments in core properties and development projects. NOP is managed by Hines, and Hines has discretion over investment decisions.

Hines CalPERS Green Development Fund	Hines CalPERS Green Development Fund (“HCG”) was formed in August 2006 with CalPERS to develop sustainable office buildings that will be certified through the Leadership in Energy and Environmental Design Core and Shell Program (LEED-CS). HCG’s initial equity capital commitment was US$123 million and with additional equity capital committed by its partners in 2007 now totals US$277 million. HCG is managed by Hines, and Hines has discretion over investment decisions.

Hines European Development Fund II LP	Hines European Development Fund II LP (“HEDF II”) was formed in February 2007 to develop new Class A office buildings and redevelop well-located existing buildings in the targeted countries of France, Germany, Italy, Spain and the UK. As a successor fund to HEDF, HEDF II had total equity capital commitments of €647 million (approximately US$855 million). HEDF II is managed by Hines, and Hines has discretion over investment decisions.

Hines India Fund	Hines India Fund LP (“HIF”) was formed in October 2007 to develop office projects and high end residential properties and to acquire fully entitled land with potential involvement in master-planned communities and township developments to meet the demand of multinational and Indian corporations and the growing middle class, respectively. Primary markets are New Delhi/National Capital Region, Bangalore and Mumbai; secondary markets are Hyderabad, Chennai and Pune. HIF had total equity capital commitments of US$300 million. HIF is managed by Hines, and Hines has discretion over investment decisions.

HCM Holdings II, LP	HCM Holdings II, LP (“HCM II”) was formed in March 2007 with CalPERS to develop and acquire residential, retail, office and industrial projects that serve the growing Mexico middle class in geographically diverse locations/segments in Mexico. As a successor fund to HCM I, HCM II had total equity capital commitments of US$100 million. HCM II is managed by Hines, and Hines has discretion over investment decisions subject to an annual investment plan and program guidelines approved by CalPERS.

HCB Interests II, LP	HCB Interests II, LP (“HCB II”) was formed in March 2007 with CalPERS to develop and acquire institutional quality real estate targeting multi-national and major Brazilian corporate tenancies, residential development for low to middle income Brazilian households and continue the development and expansion of industrial distribution parks. As a successor fund to HCB I, HCB II had total equity capital commitments of US$500 million. HCB II is managed by Hines, and Hines has discretion over investment decisions.

Hines International Real Estate Fund	Hines International Real Estate Fund (“HIREF”) was formed in July 2006 to acquire and develop office, retail, residential and industrial projects in emerging markets, with its main focus being China, Russia and Poland. HIREF had total equity capital commitments of US$343 million. HIREF is managed by Hines, and Hines has discretion over investment decisions.

HCC Interests LP	HCC Interests LP (“HCC”) was formed in May 2006 with CalPERS to develop and acquire office, retail, land development, industrial, mixed use and hospitality projects in China. HCC had equity capital commitments of US$250 million. HCC is managed by Hines, and Hines has discretion over investment decisions.

HCS Interests LP	HCS Interest LP (“HCS”) was formed in January 2006 with CalPERS to invest primarily in Sunbelt coastal areas of Spain to develop parcels of land, residential communities and master-planned communities. HCS’s equity capital commitment was €183 million (approximately US$221 million). HCS is managed by Hines, and Hines has discretion over investment decisions. Due to change in regional legislation and adverse market conditions in the Spanish residential market, this fund is expected to be closed with only €34.8 million in equity.

Programs in Operations/Dispositions Phase

Hines U.S. Office Value Added Fund LP	Hines U.S. Office Value Added Fund LP (“VAF I” or “Hines Value Added Fund”) was formed in December 2003 to invest in existing office properties in the United States with value add potential through leasing or redevelopment activities. Hines Value Added Fund had total equity capital commitments of US$276 million. VAF I is managed by Hines, and Hines has discretion over investment decisions.

Hines European Value Added Fund	Hines European Value Added Fund (“HEVAF”) was formed in March 2005 in the legal form of a Luxembourg FCP to invest in a geographically diverse portfolio of buildings across Europe with value add created through development, redevelopment, leasing and sale of the properties. HEVAF’s equity capital commitment was €287 million (approximately US$372 million). HEVAF is managed by Hines, and Hines has discretion over investment decisions.

HCB Interests, LP	HCB Interests, LP (“HCB I”) was formed in August 2005 with CalPERS to develop and acquire primarily Brazilian office, industrial, retail and residential projects with US$100 million equity capital committed. HCB is managed by Hines, and Hines has discretion over investment decisions.

HCM Holdings LP	HCM Holdings LP (“HCM I”) was formed in January 2005 with CalPERS to develop, lease, own and sell residential, retail, office and industrial projects in geographically diverse locations/segments in Mexico. HCM I’s equity capital commitment was US$110 million. HCM is managed by Hines, and Hines has discretion over investment decisions.

Hines European Development Fund LP	Hines European Development Fund LP (“HEDF I”) was formed in October 2002 to develop and redevelop Class A office space in major metropolitan cities in Western Europe. HEDF I had total equity capital commitments of €387 million (approximately US$453 million). HEDF I is managed by Hines, and Hines has discretion over investment decisions.

Emerging Markets Real Estate Fund I LP	Emerging Markets Real Estate Fund I LP (“EMRE I”) was formed in September 1996 to develop, redevelop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the United States. EMRE I had total equity capital commitments of US$410 million. EMRE I is managed by Hines, and Hines has discretion over investment decisions.

Emerging Markets Real Estate Fund II LP	Emerging Markets Real Estate Fund II LP (“EMRE II”) was formed in February 1999 to develop, re-develop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the United States and certain Western European markets. EMRE II had total equity capital commitments of US$436 million. EMRE II is managed by Hines, and Hines has discretion over investment decisions.

Fully Monetized Programs

Hines Suburban Office Venture LLC	Hines Suburban Office Venture LLC (“HSOV”) was formed in February 2002 to acquire suburban office properties with an acquisition cost of US$65 million or less and portfolios of such properties in diverse markets in the United States. HSOV had total equity capital committed of US$222 million. HSOV was managed by Hines, but Hines did not have complete discretion over investment decisions.

Hines 1997 U.S. Office Development Fund LP	Hines 1997 U.S. Office Development Fund LP (“USODF I”) was formed in January 1998 to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the United States. USODF I had total equity capital committed of US$320 million. USODF I was managed by Hines, and Hines had discretion over investment decisions.

Hines 1999 U.S. Office Development Fund LP	Hines 1999 U.S. Office Development Fund LP (“USODF II”) was formed in June 1999 to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the United States that would be attractive to quality tenants and institutional investors. USODF II had total equity capital committed of US$107 million. USODF II was managed by Hines, and Hines had discretion over investment decisions.

Hines Corporate Properties LLC	Hines Corporate Properties LLC (“HCP”) was formed in November 1997 to develop and acquire a portfolio of geographically diverse buildings which met the following criteria: (i) an office building at least 75% of which was or would be leased to a single tenant, or (ii) any office project proposed for development to a tenant as an alternative to a project that would be 75% or more leased to such tenant. HCP had total equity capital committed of US$560 million. HCP was managed by Hines, but Hines did not have complete discretion over investment decisions.

HMS Office LP	HMS Office LP (“HMS”) was formed in July 1995 to acquire a portfolio of 12 Class A, suburban office buildings, some with additional development parcels, located in 10 cities in the United States. HMS had total equity capital committed of US$156 million. HMS was managed by Hines, but Hines did not have complete discretion over investment decisions.

SELECTED FINANCIAL DATA

We are a newly formed entity without any operating history. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly incorporated company and have not yet commenced operations. Therefore, we do not have any meaningful operations to discuss.

Overview

We were incorporated under the General Corporation Laws of the State of Maryland on December 10, 2008, primarily for the purpose of investing in a diversified portfolio of quality commercial real estate properties and other real estate investments located throughout the United States and internationally. We may purchase properties or make other real estate investments that relate to varying property types including office, retail, industrial, multi-family residential and hospitality or leisure. We may invest in operating properties, properties under development, and undeveloped properties such as land. Other real estate investments may include equity or debt interests, including securities, in other real estate entities and debt related to properties such as mortgages, mezzanine loans, B-notes, bridge loans, construction loans and securitized debt. We have neither purchased nor contracted to purchase any real estate investments, nor have any real estate investments been identified in which there is a reasonable probability that we will invest.

We will conduct substantially all of our activities through, and substantially all of our real estate investments will be held directly or indirectly by, the Operating Partnership, which was formed on January 7, 2009. Generally, we will contribute the proceeds we receive when we issue common shares to the Operating Partnership and the Operating Partnership will, in turn, issue general partner interests to us, which will entitle us to receive our share of the Operating Partnership’s earnings or losses and distributions of cash flow. We are structured in a manner that would allow the Operating Partnership to issue limited partner units from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the sellers of the real estate will generally be able to defer the taxation of gains until they exchange their limited partner units for our common shares or sell or redeem their units.

We intend to qualify, commencing with our taxable year ending December 31, 2009, and to remain qualified, as a REIT for federal tax purposes, thereby generally avoiding federal income taxes.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring commercial real estate properties and other real estate related investments, other than those referred to elsewhere in this prospectus.

Financial Condition, Liquidity and Capital Resources

We will not commence any significant operations until we have raised at least the minimum $2,000,000 in shares of our common stock. Our principal demands for funds will be to purchase real estate properties and make other real estate investments, for the payment of operating expenses and distributions, and for the payment of principal and interest on any indebtedness we incur. Generally, we expect to meet operating cash needs from our cash flow from operations, and we expect to meet cash needs for acquisitions and investments from the net proceeds of this offering and from other financings.

There may be a delay between the sale of our shares and the purchase of real estate properties or other real estate investments, which could result in a delay in our ability to pay distributions to our stockholders or reduce the amount of such distributions. We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions paid. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering.

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing, including our pro rata share of the debt financing of entities in which we invest, will be in the range of approximately 50%-70% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 50% or more than 70% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles limit our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our Company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of an investment in our common shares.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor, our Dealer Manager, Hines and their affiliates during the various phases of the organization and operation of the Company. During the organization and offering stage, these payments will include payments to our Dealer Manager for selling commissions and the dealer manager fee and payments to our Advisor for reimbursement of issuer costs. During the acquisition and operational stages, certain services related to management of our investments and operations will be provided to the Company by our Advisor and Hines and its affiliates pursuant to various agreements we have entered into or anticipate entering into with these entities. Pursuant to those agreements, we expect that we will make various payments to our Advisor and/or Hines and its affiliates, including acquisition fees, asset management fees, financing fees, disposition fees property management fees, leasing fees, and payments for reimbursements of certain costs incurred by our Advisor and Hines and its affiliates in providing related services to the Company. Please see the “Management Compensation, Expense Reimbursements and Operating Partnership OP Units, Special OP Units and Participation Interest” section of this prospectus for further discussion of compensation to our Advisor, our Dealer Manager, Hines and their affiliates.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve management judgments and assumptions, require estimates about matters that are inherently uncertain and because they will be important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our financial condition and results of operations to those of companies in similar businesses.

Basis of Presentation

Our financial statements are expected to include the accounts of Hines Global, the Operating Partnership (over which Hines Global exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries, if any, as well as the related amounts of minority interest. All intercompany balances and transactions will be eliminated in consolidation.

The Company will evaluate the need to consolidate joint ventures based on standards set forth in Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”) and American Institute of Certified Public Accountants’ Statement of Position 78-9, Accounting for Investments in Real Estate Ventures (“SOP 78-9”), and Emerging Issues Task Force Issue No. 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights. In accordance with this accounting literature, the Company will consolidate joint ventures that are determined to be variable interest entities for which it is the primary beneficiary. The Company will also consolidate joint ventures that are not determined to be variable interest entities, but for which it exercises control over major operating decisions through substantive participation rights, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

Investment Property and Lease Intangibles

Real estate assets which we acquire directly will be stated at cost less accumulated depreciation. Depreciation will be computed using the straight-line method. The estimated useful lives for computing depreciation will generally be 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets will be capitalized and maintenance and repair costs will be expensed as incurred.

Real estate assets will be reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset.

Acquisitions of properties will be accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties will be included in the Company’s results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers will be used to record the purchase of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations, mortgage notes payable and any goodwill or gain on purchase. Initial valuations will be subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases will be the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company will evaluate the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition will be amortized over the remaining lease terms.

Acquired above-and below-market lease values will be recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases, which includes periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of out-of-market lease value will be charged to rental revenue.

Acquired above- and below-market ground lease values will be recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values will be amortized as adjustments to ground lease expense over the lease term.

Management will estimate the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable will be initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance will be amortized over the life of the mortgage note payable.

Issuer Costs

We will reimburse the Advisor for any issuer costs that they pay on our behalf, including up to 0.5% of the gross offering proceeds as reimbursement for any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution. In the event the minimum of $2,000,000 in shares of our common stock is not sold to the public, we will have no obligation to reimburse the Advisor for any issuer costs. We will begin to record issuer costs within our financial statements when the minimum of $2,000,000 in shares of common stock has been sold from the Offering. Organizational issuer costs, such as expenses associated with our formation and the formation of our board of directors will be expensed as incurred, and other issuer costs will be recorded as an offset to additional paid-in capital.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest

We will outsource the management of our operations to the Advisor and certain other affiliates of Hines. Fees related to these services will be accounted for based on the nature of the service and the relevant accounting literature. Fees for services performed that represent period costs of the Company will be expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to cash payments for asset management fees paid to our Advisor, an affiliate of our Advisor will receive a participation interest, which represents a profits interest in the Operating Partnership related to the asset management fees. As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment will be charged against earnings, and the participation interest will be recorded as a liability until it is repurchased for cash or converted into our common shares. The conversion and redemption features of the participation interest will be accounted for in accordance with the guidance in Emerging Issues Task Force (“EITF”) publication 95-7, Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts. Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into our common shares will be recorded as an increase to our outstanding common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the participation interest will result in a corresponding reduction in the percentage attributable to the participation interest and will have no impact on the calculation of subsequent increases in the participation interest.

Additionally, at the sole discretion of our Advisor, the acquisition fees, asset management fees, financing fees or disposition fees are payable, in whole or in part, in cash or OP Units. For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of our common stock in our most recent public offering minus the maximum selling commissions and dealer manager fees being allowed in such offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances. Each OP Unit will be convertible into one share of our common stock. We will recognize the expense related to these OP Units as the related services are provided, as each such OP Unit will be fully vested upon issuance.

Hines may perform construction management services for us for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized as incurred in accordance with Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. These costs will be capitalized to the associated real estate project as incurred. Costs related to tenant construction will be depreciated over the estimated useful life. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project. Leasing activities will generally be performed by Hines on our behalf. Leasing fees will be capitalized and amortized over the life of the related lease in accordance with the provisions of Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. We will also pay our Advisor a financing fee for all property-related loans and any other debt financing we obtain. These fees will be deferred and amortized into interest expense using the straight-line method, which approximates the effective interest method, over the life of the related debt.

Income Taxes

We will make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code and expect we will be taxed as such beginning with our taxable year ending December 31, 2009. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner so that we will remain qualified as a REIT for federal income tax purposes.

Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market-sensitive instruments. In pursuing our business plan, we expect that interest rate risk will be the primary market risk to which we will be exposed.

We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our real estate investments will be subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, among other factors, which may affect our ability to refinance our debt if necessary.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity. We may also enter into derivative financial instruments such as forward foreign currency contracts to mitigate the risks associated with the variability of foreign currency exchange rates. We will not enter into these type of instruments for speculative purposes.

DESCRIPTION OF CAPITAL STOCK

We were formed as a corporation under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our articles and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our articles and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles and bylaws. Copies of our articles and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.

Our articles authorize us to issue up to 1,500,000,000 common shares, $0.001 par value per share, and 500,000,000 preferred shares, $0.001 par value per share. As of January 14, 2009, 1,111 common shares were issued and outstanding. As of the date of this prospectus, we had no preferred shares issued and outstanding. Our board of directors may amend our articles to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders. See “Security Ownership of Certain Beneficial Owners and Management” for disclosure of the number and percentage of our outstanding common shares owned by our officers and directors.

Our articles and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.

Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our articles regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. We currently have only one class of common shares, which have equal distribution, distribution, liquidation and other rights.

Subject to the limitations described in our articles, our board of directors, without any action by our stockholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. will act as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to DST Systems, Inc. a transfer and assignment form, which we will provide to you upon written request.

Preferred Shares

Upon the affirmative vote of a majority of our directors, our articles authorize our board of directors to issue one or more classes or series of preferred shares without stockholder approval and our articles provide that the issuance of preferred shares must also be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Further, our articles authorize the board to classify or reclassify any of our unissued preferred shares and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

Under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Our board of directors, without stockholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above. We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Each common stockholder is entitled at each meeting of stockholders to one vote per share owned by such common stockholder on all matters submitted to a vote of common stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president or upon the written request of stockholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of stockholders, either in person or by proxy, entitled to cast at least 50% of all the votes entitled to be cast at a meeting constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our articles, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our articles and the election and removal of directors (except as otherwise provided in our articles or under the Maryland General Corporation Law);

•	our liquidation or dissolution; and

•	a merger, consolidation or sale or other disposition of substantially all of our assets.

No such action can be taken by our board of directors without a vote of our stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter or, in the case of director elections, a majority of the votes present in person or by proxy at a meeting at which a quorum is present. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights.

We will maintain, as part of our books and records, and will make available for inspection by any stockholder or the stockholder’s designated agent at our office an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them. We will update the stockholder list at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of producing the list. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. Stockholders also have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If we do not honor a proper request for the stockholder list, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. A stockholder, however, shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose, including a tender offer for our shares, or any other purpose not related to the requesting stockholder’s interest in our affairs.

Restrictions on Transfer

To qualify as a REIT under the Code:

•	five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, among other purposes, our articles provide (subject to certain exceptions) that no stockholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the value (as determined in good faith by our board of directors) or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares or (ii) more than 9.8% in value or number of shares, whichever is more restrictive, of the shares of any class or series. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void or such shares will be transferred to a charitable trust, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.8% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Code;

•	results in us owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Our articles provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all distributions and distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles further entitle the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

In addition, we have the right to purchase any Excess Securities at the lesser of the price per share paid in the transfer that created the Excess Securities or the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles.

Distribution Objectives

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate investment. Once we commence paying distributions, we expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors, in its discretion and may vary from time to time. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to authorize and calculate distributions on a daily basis and aggregate and pay them initially on a monthly basis. Because all of our operations will be performed indirectly through the Operating Partnership, our ability to pay distributions will depend on the Operating Partnership’s ability to pay distributions to its partners, including Hines Global. Distributions are paid to our stockholders as of record dates selected by our board of directors. Distributions are authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our ability to pay distributions may be affected by a number of factors, including:

•	our Advisor’s ability to identify and execute investment opportunities at a pace consistent with capital we raise;

•	the ability of borrowers to meet their obligations under any real estate related debt investments we make;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under any leases associated with any properties we acquire;

•	the amount of distributions we receive from our indirect real estate investments;

•	the ability of borrowers to meet their obligations under any real estate-related debt investments we make;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	leasing commissions and tenant inducements for leasing space;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our annual ordinary taxable income in order to continue to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Risks Related to Our Business in General — We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements” and “Material Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

Share Redemption Program

Our shares are currently not listed on a national securities exchange, and we do not know whether they will ever be listed. In order to provide our stockholders with some liquidity, we have a share redemption program. Stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, and have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption to us all or a portion of those shares, in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption by such stockholders, at the following prices:

•	$9.25 per share, for stockholders who have owned their shares for at least one year;

•	$9.50 per share, for stockholders who have owned their shares for at least two years;

•	$9.75 per share, for stockholders who have owned their shares for at least three years; and

•	$10.00 per share, for stockholders who have owned their shares for at least four years.

In the event of the death or disability (as defined in the Code) of the holder, shares may be redeemed at a rate of the lesser of $10.00 per share or the purchase price paid for those shares and the one year holding period requirement and the limitation on the number of shares that may be redeemed, as described below, will be waived. In addition, in the event a stockholder is having all his shares redeemed, we may waive the one-year holding requirement for shares purchased under our distribution reinvestment plan.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering. We will not pay our Advisor or its affiliates any fees to complete any transactions under our share redemption program.

To the extent our board of directors determines that we have sufficient available cash for redemptions as described below, we initially intend to redeem shares on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions upon 30 days’ notice. Subject to funds being available, the number of shares repurchased during any consecutive twelve month period will be limited to no more than 5% of the number of outstanding shares of common stock at the beginning of that twelve month period.

Unless our board of directors determines otherwise, the funds available for redemptions in each month will be limited to the funds received from the distribution reinvestment plan in the prior month. Our board of directors has complete discretion to determine whether all of such funds from the prior month’s distribution reinvestment plan can be applied to redemptions in the following month, whether such funds are needed for other purposes or whether additional funds from other sources may be used for redemptions.

Our board of directors may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without stockholder approval if our directors believe such action is in our best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. Our board of directors may also limit the amounts available for redemption at any time in their sole discretion.

All requests for redemption must be made in writing and received by us at least five business days prior to the end of the month. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the month. We cannot guarantee that we will have sufficient funds from our distribution reinvestment plan, or at all, to accommodate all requests made in any month. In the event the number of shares for which repurchase requests have been submitted exceeds the limits on the number of shares we can redeem or the funds available for such redemption in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until the next month unless withdrawn. In addition, if we do not have sufficient available funds at the time redemption is requested, you can withdraw your request for redemption or request in writing that we honor it at such time in a successive month, if any, when we have sufficient funds to do so. Such pending requests will generally be honored on a pro-rata basis with any new redemption requests we receive in the applicable period.

Commitments by us to repurchase shares will be communicated either telephonically or in writing to each stockholder who submitted a request on or promptly (no more than five business days) after the fifth business day following the end of each month. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Risks Related to Investing in this Offering — Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares” and “Risk Factors — Risks Related to Investing in this Offering — There is no public market for our common shares; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or are exempt under such laws. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or in the event a secondary market for our common shares develops.

Restrictions on Roll-Up Transactions

Our articles contain various limitations on our ability to participate in Roll-up Transactions. In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automatic Quotation National Market System for at least 12 months; or

•	a transaction involving our conversion into a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our Advisor or our sponsor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our articles and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Stockholder Liability

Both the Maryland General Corporation Law and our articles provide that our stockholders are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors.

The Maryland General Corporation Law provides that our stockholders are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional common shares. During this offering, you may purchase common shares under our distribution reinvestment plan for $9.50 per share. No sales commissions or dealer manager fees will be paid in connection with shares purchased pursuant to our distribution reinvestment plan. A copy of our distribution reinvestment plan as currently in effect is included as Appendix C to this prospectus.

Investors participating in our distribution reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our distribution reinvestment plan, we will remit excess distributions in cash to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing common shares pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

At least quarterly, we will provide each participant a confirmation showing the amount of the distribution reinvested in our shares during the covered period, the number of common shares owned at the beginning of the covered period, and the total amount of common shares owned at the end of the covered period. We have the discretion not to provide a distribution reinvestment plan, and a majority of our board of directors may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common shares would cause the percentage ownership limitation contained in our articles to be exceeded. Otherwise, unless you terminate your participation in our distribution reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the distribution reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions paid more than 30 days after receipt of written notice. Generally, a transfer of common shares will terminate the stockholder’s participation in the distribution reinvestment plan as of the first day of the month in which the transfer is effective.

If you participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash, but rather to have the distributions withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional common shares. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Risks Related to Taxes — Investors may realize taxable income without receiving cash distributions.”

Business Combinations

The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate for five years after the most recent date on which the stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution presently opting out of the business combination provisions of Maryland law, but our board of directors retains discretion to alter or repeal, in whole or in part, this resolution at any time.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles or bylaws.

As permitted by Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any and all acquisitions by any person of our shares but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, pursuant to Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our articles and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Tender Offers by Stockholders

Our articles provide that if any person makes a tender offer, including any “mini-tender” offer, such person must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Reports to Stockholders

Our articles require that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	If applicable, the ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to our Advisor and any affiliate of our Advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders in the aggregate and the basis for such determination; and

•	Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

PLAN OF DISTRIBUTION

General

We are offering up to $3,500,000,000 in shares of our common stock pursuant to this prospectus through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker dealer which was organized in June 2003 and is affiliated with Hines. For additional information about our Dealer Manager, please see “Management — The Dealer Manager.” We are offering up to $3,000,000,000 in shares initially allocated to our primary offering and up to $500,000,000 in shares initially allocated to our distribution reinvestment plan. If, prior to the termination of this offering, any of our shares initially allocated to our distribution reinvestment plan remain unsold, we may determine to sell some or all of such shares to the public in our primary offering. Similarly, if prior to the termination of this offering, we have sold all of the shares allocated to the distribution reinvestment plan and there is additional demand for such shares, we may determine to reallocate to the distribution reinvestment plan shares initially allocated to the primary offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the $3,500,000,000 in shares being offered pursuant to this prospectus, we are offering:

•	shares to the public at a price of $10.00 per share; and

•	shares for issuance pursuant to our distribution reinvestment plan at a price of $9.50 per share.

Our offering price was determined based, among other things, on the offering prices of similarly-situated REITs conducting similar offerings. The offering price was not determined based on our book or asset values or any other criteria for valuing shares and is not based on any independent valuation. We do not intend to adjust the offering price during this offering. Please see “Risk Factors — Risks Related to Investing in this Offering — This is a fixed price offering, and the offering price of our shares was not established on an independent basis; therefore the fixed offering price will not accurately represent the current value of our assets at any particular time and the actual value of your investment may be substantially less than what you pay.”

This offering will commence as of the effective date of the registration statement of which this prospectus forms a part. If we do not sell at least $2,000,000 in shares to at least 100 subscribers who are independent of us and each other before          , 2010, which is one year after the date of this prospectus, this offering will terminate and your funds, which may be held in a non-interest bearing account, will be promptly returned to you with any remaining interest, if applicable, after deducting our escrow costs. We have no right to extend the period in which the minimum offering requirements must be met. Once the minimum offering requirements are met, this offering will terminate on or before          , 2011, which is two years from the date of this prospectus, unless extended by our board of directors. However, in certain states the offering may continue for just one year unless we renew the offering period. We reserve the right to terminate this offering at any time.

Until the minimum offering requirements are met, purchaser subscription payments will be deposited into an escrow account which may be non-interest bearing at the escrow agent,          , promptly following receipt of funds by the escrow agent and a completed subscription agreement by a participating broker dealer. Subscribers may not withdraw funds from the escrow account. If we meet the minimum offering requirements before one year from the date of this prospectus, initial subscribers will be admitted as stockholders of ours and the funds held in escrow and any interest earned on such funds shall be transferred to us within 10 days. If we do not meet the minimum offering requirements before one year from the date of this prospectus, the escrow agent will promptly notify us, this offering will be terminated and the subscription payments held in the escrow account will be returned to subscribers in full, with any remaining interest, if applicable, after deducting our escrow costs, promptly after the date of termination.

Once the minimum offering requirements have been met and we have received aggregate gross proceeds of at least $2,500,000, the proceeds from the sale of shares of our common stock to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Certain other states may also require that subscriptions from residents in their states be held in escrow beyond the time that the $2,000,000 minimum offering requirements are raised. See “Suitability Standards.”

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our common shares are being offered on a “best efforts” basis, which means that no underwriter, broker dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Risks Related to Investing in this Offering — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of our shares are purchased in this offering.” We will pay our Dealer Manager selling commissions of up to 7.5% of the gross offering proceeds of shares sold in the primary offering; up to 7.0% of the gross offering proceeds of shares sold in the primary offering will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our distribution reinvestment plan. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts or other fee arrangements.

The Dealer Manager will enter into selected dealer agreements with certain other broker dealers who are members of the Financial Industry Regulatory Authority, or “FINRA,” to authorize them to sell our shares. Upon the sale of shares by such participating broker dealers, our Dealer Manager will reallow a portion of its commissions to such participating broker dealers.

The Dealer Manager will also receive a dealer manager fee of up to 2.5% of gross offering proceeds we raise from the sale of shares in the primary offering as compensation for managing and coordinating the offering, working with participating broker dealers and providing sales and marketing assistance. We will not pay dealer manager fees on shares issued and sold pursuant to our distribution reinvestment plan. Further, as described below, dealer manager fees may be waived in connection with certain discounts. The Dealer Manager, in its sole discretion, may pay to participating broker dealers a marketing fee in an amount up to 1.5% of gross offering proceeds from the sale of shares in the primary offering by such participating broker dealers, and additional reimbursements in part to defray fees and costs associated with attending or sponsoring conferences, technology costs, and marketing and other distribution-related costs and expenses of participating broker dealers. The marketing fees may be paid to any particular participating broker dealer based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in this offering. In addition, our Dealer Manager may incur the expense of training and education meetings, business gifts and travel and entertainment expenses which comply with the NASD Conduct Rules.

We will also reimburse our Advisor for all issuer costs incurred by our Advisor, and its affiliates in connection with this offering and our organization; provided that the aggregate of our issuer costs, together with selling commissions and the dealer-manager fee, shall not exceed an aggregate of 15% of the gross offering proceeds. We will reimburse the Dealer Manager and participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide out-of-pocket itemized and detailed due diligence expenses incurred by these entities. Such reimbursement of due diligence expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. Such costs may in our sole discretion be reimbursed from amounts paid or reallowed to these entities as a marketing fee or may be reimbursed from issuer costs.

Other than these fees, we may not pay any other fees to any person engaged by you for investment advice in connection with the distribution of the shares in this offering.

We have agreed to indemnify participating broker dealers, our Dealer Manager and our Advisor against material misstatements and omissions contained in this prospectus, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker dealers against such liabilities, and under certain circumstances, our sponsor and/or our Advisor may agree to indemnify participating broker dealers against such liabilities.

The following table shows the estimated maximum compensation payable to our Dealer Manager, a portion of which may be reallowed to, and participating broker dealers in connection with this offering.

		Percentage of
		Maximum (Excluding
Type of Compensation and Expenses	Maximum Amount	DRP Shares)

Selling Commissions(1)	$225,000,000	7.5%
Dealer Manager Fees(2)	$75,000,000	2.5%

(1)	For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution.” We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(2)	For purposes of this table, we have assumed no waiver of the dealer manager fees as discussed elsewhere in this “Plan of Distribution.” We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan.

In accordance with applicable NASD Conduct Rules, in no event will total underwriting compensation under Rule 2810 payable to FINRA members exceed 10% of maximum gross offering proceeds, excluding proceeds from the distribution reinvestment plan. Additional amounts may be paid for bona fide out-of-pocket itemized and detailed due diligence expenses.

We will pay the underwriting compensation described above and the other organization and offering costs which are considered to be issuer costs such as the costs of organizing the Company, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering related expenses.

In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fee based on the amount of assets under management or a “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker-dealer, such contract will not qualify the investor for the discount reflecting nonpayment of the selling commissions as described below); or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee;

we will sell shares to or for the account of such investor at a 7.5% discount, or $9.25 per share, reflecting the fact that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by such sales of shares made net of selling commissions.

We may sell shares to retirement plans of participating broker dealers, to participating broker dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.5% discount, or $9.25 per share, reflecting that no selling commissions will be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares at a discount.

Our directors and officers, both current and retired, as well as affiliates of Hines and their directors, officers and employees, both current and retired, (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 10% discount, or $9.00 per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

In addition, Hines, our Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 7.5% discount, or $9.25 per share, reflecting the fact that no selling commissions will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Shares sold at the discounts described above are identical in all respects to shares sold without such discounts, with equal distribution, liquidation and other rights.

Volume Discounts

We are offering, and participating broker dealers and their registered representatives will be responsible for implementing, volume discounts to qualifying purchasers (as defined below) who purchase $250,000 or more in shares from the same participating broker dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares.

The volume discounts operate as follows:

			Maximum
Amount of Selling			Selling
Commission Volume	Amount of Purchaser’s Investment		Commission
Discount	From	To	per Share

1%	$250,000	$499,999	6.5%
2%	$500,000	$999,999	5.5%
3%	$1,000,000	$2,499,999	4.5%
4%	$2,500,000	$4,999,999	3.5%
5%	$5,000,000	$9,999,999	2.5%
6%	$10,000,000	and over	1.5%

For example, if you purchase $350,000 in shares, the selling commissions on $100,000 of such shares will be reduced to 6.5%, in which event you will receive 35,101 shares instead of 35,000 shares, the number of shares you would have received if you had paid $10.00 per share for all the shares purchased. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

Subsequent purchases made in this offering and any subsequent offerings from the same participating broker-dealer will be combined with previous purchases for purposes of computing the amount invested and applying the appropriate volume discount. For example, if you previously purchased $200,000 of shares and you are now purchasing an additional $60,000 of shares, you may combine these amounts, resulting in you exceeding the $250,000 breakpoint by $10,000 and you will receive the lower sales commission with respect to that $10,000.

As set forth below, a “qualifying purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker dealers.

You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse or “domestic or life partner” and their children under the age of 21 who purchase the common shares for his, her or their own accounts for this purpose, “domestic or life partner” means any two unmarried, same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all commingled trust funds maintained by a given bank; and

•	subscriptions obtained by certain participating broker dealers, as discussed below.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

In addition, our Dealer Manager may, in its sole discretion, allow participating broker dealers to combine subscriptions of multiple purchasers as part of a combined order for purposes of determining the commissions payable to our Dealer Manager and the participating broker dealer. In order for a participating broker dealer to combine subscriptions for the purposes of qualifying for discounts or fee waivers, our Dealer Manager and such participating broker dealer must agree on acceptable procedures relating to the combination of subscriptions for this purpose. In all events, in order to qualify, any such combined order of subscriptions must be from the same participating broker dealer.

Accordingly, your ability to receive a discount based on combining orders or otherwise may depend on the financial advisor or broker dealer through which you purchase your shares, so you should check before purchasing shares.

Requests to combine subscriptions as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the participating broker dealer, and any resulting reduction in selling commissions will be pro rated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in the distribution reinvestment plan, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered thereunder.

Discounts will be available through certain financial advisers and broker dealers under the circumstances described above, and you should ask your financial advisor and/or broker dealer about the ability to receive such discounts.

The Subscription Process

We and participating broker dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The Dealer Manager and participating broker dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to our Dealer Manager and the participating broker dealers, as well as to provide them paper copies, and such documents will be available on our website at www.          .com. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.          .com.

Subscriptions will be effective only upon our receipt and acceptance. We have the unconditional right to accept or reject your subscription within 30 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed. If we accept your subscription, our transfer agent will mail you a confirmation of initial acceptance, subject to meeting the minimum offering requirements. No sale of our shares may be completed until at least five business days after the date you receive the final prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 20 days after we reject your subscription.

To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. Initially you should pay for your shares by check payable, or wire transfer, to          , as escrow agent for Hines Global REIT, Inc. If our Dealer Manager so designates after we have met the minimum offering requirements, unless you are a resident of the State of New York or Pennsylvania, your should pay directly to Hines Global REIT, Inc. If you are a resident of New York or Pennsylvania, your check should continue to be made payable or wire transfer should be sent to          , as escrow agent for Hines Global REIT, Inc. until we have received aggregate gross proceeds from this offering of at least $2,500,000 and $75,000,000 respectively, after which time payments may be made directly to Hines Global REIT, Inc. Following the termination of the escrow arrangements with respect to residents in your state, you may make your subscription payment by check payable to Hines Global REIT, Inc., or by wire transfer.

The offering proceeds will be held in an escrow account which may be non-interest bearing, at the escrow agent until we meet the minimum offering requirements. Thereafter, the offering proceeds will be released and will be available for investment or the payment of fees and expenses as soon as we accept your subscription agreement. However, if we do not sell $2,000,000 in shares to at least 100 subscribers who are independent of us and of each other before          , one year from the date of this prospectus, this offering will terminate and your funds, with any remaining interest, if applicable, after deducting our escrow costs, will be returned promptly.

Subscriptions will be effective only upon our acceptance and the satisfaction of the minimum offering requirements. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Stockholders

We intend to admit stockholders daily as subscriptions for shares are accepted by us in good order. Upon your being admitted as a stockholder, we will use your subscription proceeds to make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Investments through IRA Accounts

                has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with                and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or through our dealer manager at www.               .com.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix B to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	a copy of this prospectus was delivered or made available to you;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker dealers and our Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determinations of Suitability

Our sponsor and each participating broker dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

In order to purchase shares in this offering, you must initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Termination Date

This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than          , 2011 (two years after the initial effective date of this prospectus), unless we announce an extension of the offering in a supplement or amendment to this prospectus.

THE OPERATING PARTNERSHIP

We conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership. We refer to the Operating Partnership’s Agreement of Limited Partnership as the “Partnership Agreement.”

General

The Operating Partnership was formed on January 7, 2009 to hold our assets. It will allow the Company to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partner units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the distributions made to holders of our common shares. Finally, a limited partner in the Operating Partnership may exercise its right, under certain conditions to exchange his or her interests in the Operating Partnership for cash or shares of our common stock, at our election, in a taxable transaction.

The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other investment vehicles sponsored by Hines or its affiliates, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other stockholders. In addition, our Advisor may choose to receive some or all of acquisition fees, debt financing fees, asset management fees and disposition fees to which it is entitled in the form of OP Units, in lieu of cash, and any such issuance will also dilute the percentage ownership interest of other stockholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

We expect to hold substantially all of our assets and conduct substantially all of our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership. As of January 14, 2009, we had contributed $10,000 to, and owned a 5% ownership interest in, the Operating Partnership, and Hines Global REIT Associates Limited Partnership, an affiliate of Hines, had contributed $190,000 to the Operating Partnership and owned a 95% ownership interest in the Operating Partnership as a limited partner. Please see “— The Participation Interest” and “— Special OP Units” below for a description of the Participation Interest and the Special OP Units to be owned by affiliates of Hines. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objectives and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property and other real estate investments on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a stockholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership’s purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.

Operations

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes, avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material Tax Considerations — Tax Aspects of the Operating Partnership.” The Partnership Agreement provides that, except as provided below with respect to the Special OP Units, the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us such that generally a holder of one OP Unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual distributions paid to the holder of one of our common shares. Please see “— Distributions” below.

The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

•	income from operations is allocated first to the holder of the Participation Interest and the holder of the Special OP Units until each such holder has been allocated income in an amount equal to distributions made or required to be made to such holder, and then to the remaining partners of the Operating Partnership in proportion to the number of units held by each of them;

•	gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest, the holder of the Special OP Units and the holders of the OP Units to be in proportion to their respective percentage interests in the net liquidation value of the partnership capital as determined at such time; and

•	all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest, the holder of the Special OP Units and the holders of the OP Units to be in proportion to their respective percentage interests in the net liquidation value of the partnership capital as determined at such time.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of the Operating Partnership made to the owner of the Special OP Units in connection with the amounts payable with respect to the Special OP Units, including amounts payable upon repurchase of the Special OP Units, and those amounts will be payable only out of realized (or, in the case of repurchase, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on their net contributions described in “— Special OP Units” below prior to the commencement of distributions to the owner of the Special OP Units.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real estate investments, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or repurchase of OP Units or our common shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

•	the allocation of profits, losses, or distributions among partners;

•	any provision relating to the issuance and conversion of OP Units; and

•	any provision relating to the transfer of OP Units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership or the amendment would alter the right or entitlement of any such partner or its Affiliates to receive distributions of cash or other property or allocations of items of income, gain, deduction, loss or credits. The written consent of all the partners is required to amend these amendment limitations.

Transferability of Our General Partner Interest

We may not transfer our interest in the Operating Partnership without the consent of partners holding over 50% of the aggregate percentage interest held by all partners in the Operating Partnership unless:

•	the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

•	the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share distribution, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares distribution, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.

Voting Rights

When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, each partner’s consent rights (including the holder of the Special OP Units and Participation Interest) are based on such partner’s percentage interest of the Operating Partnership. Please see “— Special OP Units” and “— The Participation Interest” below for a summary of the calculations of the percentage interest attributable to partners holding Special OP Units, the Participation Interest or other OP Units.

The Participation Interest

Hines Global REIT Associates Limited Partnership owns a profits interest in the Operating Partnership denominated as the Participation Interest, which increases as described below and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Through their ownership in an affiliate of Hines or other compensation arrangements, Hines employees (including the officers and managers of our Advisor) may hold up to 50% of the Participation Interest for purposes of aligning their interests (along with the interests of Hines or its affiliates) with those of our shareholders. The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. We believe the Participation Interest had a nominal value at issuance. The percentage interest attributable to the Participation Interest increases on a monthly basis as described below. We anticipate that the percentage interest attributable to the Participation Interest will increase incrementally over time and, consequently, the percentage interest of holders of OP Units, including Hines Global, will decrease proportionally. See “Risk Factors — Risks Related to Organizational Structure — Your interest in Hines Global will be diluted by the Participation Interest in the Operating Partnership and your interest in Hines Global may be diluted if we issue additional shares” and “— Hypothetical Impact of the Participation Interest” below.

The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

(a) the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of OP Units during the month, plus

(b) 0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the “Equity Value” (as defined below) of the Operating Partnership as of the end of the current month.

The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the asset management fees earned by our Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity. Adjustments in the percentage interest attributable to the Participation Interest as described above will cease at such time as an affiliate of Hines no longer serves as our advisor.

“Equity Value” as of a particular date means, in cases where we have an offering of common shares then in effect, the product of (i) the per-share offering price for the common shares that are the subject of such offering, net of selling commissions and dealer manager fees, multiplied by (ii) a number equal to the number of OP Units outstanding as of the end of such month, divided by the difference between 100% and the percentage interest attributable to the Participation Interest as of the end of such month. In cases where we do not have an offering of common shares then in effect, “Equity Value” as of a particular date means the net fair market value of the Operating Partnership’s equity as of such date, as approved by our board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.

The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued (including OP Units issued to Hines Global as the general partner as a result of offering proceeds raised by us), or increased as a result of OP Units redeemed, during such calendar month, so that the percentage interest attributable to the Participation Interest immediately after such issuance or redemption equals (i) the percentage interest attributable to the Participation Interest immediately prior to such issuance or redemption, multiplied by (ii) a fraction whose numerator is the number of OP Units outstanding immediately prior to such issuance or redemption and whose denominator is the number of OP Units outstanding immediately after such issuance or redemption. The Participation Interest may be repurchased for common shares or cash as described below. Repurchases of the Participation Interest will result in a reduction in the percentage interest attributable to the Participation Interest to the extent of such repurchase and will have no impact on the calculation of subsequent increases in the Participation Interest.

The percentage interest of each partner holding OP Units for any particular calendar month will equal:

100% minus the percentage interest attributable to the Participation Interest, multiplied by the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units (as defined in the Partnership Agreement) held by such partner (if any) into OP Units, divided by the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.

Hypothetical Impact of the Participation Interest

The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines Global’s interest in the Operating Partnership. This table shows the estimated percentages for 2009 through 2018 assuming: (i) we raise $375 million each quarter during this offering commencing on April 1, 2009, (ii) we raise no additional capital and otherwise issue no additional shares remaining during the remaining eight years represented, (iii) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer manager fees or issuer costs (iv) no other interests in the Operating Partnership are issued, and (v) our investments in real estate investments are 50% leveraged at the time of acquisition.

	Hines	Hines’ Cash	Participation
End of Year	Global(1)	Investment(2)	Interest(3)	Total

Estimated December 31, 2009	99.60%	0.02%	0.38%	100.00%
Estimated December 31, 2010	99.24%	0.01%	0.75%	100.00%
Estimated December 31, 2011	98.58%	0.01%	1.41%	100.00%
Estimated December 31, 2012	97.83%	0.01%	2.16%	100.00%
Estimated December 31, 2013	97.08%	0.01%	2.91%	100.00%
Estimated December 31, 2014	96.33%	0.01%	3.66%	100.00%
Estimated December 31, 2015	95.58%	0.01%	4.41%	100.00%
Estimated December 31, 2016	94.83%	0.01%	5.16%	100.00%
Estimated December 31, 2017	94.08%	0.01%	5.91%	100.00%
Estimated December 31, 2018	93.33%	0.01%	6.66%	100.00%

(1)	Represents Hines Global’s interest in the Operating Partnership received as a result of offering proceeds contributed to the Operating Partnership.

(2)	Represents the $190,000 investment Hines Global REIT Associates Limited Partnership made in the Operating Partnership.

(3)	The increase in the Participation Interest will be less if Hines Global conducts future offerings similar to this offering, as the increase in the Participation Interest will be diluted by future issuances of shares.

Repurchase of OP Units and the Participation Interest

Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, at our option, common shares in Hines Global. The holder of the Participation Interest likewise has the right to request the repurchase of the Participation Interest for cash or, at our option, common shares in Hines Global. These repurchase rights will be exercisable one year after the OP Units or Participation Interest are issued to such limited partner. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Participation Interest, the Participation Interest Unit Equivalents were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Participation Interest by issuing one common share for each OP Unit or Participation Interest Unit Equivalent exchanged. The number of “Participation Interest Unit Equivalents” equals a number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the Participation Interest or, if less, a number of OP Units that represents the Participation Interest’s proportionate share of the Capital Account balances of all partners in the Partnership (determined as if the assets of the Partnership were liquidated for a net amount equal to Net Asset Value). A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our articles or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause the acquisition of shares by a limited partner whose interests are repurchased to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or

•	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the repurchase would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•	the repurchase, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Participation Interest. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units or the Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

Special OP Units

The holders of the Special OP Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of distributions from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, noncompounded annual pretax return on such invested capital.

Repurchase of Special OP Units, the Participation Interest or other OP Units held by Hines and its Affiliates Under Certain Circumstances

Pursuant to the Partnership Agreement and our Advisory Agreement, Hines and its affiliates have the right to request the repurchase of the Special OP Units, Participation Interest and other OP Units held by them following the occurrence of any of the following events: (i) a listing of our shares on a national securities exchange, (ii) a merger, consolidation or sale of substantially all of the assets of the Company or any similar transaction or any transaction pursuant to which a majority of our directors then in office are replaced or removed, or (iii) the termination or nonrenewal of our Advisory Agreement for any reason other than by our Advisor. If any such event occurs, the Special OP Units may convert to OP Units and, at the election of the holder, we will be required to repurchase those OP Units, the Participation Interest and any other OP Units held by Hines or its affiliates. The right to elect consideration in the form of our shares in lieu of cash will generally be at the option of the holder. The purchase price for such repurchase will depend on the triggering event. If the triggering event is a listing of our shares on a national securities exchange, the purchase price will be based on the average share price of our shares for a specified period. In the case of a merger, consolidation or sale of substantially all of the assets of the Company or any similar transaction, the purchase price will be based on the value of the consideration received or to be received by us or our shareholders on a per share basis. If pursuant to a transaction a majority of our directors then in office are replaced or removed or, in the event, we or the Operating Partnership terminate or do not renew our Advisory Agreement, then the purchase price will be based on the net asset value of the Operating Partnership assets as determined by an independent valuation. Please see “Management — Our Advisor and our Advisory Agreement — Removal of

our Advisor” and “Risk Factors — Risks Related to Investing in this Offering — Payments to the holder of the Special OP Units, the Participation Interest or any other OP Units will reduce cash available for distribution to our stockholders,” and “Risk Factors — Risks Related to Organizational Structure — The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Special OP Units, the Participation Interest and other OP Units) as required in our Advisory Agreement may discourage a takeover attempt.” and “Risk Factors — Risks Related to Organizational Structure — Hines’ ability to cause the Operating Partnership to purchase the Special OP Units, the Participation Interest and any other OP Units that it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.”

Capital Contributions

If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Term

The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

•	the sale of all or substantially all of the assets of the Operating Partnership; or

•	unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines Global as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

Tax Matters

Hines Global is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Distributions

Generally, all available cash is distributed monthly to or for the benefit of the partners of record as of the applicable record date. The term “available cash” means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer manager, advisor or property management agreement, other fees and expense reimbursements, funds used for repurchases, and any reserves (as determined by the general partner)

established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see “— The Participation Interest” above for a summary of how the percentage interests in the Operating Partnership are calculated.

Indemnity

The Operating Partnership must indemnify and hold Hines Global (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

•	Hines Global for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

•	officers and directors of Hines Global (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

•	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.

In addition, the Operating Partnership must reimburse Hines Global for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

MATERIAL TAX CONSIDERATIONS

General

The following is a summary of the material federal income tax considerations generally applicable to the ownership of common shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker dealers, and, except as described in “— Taxation of Foreign Investors” below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

•	current provisions of the Code;

•	existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	existing administrative rulings; and

•	judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

We intend to elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2009. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the actual results of our operations for any particular year will satisfy these requirements. We also cannot assure you that the applicable law will not change and adversely affect us and our stockholders. The consequences of failing to be taxed as a REIT are summarized in the “— Failure to Qualify as a REIT” section below.

Our counsel, Greenberg Traurig, LLP, has rendered its opinion that, based on the continuing accuracy of certain assumptions specified below:

•	Our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

•	The Operating Partnership will be properly classified as a partnership under the Code; and

•	All statements of law and legal conclusions, but not statements of facts, contained in this “Material Tax Considerations” section are correct in all material respects.

The foregoing opinion is based on the assumptions that:

•	our method of operation and share ownership structure are as described in this prospectus and in a certificate of an officer of Hines Global;

•	Hines Global and its subsidiaries are, and will continue to be, organized and managed as set forth in this prospectus, and in each such entity’s relevant organizational documents;

•	the organizational documents of Hines Global and each of its subsidiaries are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and

•	each of the written agreements to which we or any of our subsidiaries are a party will be implemented, construed and enforced in accordance with its terms.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our stockholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Requirements for Qualification as a REIT

Organizational Requirements

In order to qualify as a REIT, we must meet the following criteria:

•	We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

•	We cannot be a financial institution or an insurance company.

•	We must be managed by one or more trustees or directors.

•	Our taxable year must be a calendar year.

•	Our beneficial ownership must be evidenced by transferable shares.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a “look through” rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see “— Taxation of Tax Exempt Entities.” We do not expect to have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

To protect against violations of these requirements, our articles contains restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see “Description of Capital Stock — Restrictions on Transfer.” There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

We intend to satisfy each of the requirements discussed above beginning with our taxable year ending December 31, 2009. We also intend to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ending December 31, 2009. Our counsel, Greenberg Traurig, LLP, has rendered its opinions that, based on the continuing accuracy of certain assumptions specified in “— General” above, we are organized and operated in conformity with the requirements for classification as a REIT under the Code commencing with our taxable year ending December 31, 2009, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described below relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our stockholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Operational Requirements — Gross Income Tests

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

75% Gross Income Test

At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

•	“rents from real property” (as described below);

•	gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company’s trade or business, referred to below as “dealer property”);

•	abatements and refunds of real property taxes;

•	distributions or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

•	interest on obligations secured by mortgages on real property or on interests in real property; and

•	“qualified temporary investment income” (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

We expect that substantially all of our operating gross income will be considered “rent from real property.” “Rent from real property” is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

•	“Rent from real property” can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

•	“Rent from real property” generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant’s net income or profit.

•	“Rent from real property” can include rent based on a percentage of a tenant’s gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

•	“Rent from real property” cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

•	“Rent from real property” generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are “usually and customarily rendered” in connection with the rental of space for occupancy only or are not considered “rendered to the occupant.” If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as “rent from real property,” unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an “independent contractor” from whom we do not derive any income or through taxable REIT subsidiaries.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

We expect to invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

95% Gross Income Test

In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from distributions, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

Failing the 75% or the 95% Gross Income Tests; Reasonable Cause

As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

•	following our identification of the failure to meet either or both of such income tests for any taxable year, a description of each item of our gross income is set forth in a schedule filed by us for such taxable year; and

•	our failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the “— Taxation as a REIT” section below.

Operational Requirements — Asset Tests

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) of any single issuer that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, and securities described in the following paragraph, or (iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. In evaluating a REIT’s assets, the REIT generally is deemed to own a proportionate share of each of the assets of any partnership in which it invests (such as the Operating Partnership) based on the percentage interest held by the REIT in partnership capital, subject to special rules that are applicable under the 10% asset test (described in clause (iii) above) which take into account the REIT’s interest in certain securities issued by the partnership.

Securities for purposes of the foregoing asset tests may include debt securities. The 10% value limitation (described in clause (iii) of the preceding paragraph) will not apply, however, to (i) any security qualifying as “straight debt” within the meaning of the Code, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person;” (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter.

Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to qualify as a REIT, we generally must distribute to our stockholders in each taxable year at least 90% of our net ordinary income (capital gains are not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our “REIT taxable income” before deduction of distributions paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of “excess non-cash income” (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for distributions paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry forward, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 90% distribution test with distributions paid during the taxable year and with distributions paid after the end of the taxable year if the distributions fall within one of the following categories:

•	Distributions declared by us in October, November, or December of a particular year and payable to our stockholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such distributions are actually paid by us by January 31 of the following year.

•	Distributions declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such distributions are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular distribution payment made after such declaration.

Distributions that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the stockholders in the year paid, even though we may take them into account for a prior year. Additionally, such distributions will be treated as paid by us in the year actually paid, for purposes of determining the application of the 4% excise tax for the prior year.

It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required distributions and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the Internal Revenue Service, we may be able to retroactively cure the failure by paying a “deficiency distribution,” as well as applicable interest and penalties, within a specified period.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to our Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders, as well as any required interest thereon to the Internal Revenue Service. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

We are required maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Recently Enacted Relief Provisions

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

On July 30, 2008, the American Housing Rescue and Foreclosure Prevention Act of 2008 (the “Housing Act”) was enacted. The following is a brief summary of certain provisions of the Housing Act.

•	Prior to the Housing Act, foreign currency exchange gain was not explicitly included or excluded from the statutory definitions of qualifying income for purposes of the 95% and 75% income tests. The Housing Act provides that most real estate-related foreign currency gain recognized after July 30, 2008 is excluded from the computation of the income tests (i.e., such gain is excluded from the numerator and the denominator of the income test computations). However, foreign currency gain is treated as non-qualifying income if it is derived from substantial and regular trading or dealing in securities. These rules depart from previously issued IRS guidance that generally treated foreign currency gains as qualifying income under the 95% and 75% income tests to the extent such gains were attributable to assets producing qualifying income. Certain conforming changes have also been made to the asset tests, foreclosure property and prohibited transaction provisions of the Code. See ‘‘— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” and “— Taxation as a REIT.”

•	The Housing Act expands the scope of the hedging exception by providing that the income tests will exclude any income from a hedging transaction entered into by the REIT after July 30, 2008 primarily to manage the risk of (1) interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or (2) currency fluctuations with respect to an item of qualifying income under the 95% or 75% income test. Prior to the enactment of the Housing Act, income from a hedging transaction was treated as nonqualifying income for purposes of the 75% income test, and the income from hedging transactions described under number (1) above was only excluded from the 95% income test. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

•	Under prior law, sales of property by a REIT were not treated as prohibited transactions if such sales came within certain safe harbors. Certain provisions of the Housing Act make it easier for a REIT to fit within these safe harbor provisions, including a reduction in the current four year safe harbor holding period to two years for sales occurring after July 30, 2008. See “— Taxation as a REIT.”

•	Previously, not more than 20% of a REIT’s total assets could be represented by securities of one or more of the REIT’s taxable REIT subsidiaries. The Housing Act amends this rule by increasing the limitation to 25%. This change is effective for our taxable years beginning after December 31, 2008. See “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.”

The foregoing is not an exhaustive list of changes made by the Housing Act. You are urged to consult your tax advisors regarding the specific tax consequences to you of the changes resulting from the enactment of Housing Act.

Taxation as a REIT

Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our stockholders. This treatment effectively eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for distributions paid to our stockholders during the taxable year. A “distributions paid” deduction is not available for distributions that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential distributions.

Even as a REIT, we will be subject to tax in the following circumstances:

•	we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

•	a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

•	if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

•	under some circumstances, we will be subject to the alternative minimum tax;

•	we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our stockholders an amount equal to the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for such year, and any undistributed taxable income from prior years;

•	if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

•	any income (other than income otherwise qualifying for REIT purposes) or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

•	a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm’s length pricing arrangements between the REIT and such taxable REIT subsidiary.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our stockholders would not be deductible in computing our taxable income and we would no longer be required to pay distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our stockholders and, because our stockholders would continue to be taxed on any distributions they receive, the net after tax yield to our stockholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our stockholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

Taxation of Stockholders

Distributions

In general, distributions paid by us to our stockholders (who are not “Non-U.S. Stockholders” as defined below in “— Taxation of Foreign Investors”) during periods we qualify as a REIT will be taxable as follows:

•	Except as provided below, distributions will generally be taxable to our stockholders, as ordinary income, in the year in which such distributions are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

•	Distributions declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the stockholders on December 31 of the calendar year during which they were declared.

•	Distributions we designate as capital gains distributions generally will be taxed as capital gains to stockholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of any such capital gains distributions as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our stockholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our stockholders would receive a credit for such stockholder’s proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	No portion of the distributions paid by us, whether characterized as ordinary income or as capital gains, are eligible for the “distributions received” deduction for corporations.

•	Stockholders are not permitted to deduct our losses or loss carry-forwards.

Future regulations may require that the stockholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

We may generate cash in excess of our net earnings. If we distribute cash to our stockholders in excess of our current and accumulated earnings and profits, other than as a capital gain distribution, the excess cash will be deemed to be a non-taxable return of capital to each stockholder to the extent of the adjusted tax basis of the stockholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A stockholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Dispositions of the Shares

Generally, gain or loss realized by a stockholder upon the sale of common shares will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a stockholder receives a long- term capital gain distribution and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain distribution received.

If a stockholder has shares of our common stock redeemed by us, such stockholder will be treated as if such stockholder sold the redeemed shares if all of such stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a distribution within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Our Failure to Qualify as a REIT

In any year in which we fail to qualify as a REIT, our stockholders generally will continue to be treated in the same fashion described above, except that:

•	none of our distributions will be eligible for treatment as capital gains distributions;

•	corporate stockholders will qualify for the “distributions received” deduction; and

•	stockholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our stockholders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, we will be required to deduct and withhold from any distributions payable to that stockholder a tax equal to 28% of the amount of any such distributions. These rules may apply in the following circumstances:

•	when a stockholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

•	when the Internal Revenue Service notifies us that the stockholder is subject to the backup withholding rules;

•	when a stockholder furnishes an incorrect taxpayer identification number; or

•	in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

A stockholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the stockholder’s actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to stockholders that fail to certify their non-foreign status.

Taxation of Tax Exempt Entities

Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of “unrelated business taxable income” (“UBTI”) as such term is defined in the Code. In general, distributions received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, part or all of such income or gain would constitute UBTI.

If we were deemed to be “predominately held” by qualified employee pension benefit trusts and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in “— Requirements for Qualification as a REIT — Organizational Requirements” above, part of the income and gain recognized by such trusts holding more than 10% in value of our shares attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be “predominately held” by such trusts if either one employee pension benefit trust owns more than 25% in value of our shares, or any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be “predominately held” by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Foreign Investors

The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non-U.S. Stockholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

Distributions

General

Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain distributions will be treated as distributions of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “Material Tax Considerations — Taxation of Stockholders — Distributions” above.

Distributions Attributable to Sale or Exchange of Real Property

As long as our stock is not regularly traded in an established securities exchange within the United States, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.

If our shares of common stock are ever “regularly traded” on an established securities exchange in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a Non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year:

•	will be taxed on such capital gain distribution as if the distribution was an ordinary distribution;

•	will generally not be required to report distributions received from us on U.S. federal income tax returns; and

•	will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to Non-U.S. Stockholders in the same manner as actual distributions by us of capital gain distributions. Under that approach, the Non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the Internal Revenue Service a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Tax Withholding on Distributions

For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain distributions) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed Internal Revenue Service Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or Form W-8ECI claiming that the distribution is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Stockholder that is or could be designated by us as a capital gain distribution. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such

Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the Internal Revenue Service.

Sales of Shares

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

•	such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the United States;

•	the Non-U.S. Stockholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

•	we are a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence; provided, however, that even if we are a “domestically controlled REIT,” a Non-U.S. Stockholder may be treated as having gain that is subject to U.S. federal income taxation if the Non-U.S. Stockholder (i) disposes of our common shares within a 30-day period preceding the ex-distribution date of a distribution on our common shares, any portion of which, but for such disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-distribution date.

We cannot assure you that we will qualify as a “domestically controlled REIT.” If we are not a domestically controlled REIT, a Non-U.S. Stockholder’s sale of common shares will be subject to tax, unless (i) the first two conditions described above are met, (ii) the common shares were regularly traded on an established securities exchange; and (iii) the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. In this regard, at the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If a Non-U.S. Stockholder has shares of our common stock redeemed by us, such Non-U.S. Stockholder will be treated as if such Non-U.S. Stockholder sold the redeemed shares if all of such Non-U.S. Stockholder of our common stock are redeemed or if such redemption is not essentially equivalent to a distribution within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

State and Local Taxes

We may be subject to state or local taxation. In addition, our stockholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Tax Aspects of the Operating Partnership

The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

Tax Treatment of the Operating Partnership

The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	it does not elect to be classified as an association taxable as a corporation; and

•	either (i) it is not classified as a “publicly traded partnership” under Section 7704 of the Code or (ii) 90% or more of it’s gross income consists of specified types of “qualifying income” within the meaning of Section 7704(c)(2) of the Code (including interest, distributions, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (a) traded on an established securities exchange or (b) readily tradable on a secondary market (or the substantial equivalent thereof).

Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and repurchases of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership’s gross income will consist of “qualifying income” within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Our counsel, Greenberg Traurig, LLP, has rendered its opinion that the Operating Partnership is properly classified as a partnership under the Code, assuming that no election is made by the Operating Partnership to be classified as a corporation under the Treasury Regulations.

If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income and would be taxable to us. Any change in the Operating Partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

Income and Loss Pass-Through

No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines Global, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution.

The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis and in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as distribution income. The application of these rules over time may result in a higher portion of distributions being taxed as distributions than would have occurred had we purchased the contributed assets entirely for cash. The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

Treatment of Distributions and Constructive Distributions

Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

•	If the distributions are made in redemption repurchase of part or all of a partner’s interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

•	If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner’s share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

Tax Basis in Our Operating Partnership Interest

Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership’s indebtedness;

•	will be increased by our share of the Operating Partnership’s taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

•	will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt from ERISA (each, a “Plan”) is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.”

We believe our common shares are “widely held” and “freely transferable” as described above and, accordingly, that the common shares offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Plan that invests in our common shares. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Annual Valuations

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Until three full fiscal years following this or any follow-on offering of our shares prior to any listing, we intend to adopt the share offering price in our most recent offering as the estimated price of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated price by reducing the most recent offering price of shares by the amount of such net proceeds which constituted a return of capital. After the end of such three year period, the estimated price of our shares will be based on valuations of our assets performed by independent experts. Any estimated valuations are not intended to represent the amount you would receive if you attempt to sell your shares or if our assets were sold and the proceeds distributed to you in a liquidation of our Company because, among other reasons, the amount of funds available for investment in our assets is reduced by approximately 10% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries and IRA custodians in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that the estimated values, or the method used to establish such values, will comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

REPORTS TO STOCKHOLDERS

In the subscription agreement, you may choose to authorize us to make available on our web site at www.          .com our quarterly and annual reports and any other reports required to be delivered to you, and to notify you via email when such reports are available. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the investment vehicles sponsored by Hines or its affiliates, property brochures and publications concerning real estate and investments.

The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•	The Hines Global REIT Property Gallery, Hines Global REIT Brochure and presentations, which briefly summarize (i) information about risks and suitability that investors should consider before investing in us; (ii) objectives and strategies relating to our selection of investments; and (iii) information about Hines Global and its sponsor, Hines;

•	Certain presentations, other print brochures and handouts, which include (i) information about risks and suitability that investors should consider before investing in us; (ii) various topics related to real estate investments and using real estate investments as part of an overall investment strategy; (iii) information regarding certain of our assets; and (iv) information about the sponsor, Hines; and

•	Certain information on our website, electronic media, presentations and third party articles.

The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.

LEGAL OPINIONS

The legality of the common shares being offered hereby has been passed upon for Hines Global by Venable LLP. The statements under the caption “Material Tax Considerations” as they relate to federal income tax matters have been reviewed by Greenberg Traurig, LLP, and Greenberg Traurig, LLP has opined as to certain income tax matters relating to an investment in the common shares. Greenberg Traurig, LLP has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Please see “Conflicts of Interest — Lack of Separate Representation.”

EXPERTS

The balance sheet of Hines Global REIT, Inc. as of December 31, 2008 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and we will file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we have filed with the Commission at the public reference facilities of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the Commission’s Internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Hines Global REIT, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Tel.: 1-888-220-6121
Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We maintain a website at www.          .com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GLOSSARY OF TERMS

Advisor:  means Hines Global REIT Advisors, LP, a Texas limited partnership.

Articles:  means the charter of Hines Global REIT, Inc.

Code:  means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Company:  means, collectively, Hines Global and the Operating Partnership and their direct and indirect wholly-owned subsidiaries.

Core Fund:  means Hines US Core Office Fund LP, a Delaware limited partnership.

Dealer Manager:  means Hines Real Estate Securities, Inc., a Delaware corporation, also referred to as “HRES.”

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Excess Securities:  means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our articles.

Exchange Act:  means the Securities Exchange Act of 1934, as amended.

FINRA:  means the Financial Industry Regulatory Authority.

Hines Real Estate Securities, Inc.: means our Dealer Manager.

Hines:  means Hines Interests Limited Partnership, a Delaware limited partnership.

Hines Global:  means Hines Global REIT, Inc., a Maryland corporation.

Hines Global REIT Advisors LP:  means our Advisor.

Hines Global REIT Properties LP:  means our operating partnership.

Hines REIT:  means Hines Real Estate Investment Trust, Inc., a Maryland Corporation.

HRES:  means Hines Real Estate Securities, Inc., also referred to as the “Dealer Manager.”

Investment Company Act:  means the Investment Company Act of 1940, as amended.

IRA:  means an individual retirement account established pursuant to Section 408 or Section 408A of the Code.

Liquidity Event:  means generally a sale of assets, a sale or merger of the Company, a listing of the shares on a national securities exchange or similar transaction.

OP Units:  means partner interests in the Operating Partnership.

Operating Partnership:  means Hines Global REIT Properties LP, a Delaware limited partnership.

Participation Interest:  means the profits interest in the Operating Partnership held by Hines Global REIT Associates Limited Partnership.

Partnership Agreement:  means the Amended and Restated Agreement of Limited Partnership of Hines Global REIT Properties LP.

Plan:  means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.

REIT:  means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

SAB:  means a Staff Accounting Bulletin of the Securities and Exchange Commission.

Securities Act:  means the Securities Act of 1933, as amended.

Special OP Units:  means the separate class of OP Units of the Operating Partnership held by Hines Global REIT Associates Limited Partnership with economic terms as more particularly described in “The Operating Partnership — Special OP Units.”

Unimproved Real Property:  means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that no development or construction in process and for which no development or construction is planned, in good faith to commence within one year.

U.S. GAAP:  means accounting principles generally accepted in the United States of America.

UBTI:  means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

UPREIT:  means an umbrella partnership real estate investment trust.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Hines Global REIT, Inc.:

We have audited the accompanying balance sheet of Hines Global REIT, Inc. (the “Company”) as of December 31, 2008. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Houston, Texas
January 14, 2009

Hines Global REIT, Inc.

Balance Sheet

December 31, 2008

Total assets	$—

Liabilities and stockholders’ equity
Total liabilities	$—

Stockholders’ equity
Common stock, $.001 par value per share; 200,000 shares authorized, none issued or outstanding	—

Total stockholders’ equity	—

Total liabilities and stockholders’ equity	$—

The accompanying notes are an integral part of this balance sheet.

HINES GLOBAL REIT, INC.

NOTES TO BALANCE SHEET
DECEMBER 31, 2008

1.	ORGANIZATION

Hines Global REIT, Inc. (the “Company”), was formed as a Maryland corporation on December 10, 2008 for the purpose of engaging in the business of investing in and owning commercial real estate properties and other real estate investments. The business of the Company will be managed by Hines Global REIT Advisors LP (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

On January 13, 2009, Hines Global REIT Investor, Limited Partnership, an affiliate of the Advisor, purchased 1,111.11 shares of common stock for $10,000 and was admitted as the initial shareholder of the Company. The Company’s board of directors intends to amend the Company’s articles of incorporation to authorize additional shares of common stock with a par value of $.001 and shares of preferred stock with a par value of $.001. The Company intends to then offer a minimum of $2,000,000 in shares and a maximum of $3,500,000,000 in shares of common stock for sale to the public (the “Offering”). The Company anticipates engaging Hines Real Estate Securities, Inc., (“HRES”), an affiliate of the Advisor, to serve as the dealer manager for the Offering. HRES will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to invest the net proceeds from the Offering in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. Properties purchased by the Company may have varying uses including office, retail, industrial, multi-family residential and hospitality or leisure. The Company may invest in operating properties, properties under development, and undeveloped properties such as land. In addition, the Company may also make other real estate investments including equity or debt interests, which may include securities, in other real estate entities and debt related to real estate. As of December 31, 2008, the Company has not made any such investments nor contracted to make any investments, nor has the Advisor identified any investments in which there is a reasonable probability that the Company will invest.

On January 7, 2009, the Company and Hines Global REIT Associates Limited Partnership (“HALP”), an affiliate of the Advisor, formed Hines Global REIT Properties, LP (the “Operating Partnership”). As of January 14, 2009, the Company and HALP had made initial capital contributions to the Operating Partnership of $10,000 and $190,000, respectively and accordingly, the Company owned a 5.0% general partner interest in the Operating Partnership. Management expects the Company’s ownership percentage in the Operating Partnership to increase significantly as the Company invests net proceeds from the Offering in the Operating Partnership. As of January 14, 2009, the Operating Partnership had no operations and no assets other than the partners’ initial capital contributions, but the Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company will consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

INVESTMENT PROPERTY AND LEASE INTANGIBLES

Real estate assets acquired directly by the Company will be stated at cost less accumulated depreciation. Depreciation will be computed using the straight-line method. The estimated useful lives for computing depreciation will generally be 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets will be capitalized and maintenance and repair costs will be expensed as incurred.

HINES GLOBAL REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

Real estate assets will be reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset.

Acquisitions of properties will be accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties will be included in the Company’s results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers will be used to record the purchase of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations, mortgage notes payable and any goodwill or gain on purchase. Initial valuations will be subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases will be the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company will evaluate the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition will be amortized over the remaining lease terms.

Acquired above-and below-market lease values will be recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of out-of-market lease value will be charged to rental revenue.

Acquired above- and below-market ground lease values will be recorded based on the difference between the present values (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases. The capitalized above- and below-market lease values will be amortized as adjustments to ground lease expense over the lease term.

Management will estimate the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable will be initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the note’s outstanding principal balance will be amortized over the life of the mortgage note payable.

ISSUER COSTS

The Company will reimburse the Advisor for any issuer costs that it pays on the Company’s behalf, including up to 0.5% of the gross offering proceeds as reimbursed for any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution. In the event the minimum $2,000,000 in shares of common stock is not sold to the public, the

HINES GLOBAL REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

Company will have no obligation to reimburse the Advisor for any issuer costs. The Company will begin to record issuer costs within its financial statements when the minimum of $2,000,000 in shares of common stock has been sold from the Offering. Organizational issuer costs, such as expenses associated with the formation of the Company and its board of directors will be expensed as incurred, and other issuer costs will be recorded as an offset to additional paid-in capital. As of December 31, 2008, issuer costs incurred by the Advisor on the Company’s behalf totaled approximately $216,600.

INCOME TAXES

The Company will make an election to be taxed as a real estate investment trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expects it will be taxed as such beginning with its taxable year ending December 31, 2009. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to shareholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

3.	RELATED PARTY TRANSACTIONS

Hines or its affiliates will receive fees and compensation in connection with the Offering and the acquisition, management and sale of the Company’s real estate investments. The agreements underlying these fee arrangements are expected to be executed in the future. As such, the anticipated terms described below are subject to change.

HRES will receive a commission of up to 7.5% of gross offering proceeds and a dealer manager fee of up to 2.5% of gross offering proceeds, both of which will be recorded as an offset to additional paid-in-capital in the Company’s financial statements. Pursuant to separately negotiated agreements, HRES may reallow up to 7.0% of its commission and up to 1.5% of its dealer manager fee to broker-dealers participating in the Offering. No selling commissions or dealer manager fee will be paid for sales under the Company’s distribution reinvestment plan.

As described in Note 2 above, the Company will reimburse the Advisor for any issuer costs paid on its behalf. However, the total compensation related to issuer costs, selling commissions and dealer manager fees may not exceed 15% of gross proceeds from the Offering.

The Advisor will also receive acquisition fees of 2.0% of the of the purchase price of each real estate investment the Company acquires or originates, including any debt attributable to such investments.

The Advisor will also receive debt financing fees of 1% of the amount obtained or made available under any loan or line of credit made available to the Company or any of its joint ventures.

The Advisor will also receive asset management fees of 0.0625% per month of the net equity capital invested by the Company in real estate investments as of the end of each month.

Additionally, HALP will receive a profits interest (the “Participation Interest”) in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset

HINES GLOBAL REIT, INC.

NOTES TO BALANCE SHEET — (Continued)

management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership. The Participation Interest entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.

As the percentage interest of the Participation Interest is adjusted, the value attributable to such adjustment related to the asset management fees will be charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted in to common shares of the Company.

The Company expects to pay Hines fees for the management and leasing of some of the Company’s properties. Property management fees will be paid in an amount equal to a market-based percentage of the gross revenues of the properties managed by Hines. In addition, if Hines provides leasing services with respect to a property, we will pay Hines leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic area of the applicable property. The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs will be the cost of personnel and overhead expenses related to such personnel located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’ duties under the agreement.

The Advisor or its affiliates also will be paid a 1.0% disposition fee based on the sales price of any real estate investments sold. In addition, the Advisor or its affiliates will receive Special OP Units, which will entitle them to receive distributions in an amount equal to 15% of distributions from sales of real estate investments, refinancings and other sources, but only after the Company’s stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual return on such invested capital.

Additionally, at the sole discretion of the Advisor, the acquisition fees, asset management fees, financing fee, or disposition fees are payable, in whole or in part, in cash or units of the Operating Partnership (“OP Units”). For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of the Company’s common stock in its most recent public offering less selling commissions and dealer manager fees. Each OP unit will be convertible into one share of the Company’s common stock. The Company will recognize the expense related to these OP Units as the related service is performed, as each OP Unit will be fully vested upon issuance.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of its average invested assets, or (B) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

*****

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Hines and its affiliates which have investment objectives similar to ours. Please see “Risk Factors — Risks Related to Our Business in General — We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results and Hines has limited experience in acquiring and operating certain types of real estate investments that the Company may acquire.”

This information should be read together with the summary information included in the “Prior Performance” section of this prospectus, which includes a description of each of Hines’ prior programs included in the Tables below. These Tables provide information on the performance of a number of private programs.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see “Risk Factors — Risks Related to Investments in Real Estate — Due to the risks involved in the ownership of real estate investments and real estate acquisitions, a return on your investment in Hines Global is not guaranteed and you may lose some or all of your investment.” If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following tables are included herein:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to Sponsor
TABLE III	Operating Results of Prior Programs
TABLE IV	Results of Completed Programs
TABLE V	Sales or Disposals of Properties

Additional information relating to the acquisition of properties by Hines prior programs is contained in TABLE VI, which is included in Part II of the registration statement of which this prospectus is a part, which the Company has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

Our determination as to which of Hines’ prior programs have investment objectives similar to ours was based primarily on whether the programs primarily invested through the acquisition or development of properties. Generally, we consider programs that invest in real estate properties through acquisition, and not development, to have investment objectives similar to ours regardless of the class of asset in which they invest.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2007
(ON A PERCENTAGE BASIS(1))
(Past/Prior Performance is Not Indicative of Future Results)

Table I provides a summary of the experience of Hines as a sponsor in raising and investing funds in programs for which the offerings have closed since January 1, 2005. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

	Hines Real Estate				Hines US	Hines US	Hines
	Investment		Hines US Core		Office Value	Office Value	Pan-European
	Trust Inc.		Office Fund LP		Added Fund I	Added Fund II	Core Fund

Dollar amount raised	$1,645,000,000		$2,037,960,590	(7)	$276,442,773	$827,894,737	$297,581,325
Percentage amount raised	100.0%		100.0%		100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions	8.2	%(5)	0.0%		0.0%	0.0%	0.0%
Organizational expenses	2.7	%(6)	0.1%		0.4%	0.1%	0.0%
Reserves	0.0%		0.0%		0.0%	0.0%	0.0%

Percent available for investment	89.1%		99.9%		99.6%	99.9%	100.0%

Acquisition and development costs:
Prepaid items and fees	0.6%		0.0%		0.0%	0.0%	0.4%
Purchase price (cash down payment)(2)	126.1%		191.9%		163.1%	81.4%	131.3%
Acquisition fees	1.8	%(4)	0.0	%(8)	0.0%	0.0%	1.2%
Other capitalized costs	1.4%		3.2%		0.0%	0.1%	3.7%

Total acquisition and development costs	129.9%		195.1%		163.1%	81.4%	136.6%

Percent leveraged(3)	55%		56%		60%	42%	35%

Date offering began	Jun-04		Aug-03		Jun-02	Jun-06	Dec-05
Length of offering	continuing		continuing		29 months	13 months	continuing
Months to invest 90% of amount available for investment	continuing		continuing		36 months	continuing	continuing

(1)	All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount raised” for each program.

(2)	“Purchase price (cash down payment)” includes both equity- and debt-financed payments. See “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(3)	“Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

(4)	A portion of this fee is satisfied through the issuance of shares rather than cash.

(5)	Note this amount includes selling commissions of 6.1% and dealer-manager fees of 2.1%.

(6)	Note this amount includes organization and offering costs.

(7)	These amounts reflect the total dollar amount raised by Hines US Core Office Fund LP and its subsidiaries.

(8)	Asset management and acquisition fees are paid out of distributions to investors in the Hines US Core Office Fund LP.

TABLE II

COMPENSATION TO SPONSOR
(Past/Prior Performance is Not Indicative of Future Results)

Table II summarizes the amount and type of compensation paid to Hines and its affiliates during the three years ended December 31, 2007(1) in connection with all of Hines’ programs, the offerings of which have closed since January 1, 2005.

	Hines Real Estate	Hines US		Hines US		Hines US		Hines
	Investment	Core Office		Value Added		Value Added		Pan-European
	Trust, Inc.	Office Fund LP		Fund I		Fund II		Core Fund

Date offering commenced	Jun-04	Aug-03		Jun-02		Jun-06		Dec-05
Dollar amount raised(1)	$1,645,000,000	$2,037,960,590	(2)	$276,442,773	(3)	$827,894,737	(4)	$297,581,325
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—		—		—		1,641,828
Acquisition fees:
Real estate commissions	—	—		—		—		—
Advisory fees	14,200,000	—		—		—		—
Dollar amount of cash generated from operations before deducting payments to sponsor	71,500,000	304,999,486		4,428,876		(8,228,047)		6,004,105
Amount paid to sponsor from operations:
Property management fees	6,068,000	18,634,801		4,209,578		974,000		—
Development, acquisition, and disposition fees	—	998,124	(5)	—		—		4,471,057
Partnership and asset management fees	12,250,000	—	(5)	—		—		1,400,222
Reimbursements	12,805,000	43,248,771		—		—		—
Leasing commissions	3,100,000	9,730,790		2,050,676		158,100		—
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	—	—		284,978,669		19,167,561		—
Notes	—	—		—		—		—
Amount paid to sponsor from property Sales and refinancing:
Real estate commissions	—	—		—		—		—
Incentive fees or distributions	—	—		—		—		—

(1)	“Dollar amount raised” represents total amount of equity raised over the life of the program. All other amounts on this table for the Hines’ private investment funds are for the three-year period ended December 31, 2007.

(2)	These amounts reflect the total dollar amount raised by Hines US Core Office Fund LP and its subsidiaries.

(3)	For Hines US Value Added Fund I, asset management fees of $9,523,238 were paid directly by each investor (other than Hines) to the sponsor. These amounts do not reduce such investor’s total capital commitment.

(4)	For Hines US Value Added Fund II, asset management fees of $9,782,277 were paid directly by each investor (other than Hines) to the sponsor. These amounts do not reduce such investor’s total capital commitment.

(5)	Acquisition and asset management fees totaling $10,702,445 and $10,777,728, respectively, were paid out of distributions to investors.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(Past/Prior Performance is Not Indicative of Future Results)

Table III summarizes the operating results of Hines’ prior programs the offerings of which have closed since December 31, 2003. All figures are as of December 31 of the year indicated except as noted otherwise.

	Hines Real	Hines Real		Hines Real		Hines Real
	Estate	Estate		Estate		Estate
	Investment	Investment		Investment		Investment		Hines US Core
	Trust, Inc.	Trust, Inc.		Trust, Inc.		Trust, Inc.		Office Fund LP
	2004	2005		2006		2007		2003
Gross revenues	$—	$6,247,000		$63,930,000		$179,576,000		$30,897,561
Profit (loss) on sale of properties	—	—		—		—		—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—		—		—		—
Less: Operating expenses	(16,617,000)	(2,128,000)		(54,873,000)		(120,521,000)		(10,347,087)
Interest expense	—	(2,447,000)		(18,310,000)		(47,835,000)		(7,709,542)
Depreciation	—	(3,331,000)		(22,478,000)		(68,151,000)		(6,645,196)
Other gain (loss)	6,609,000	(98,000)		(6,759,000)		(30,709,000)		—

Net income (loss) — GAAP basis	(10,008,000)	(1,757,000)		(38,490,000)		(87,640,000)		6,195,736

Taxable income (loss):
From operations	(1,661,915)	(13,330)		7,968,659		25,728,946		7,453,640

From gain (loss) on sale	—	—		—		—		—

Cash generated (deficiency) from operations	(1,173,000)	(1,775,000)		7,662,000		17,190,000		13,933,918
Cash generated from sales	—	—		—		—		—
Cash generated from refinancing	—	—		—		—		—
Cash generated from other (incentive)	—	—		—		—		—

Total cash generated (deficiency) from operations, sales, and refinancing	(1,173,000)	(1,775,000)		7,662,000		17,190,000		13,933,918
Less: Cash distributions to investors:
From operating cash flow	—	(3,734,475)		(21,888,329)		(65,109,873)		(7,000,000)
From sales and refinancing	—	—		—		—		—
From other (incentive)	—	—		—		—		—

Cash generated (deficiency) after cash distributions	(1,173,000)	(5,509,475)		(14,226,329)		(47,919,873)		6,933,918
Less: Special items (not including sales and refinancing)	—	—		—		—		—

Cash generated (deficiency) after cash distributions and special items	(1,173,000)	(5,509,475)		(14,226,329)		(47,919,873)		6,933,918

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(81)	—		10		16		48
— from recapture	—	—		—		—		—
Capital gain (loss)	—	—		—		—		—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	(18	)(2)	(38	)(2)	(78	)(2)	(7)
— from return of capital	—	—		—		—		(31)

Total distributions on GAAP basis	—	(18	)(2)	(38	)(2)	(78	)(2)	(38)

Source (on cash basis):
— from sales	—	—		—		—		—
— from refinancing	—	—		—		—		—
— from operations	—	(18	)(2)	(38	)(2)	(78	)(2)	(38)
— from other	—	—		—		—		—

Total distributions on cash basis	—	(18	)(2)	(38	)(2)	(78	)(2)	(38)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table						100%

(2)	Note, amount includes cash distributions paid and distributions reinvested during the year pursuant to the dividend reinvestment plan.

					Hines U.S.
					OfficeValue
	Hines US Core	Hines US Core	Hines US Core	Hines US Core	Added
	Office Fund LP	Office Fund LP	Office Fund LP	Office Fund LP	Fund I LP
	2004	2005	2006	2007	2004

Gross revenues	$145,383,935	$200,676,638	$279,915,693	411,085,855	$3,240,153
Profit (loss) on sale of properties	—	—	—	—	—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—	—
Less: Operating expenses	(55,169,553)	(92,529,967)	(128,645,065)	(179,775,610)	(2,159,754)
Interest expense	(30,002,240)	(46,345,102)	(66,380,725)	(101,312,735)	(1,208,721)
Depreciation	(43,618,014)	(58,218,871)	(87,731,245)	(172,044,901)	(1,383,715)
Other gain (loss)	—	—	—	9,636,701	(1,000,000)

Net income (loss) — GAAP basis	16,594,128	3,582,698	(2,841,342)	(32,410,690)	(2,512,037)

Taxable income (loss):
From operations	49,605,416	37,743,346	41,572,503	66,217,232	(460,462)

From gain (loss) on sale	—	—	—	—	—

Cash generated (deficiency) from operations	79,327,547	46,901,410	69,879,316	115,607,183	202,932
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	2,720,317
Cash generated from other (incentive)	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	79,327,547	46,901,410	69,879,316	115,607,183	2,923,249
Less: Cash distributions to investors:
From operating cash flow	(47,662,468)	(63,478,645)	(87,463,847)	(131,964,127)	—
From sales and refinancing	—	—	—	—	—
From other (incentive)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	31,665,079	(16,577,235)	(17,584,531)	(16,356,944)	2,923,249
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	31,665,079	(16,577,235)	(17,584,531)	(16,356,944)	2,923,249

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	67	35	38	42	(2)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(64)	(66)	(81)	(84)	—
— from return of capital	—	—	—	—	—

Total distributions on GAAP basis	(64)	(66)	(81)	(84)	—

Source (on cash basis):
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—
— from operations	(64)	(66)	(81)	(84)	—
— from other	—	—	—	—	—

Total distributions on cash basis	(64)	(66)	(81)	(84)	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table				100%

	Hines U.S.	Hines U.S.	Hines U.S.	Hines U.S.	Hines U.S.
	OfficeValue	OfficeValue	OfficeValue	OfficeValue	OfficeValue
	Added	Added	Added	Added	Added
	Fund I LP	Fund I LP	Fund I LP	Fund II LP	Fund II LP
	2005	2006	2007	2006	2007

Gross revenues	$40,669,843	$65,966,875	$39,341,976	$676,233	$47,590,143
Profit (loss) on sale of properties	—	34,178,410	133,605,359	—	—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—	—
Less: Operating expenses	(20,025,666)	(32,852,420)	(25,192,457)	(2,196,037)	(33,227,721)
Interest expense	(11,437,992)	(21,341,017)	(15,059,880)	(1,091,840)	(37,538,821)
Depreciation	(15,365,983)	(32,159,132)	(15,545,624)	(362,976)	(32,767,255)
Other gain (loss)	—	(1,698,525)	185,158	(387,301)	(175,676)

Net income (loss) — GAAP basis	(6,159,798)	12,094,191	117,334,532	(3,361,921)	(56,119,330)

Taxable income (loss):
From operations	603,624	(10,340,966)	(16,325,694)	(378,445)	(31,526,854)

From gain (loss) on sale	—	27,192,035	143,353,946	—	—

Cash generated (deficiency) from operations	7,833,851	(3,816,628)	(6,051,533)	(100,177)	(9,259,970)
Cash generated from sales	—	73,375,712	181,922,234	—	—
Cash generated from refinancing	2,200,056	11,249,310	16,231,357	4,380,699	14,786,862
Cash generated from other (incentive)	—	—	—	—	—

Total cash generated (deficiency) from operations, sales, and refinancing	10,033,907	80,808,394	192,102,058	4,280,522	5,526,892
Less: Cash distributions to investors:
From operating cash flow	(8,200,000)	(7,100,000)	(12,518,000)	—	—
From sales and refinancing	—	(69,000,000)	(182,000,000)	—	—
From other (incentive)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	1,833,907	4,708,394	(2,415,942)	4,280,522	5,526,892
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,833,907	4,708,394	(2,415,942)	4,280,522	5,526,892

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	2	(37)	(59)	(1)	(67)
— from recapture	—	18	27	—	—
Capital gain (loss)	—	80	492	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(30)	(107)	(494)	—	—
— from return of capital	—	(168)	(210)	—	—

Total distributions on GAAP basis	(30)	(275)	(704)	—	—

Source (on cash basis):
— from sales	—	(249)	(659)	—	—
— from refinancing	—	—	—	—	—
— from operations	(30)	(26)	(45)	—	—
— from other	—	—	—	—	—

Total distributions on cash basis	(30)	(275)	(704)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table			52%		43%

	Hines Suburban	Hines Suburban	Hines Suburban	Hines Suburban	Hines Suburban	Hines Pan-		Hines Pan-
	Office Venture	Office Venture	Office Venture	Office Venture	Office Venture	European		European
	LLC	LLC	LLC	LLC	LLC	Core Fund LP		Core Fund LP
	2003	2004	2005	2006	2007	2006		2007

Gross revenues	$11,224,000	$15,275,000	$9,014,000	$9,045,000	$5,956,000	$1,308,643		$14,938,748
Profit (loss) on sale of properties	—	20,220,000	8,925,000	—	19,738,000	—		—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—	—	—		—
Less: Operating expenses	(4,314,000)	(7,531,000)	(4,957,000)	(4,782,000)	(3,691,000)	(165,915)		(1,712,311)
Interest expense	(2,861,000)	(3,920,000)	(1,338,000)	(1,372,000)	(810,000)	(483,748)		(4,783,377)
Depreciation	(3,260,000)	(4,617,000)	(3,641,000)	(2,938,000)	(827,000)	—		—
Other gain (loss)	—	—	—	—	—	(2,369,388	)(1)	(14,582,815	)(1)

Net income (loss) — GAAP basis	789,000	19,427,000	8,003,000	(47,000)	20,366,000	(1,710,408)		(6,139,755)

Taxable income (loss):
From operations	2,037,000	945,209	901,474	279,368	(3,881,496)	(2,086,158)		(403,248)

From gain (loss) on sale		20,041,555	8,437,811	—	21,705,363	—		—

Cash generated (deficiency) from operations	1,958,000	3,564,000	(2,399,000)	(5,232,000)	(6,038,000)	1,142,728		13,226,437
Cash generated from sales	—	40,719,000	18,053,000	—	42,049,000	—		—
Cash generated from refinancing	—	—	—	—	—	—		—
Cash generated from other (incentive)	—	—	—	—	—	—		—

Total cash generated (deficiency) from operations, sales, and refinancing	1,958,000	44,283,000	15,654,000	(5,232,000)	36,011,000	1,142,728		13,226,437
Less: Cash distributions to investors:
From operating cash flow	(1,911,000)	(3,337,000)	(770,000)	—	(115,000)	(571,081)		(6,608,364)
From sales and refinancing	—	(40,503,000)	(18,114,000)	—	(38,682,000)	—		—
From other (incentive)	—	—	—	—	—	—		—

Cash generated (deficiency) after cash distributions	47,000	443,000	(3,230,000)	(5,232,000)	(2,786,000)	571,646		6,618,073
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	47,000	443,000	(3,230,000)	(5,232,000)	(2,786,000)	571,646		6,618,073

Tax and Distribution Data Per $1,000 Investe
Federal Income Tax Results:
Ordinary income (loss):
— from operations	74	39	70	5	(69)	(13)		(3)
— from recapture	—	—	—	—	60	—		—
Capital gain (loss)	—	834	659	—	385	—		—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(72)	(778)	(424)	—	(1,534)	(4)		(46)
— from return of capital	—	(1,047)	(486)	—	(1,850)	—		—

Total distributions on GAAP basis	(72)	(1,825)	(910)	—	(3,384)	(4)		(46)

Source (on cash basis):
— from sales	—	(1,686)	(873)	—	(3,374)	—		—
— from refinancing	—	—	—	—	—	—		—
— from operations	(72)	(139)	(37)	—	(10)	(4)		(46)
— from other	—	—	—	—	—	—		—

Total distributions on cash basis	(72)	(1,825)	(910)	—	(3,384)	(4)		(46)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table					0%			100%

(1)	Note, amount includes unrealized gains and losses on the fair value of investment properties.

TABLE IV

RESULTS OF COMPLETED PROGRAMS
(Past/Prior Performance is Not Indicative of Future Results)

Table IV summarizes the results of prior programs sponsored by Hines, which during the five years ended December 31, 2007 have completed their operations and sold all their properties.

		Hines 1997	Hines 1999
		U.S. Office	U.S. Office	National	Hines
	Hines Suburban	Development	Development	Office	Corporate
	Office Venture	Fund LP(1)	Fund LP(2)	Partners	Properties(3)

Dollar amount raised	$56,426,283	$243,560,000	$98,200,000	$3,444,780,717	$136,631,377
Number of properties purchased/developed	3	13	4	30	12
Date of closing of offering	Feb-02	Jan-98	Jan-99	Mar-05	Dec-04
Date of first sale of property	Apr-04	Oct-00	Jun-03	Sep-99	Oct-02
Date of final sale of property	Aug-07	Dec-04	Aug-07	Sep-06	Dec-04
Tax and Distribution data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss):
— from operations	21	164	24	60	(49)
— from recapture	136	—	88	35	227
Capital gain	872	474	1,396	161	1,493
Deferred gain:
Capital	—	—	—	—	—
Ordinary	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	833	664	1,495	354	1,451
— from return of capital	1,000	1,000	1,000	1,000	1,000

Total distributions on GAAP basis	1,833	1,664	2,495	1,354	2,451

Source (on cash basis):
— from sales	1,724	1,356	2,412	834	2,137
— from refinancing	—	71	—	334	—
— from operations	109	237	83	186	314

Total distributions on cash basis	1,833	1,664	2,495	1,354	2,451

(1)	Dollar amount raised for Hines 1997 U.S. Office Development Fund LP represents the total equity contributed by the partners rather than the equity committed to the partnership.

(2)	Dollar amount raised for Hines 1999 U.S. Office Development Fund LP represents the total equity contributed by the partners rather than the equity committed to the partnership.

(3)	Dollar amount raised for Hines Corporate Properties represents the total equity contributed by the partners rather than the equity committed to the partnership.

TABLE V

RESULTS OF COMPLETED PROGRAMS
(Past/Prior Performance is Not Indicative of Future Results)

Table V presents summary information on the results of sales or disposals of properties from Hines prior programs during the three years ended December 31, 2007. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Property,
					Purchase			Including Closing and Soft Costs			Excess
					Money	Adjustments			Total		(Deficiency) of
			Cash	Mortgage	Mortgage	Resulting			Acquisition		Property
			Received, Net	Balance at	Taken	from		Original	Cost, Capital		Operating Cash		Capital	Ordinary
	Date	Date of	of Closing	Time of	Back by	Application		Mortgage	Improvements		Receipts over Cash	Taxable	Gain	Gain
Property	Acquired	Sale	Costs	Sale	Program	of GAAP	Total	Financing	and Soft Costs	Total	Expenditures	Gain (Loss)	(Loss)	(Loss)

Hines Suburban Office Venture LLC
2345 Grand Boulevard	Mar-04	Aug-07	40,330,759	31,600,000	—	—	71,930,759	31,600,000	18,241,300	49,841,300	(4,612,519)	21,705,363	18,326,906	3,378,457
Ashford Perimeter	Aug-03	Jan-05	18,013,523	26,845,412	—	—	44,858,935	27,000,000	11,107,372	38,107,372	2,798,954	7,473,893	6,339,076	1,134,817
Hines US Office Value Added Fund
Capital Center	Sep-04	Jul-06	42,638,169	47,973,427	—	—	90,611,596	—	72,680,285	72,680,285	—	21,114,619	18,481,191	2,633,428
Westwood of Lisle	Nov-04	Oct-06	22,939,786	29,349,439	—	—	52,289,225	—	49,641,098	49,641,098	—	5,229,414	3,369,867	1,859,547
Bank of America Center Houston	Jun-05	Oct-06	7,797,757	11,152,750	—	—	18,950,507	—	18,962,548	18,962,548	—	143,353,946	135,898,414	7,455,532
20 Independence	Nov-05	Aug-07	181,922,234	120,745,436	—	—	302,667,670	112,725,848	113,340,604	226,066,452	—	848,002	344,067	503,935

APPENDIX B

Hines

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL REIT

1 YOUR INITIAL INVESTMENT

Make all checks* payable to: Hines Global REIT

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $	☐ Initial Purchase ☐ Subsequent Purchase	Brokerage Account Number
(The minimum investment is $2,500)		(If Applicable)

☐ **A. Rights of Accumulation** Please link the tax identification numbers or account numbers listed below for Rights of Accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐ **B. Net Commission Purchases** Please check this box if you are eligible for a Net Commission Purchase. Net commission purchases are available to: employees (and their spouses, parents and minor children) of a Broker-Dealer, employees (and their spouses, parents and minor children) of Hines and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc.

2 FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership

☐ **INDIVIDUAL OR JOINT TENANT** *(with rights of survivorship)*

☐ **TRANSFER ON DEATH-***optional designation of beneficiaries for individual, joint owners with rights of survivorship. Please complete Section 3D.*

☐ **TENANTS IN COMMON**

☐ **COMMUNITY PROPERTY**

☐ **UNIFORM GIFT/TRANSFER TO MINORS** *(UGMA/UTMA)*
Under the **UGMA/UTMA** of the State of ____________

☐ **PENSION PLAN** *(Include plan documents naming the plan and authorized signatories)*

☐ **TRUST** *(Include Trustee Certification Form)*

☐ **CORPORATION OR PARTNERSHIP** *(Include Corporate Resolution or Partnership Agreement naming the authorized signatories)*

☐ **OTHER** ____________
(Include title and signature pages)

Custodial Ownership

☐ **THIRD PARTY ADMINISTERED CUSTODIAL PLAN**

☐ **IRA** ☐ **ROTH/IRA** ☐ **SEP/IRA** ☐ **SIMPLE**

☐ **OTHER** ____________

Name of Custodian ____________

Mailing Address ____________

City ____________ State ____________ Zip ____________

Custodian Information *(To be completed by Custodian above)*

Custodian Tax ID # ____________

Custodian Account # ____________

Custodian Phone # ____________

3 INVESTOR INFORMATION

Please print name(s) in which Shares are to be registered.

A. Investor

First Name	(MI)	Last Name	Gender
Social Security Number	Drivers License Number/State *(optional)*		Date of Birth (MM/DD/YYYY)
Street Address	City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship			Daytime Phone Number

B. Co-Investor (if applicable)

First Name	(MI)	Last Name	Gender
Social Security Number	Drivers License Number/State *(optional)*		Date of Birth (MM/DD/YYYY)
Street Address	City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship			Daytime Phone Number

HGR1SUB1 01/09

C. Residential Street Address *(This section must be completed for verification purposes if mailing address in Section 3A is a P.O. Box)*

Street Address	City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number

D. Transfer on Death Beneficiary Information *(For Individual or Joint Accounts (with rights of survivorship) only)*

First Name	(MI)	Last Name	SSN:			
				_____ Primary	_____ Secondary	_____ %
First Name	(MI)	Last Name	SSN:	_____ Primary	_____ Secondary	_____ %
First Name	(MI)	Last Name	SSN:	_____ Primary	_____ Secondary	_____ %
First Name	(MI)	Last Name	SSN:	_____ Primary	_____ Secondary	_____ %

E. Trust/Corporation/Partnership/Other *(Trustee(s) information must be provided in Sections 3A and 3B)*

Entity Name	Tax ID Number	Date of Trust

4 DISTRIBUTIONS

(Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive dividend distributions by check mailed to you at the address set forth in section 3A above, to receive dividend distributions by check mailed to third-party or alternate address, or to elect to receive dividend distributions by direct deposit.

For Custodial held accounts, if you elect cash distributions the funds will be directed back to the Custodian (select option c).

I hereby subscribe for Shares of Hines Global REIT and elect the distribution option indicated below:

A. ☐ **Reinvest/Distribution Reinvestment Plan** *(See Prospectus for details)*
B. ☐ **Cash/Check** mailed to the address set forth in section 3A.
C. ☐ **Cash/Check Mailed to Third-Party/Alternate Address/Custodian**

Name/Entity Name/Financial Institution	Mailing Address		
City	**State**	**Zip Code**	**Account Number**

D. ☐ **Cash/Direct Deposit** Please attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Hines Global REIT or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines Global REIT in writing to cancel it. In the event that Hines Global REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution	Mailing Address	
City	**State**	**Zip Code**
Your Bank's ABA Routing Number	**Your Bank Account Number**	☐ Checking Account ☐ Savings Account

Please Attach a Pre-printed Voided Check

103
VOID
Your Bank
:000000000:103 000000000:765
ABA Routing Number
Check Number
Bank Account Number

* *The above services cannot be established without a pre-printed voided check.*

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

❺ PAPER DELIVERY AND HOUSEHOLDING *(check only boxes that apply)*

☐ ***Paper Delivery***. Although Hines Global REIT makes shareholder communications available on its website (www. .com), I hereby request that Hines Global REIT deliver any such shareholder communication (including proxy statements, annual and quarterly reports, Prospectus supplements and other required reports) to me by mailing paper documents to the address listed in Section 3A. I understand that I may revoke my request for paper delivery at any time by calling (888) 220-6121.

☐ ***Householding***. To the extent that I have requested paper delivery, I consent to "householding" of shareholder communications, which means that Hines Global REIT may deliver one printed copy of any shareholder communication to all shareholders sharing my address. I understand that my consent to householding is effective so long as my account with Hines Global REIT remains active, unless I revoke my consent by calling (888) 220-6121.

❻ BROKER-DEALER/FINANCIAL ADVISOR INFORMATION *(All fields must be completed)*

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer	Financial Advisor Name	
Advisor Mailing Address		
City	State	Zip Code
Advisor Number / Branch Number	Telephone Number	
E-mail Address	Fax Number	

Please note that all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. (Section 6 must be filled in.)

The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ____________________ ________
Financial Advisor Signature *Date*

X ____________________ ________
Branch Manager Signature (If required by Broker-Dealer) *Date*

7 SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

Hines Global REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global REIT to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED.

	Owner	*Joint Owner*
(a) A copy of the Prospectus of Hines Global REIT, Inc. has been delivered or made available to me.	*Initials*	*Initials*
(b) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	*Initials*	*Initials*
(c) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	*Initials*	*Initials*
(d) I am purchasing the Shares for my own account.	*Initials*	*Initials*

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X ______________________ ________
Signature of Investor *Date*

X ______________________ ________
Signature of Co-Investor or Custodian (if applicable) *Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8 MISCELLANEOUS

Investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Hines Global REIT, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are required to promptly notify Hines Global REIT and the Broker-Dealer in writing.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines Global REIT.

Return to: Hines Global REIT ■ P.O. Box 219010 ■ Kansas City, MO 64121-9010

Overnight Delivery: Hines Global REIT ■ 430 W. 7th St. ■ Kansas City, MO 64105

Hines Global REIT Investor Relations: 1-888-220-6121

APPENDIX C

HINES GLOBAL REIT, INC.
DISTRIBUTION REINVESTMENT PLAN

As of [          ]

Hines Global REIT, Inc., a Maryland Corporation (the “Company”), has adopted the following Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Amended and Restated Articles (the “Articles”) unless otherwise defined herein.

1. Distribution Reinvestment. As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s shares of common stock (the “Shares”) pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all cash distributions, other than Designated Special Distributions (as defined below), (“Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors.

2. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in a Company’s Registration Statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below. If the DRP transaction involves Shares which are registered with the Securities and Exchange Commission (the “Commission”) in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his participation pursuant to the provisions of Section 7 below.

3. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.50 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing

C-1

market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

4. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.

5. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Shares owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Shares owned at the end of the covered period.

6. Commissions. The Company will not pay any selling commissions or Dealer Manager fees in connection with Shares sold pursuant to the DRP.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time, upon 10 days’ written notice, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Stockholder in cash.

8. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment in Shares pursuant to the terms of the DRP.

9. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

C-2

APPENDIX D

HINES GLOBAL REIT, INC.

HINES REAL ESTATE SECURITIES, INC.
PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY

We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our shareholders’ personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

1. Information We May Collect.

We may collect Nonpublic Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•	Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2. Why We Collect Nonpublic Personal Information.

We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

3. Use and Disclosure of Information.

We may disclose all of the Nonpublic Personal Information we collect about you as described above to the following types of third parties:

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.

•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we may also use and disclose all of the Nonpublic Personal Information we collect about you to the extent permitted by law. For example, to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, Web Site and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4. Protecting Your Information.

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•	Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5. Former Customers.

We treat information concerning our former customers the same way we treat information about our current customers.

6. Keeping You Informed.

We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7. Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via telephone at 888.220.6121 or email at                    .

8. Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to Hines Global REIT, Inc. and Hines Real Estate Securities, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the Hines group of companies, such as our securities affiliates from marketing their products or services to you based on your personal information that we collect and share with them. This information includes you account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at:  888.220.6121

By mail:  Mark your choices below, fill in and send to:

HINES GLOBAL REIT, INC.
2800 Post Oak Blvd., Suite 5000
Houston, TX 77056

Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

      Do not allow your affiliates to use my personal information to market to me.

Name:

Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

APPENDIX E

THE HINES TIMELINE

Hines, our sponsor, has over 49 years of experience. This timeline briefly summarizes this history. Our Advisor relies on Hines to locate, evaluate and assist in the acquisition of our real estate investments and to perform many of our day-to-day operations. Hines also manages all of our direct and indirect real estate investments.

We do not have an interest in any of the funds, properties or projects listed below. This summary is included to provide potential investors with additional historical information about our sponsor. See “Risk Factors — Risks Related to Our Business in General — We are different in some respects from prior programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.” Hines’ past performance may not be indicative of our future results.

Please see “Investment Objectives and Policies With Respect to Certain Activities” for a description of our investment objectives and policies, which differ from some of the current and historical projects sponsored by Hines.

Establishment Through Recognized Performance: The Late 50s, 60s & 70s

Originally a developer of warehouse and distribution buildings with some ancillary office space in the 1960s, Hines shifted its strategy during the 1970s from smaller industrial and office properties to large and distinctive office towers, anticipating corporate America’s interest in signature office buildings.

1957	—	Gerald D. Hines Interests founded as a sole proprietorship.
1958	—	After six office/warehouse projects, Hines completes the firm’s first Class A Office Project, 4219 Richmond Ave., Houston, Texas.
1967	—	Gerald D. Hines Interests celebrates its 10th anniversary with 97 office, warehouse, retail, parking and residential projects in its portfolio.
1971	—	Hines builds its first office tower in downtown Houston, the 50-story One Shell Plaza.
1973	—	Banking Division is formed to pursue development of bank headquarters in joint ventures outside Houston, starting national expansion of firm.
1975	—	Pennzoil Place is completed and named building of the year by the NY Times.
1976	—	Hines sells a major interest in Pennzoil Place to an international investor. Hines completes its first international development in Montreal.
1978	—	Construction of Three First National Plaza (Chicago) begins.
1979	—	The West Region office opens in San Francisco.

Equity Joint Ventures and Selective Recapitalization: The 80s

During the high interest rate environment of the 1980s, Hines structured development partnerships with providers of long term equity to capitalize larger and more complex development projects in central business districts.

1981	—	The East Region office opens in New York City.
1982	—	The Southeast Region office opens in Atlanta.
1983	—	Transco Tower, now called Williams Tower, and Republic Bank Center, now called Bank of America Center (both in Houston) are completed, as is United Bank Center, now Wells Fargo Center (Denver) is completed.
1984	—	580 California (San Francisco), Huntington Center (Columbus) and Southeast Financial Center, now Wachovia Financial Center (Miami) are completed.
1985	—	Ravinia Center (Atlanta) is completed.
1986	—	53rd At Third and 31 West 52nd Street are completed (both in New York). The Midwest Region office opens in Chicago.

1987	—	Hines celebrates its 30th anniversary with 373 projects completed and 921 employees throughout the U.S. The Norwest Center (Minneapolis) and Columbia Square (Washington, D.C.) buildings are completed.
1988	—	500 Bolyston (Boston) and Franklin Square (Washington, D.C.) are completed.
1989

Global Expansion, Acquisitions and Investment Management: The 90s

In the early 1990s, Hines strategically decided to expand internationally, seeing an opportunity to provide quality space in overseas markets to multi-national firms. Domestically, as real estate markets softened in the early 90s, Hines saw an opportunity to buy buildings below replacement cost and purchased over 27 million square feet in existing properties during the decade.

In the late 90s, Hines formed a series of co-investment partnerships with major investors to execute a suburban office market development strategy.

1990	—	Jeffrey C. Hines appointed President of Hines Interests Limited Partnership; Gerald D. Hines becomes Chairman. 343 Sansome (San Francisco), 225 High Ridge Road (Stamford) and Figueroa at Wilshire (Los Angeles) are completed.
1991	—	The first international office opens in Berlin. 450 Lexington (New York) and One Detroit Center, now Comerica Tower (Detroit) are completed.
1992	—	Mexico City and Moscow offices open. The renovation and development of the historic Postal Square (Washington, D.C.) is completed.
1993	—	700 11th Street (Washington, D.C.) is acquired, the first building acquisition by Hines.
1994	—	Hines begins the year with 18 major developments in progress in the U.S. and three foreign countries. Greenspoint Plaza (Houston) is acquired. Del Bosque is completed in Mexico City and sold to Coca-Cola for its Latin America headquarters.
1995	—	Paris, London, Frankfurt and Prague offices are all opened. In partnership with Morgan Stanley, Hines acquires the Homart portfolio (15 U.S. office buildings).
1996	—	The Barcelona and Beijing offices open. Hines closes its first international fund, Emerging Markets Fund I.
1997	—	Hines celebrates its 40th anniversary with 2,700 employees worldwide. Warsaw office opens. Construction begins on Diagonal Mar in Barcelona, the largest European undertaking for Hines to date.
1998	—	Hines completes its first international property acquisition, Reforma 350 in Mexico City. Hines Corporate Properties (Hines’ first Build-to-Suit Fund) closes. Hines U.S. Development Fund I closes. CalPERS selects Hines as partner and investment manager for its $1.0 billion portfolio of 18 properties. Sào Paulo office opens.
1999	—	The Hines U.S. Office Development Fund II and Emerging Markets Real Estate Fund II close. Hines completes Mala Sarka (Prague), DZ Bank (Berlin), and Main Tower (Frankfurt). Hines acquires Figueroa at Wilshire (Los Angeles), 1100 Louisiana (Houston), and Bank of America Tower (Miami).

Continuing Development, Expanded Investment Vehicles: The 00s

2000	—	Hines starts major office projects in the central business districts of Seattle, Chicago, New York and San Francisco. Hines acquires 750 Seventh Avenue (New York).
2001	—	Hines develops, Gannett/USA Today headquarters in Virginia and projects for Morgan Stanley Dean Witter, Bear Stearns and Swiss Bank Corporation (now UBS Warburg) in New York.
2002	—	Hines initiates the Hines Suburban Office Venture to acquire suburban office properties. Hines completes 745 Seventh Avenue in New York City and the resort community of Aspen Highlands Village in Aspen, Colorado.
2003	—	Completed projects include Hilton Americas-Houston, Toyota Center and Calpine Center (all in Houston), 2002 Summit Boulevard (Atlanta), ABN AMRO (Chicago), Benrather Karree (Düsseldorf) and Panamérica Park (São Paulo).

	—	Hines expands its presence in Paris with three significant projects. Hines begins the urban planning project Garibaldi Repubblica (Milan), a master plan project which includes residential, office, retail and a hotel as well as a 26-acre public park. Additional residential projects include Tower I of Park Avenue (Beijing), River Valley Ranch (Colorado) and master-planned community Diagonal Mars Illa de Llac in Barcelona. The Hines European Development Fund is formed to focus on Class A office properties in Western Europe. The Hines U.S. Core Fund acquires its first buildings, three New York City office buildings and a building in Washington D.C. The Hines U.S. Office Value Added Fund offering is closed. Construction begins on One South Dearborn (Chicago), 2525 Ponce de Leon (Coral Gables), 1180 Peachtree (Atlanta) and Torre Almirante (Rio de Janeiro).
2004	—	Hines sponsors its first public program, Hines REIT, which commences its first public offering. Development continues on Cannon Place, 99 Queen Victoria and the new world headquarters for the Salvation Army (all in London), and International Plaza-Kempinski Hotel (São Paulo).
2005	—	Hines continues to seek out new development and investment opportunities in over 100 markets around the world. Hines and CalPERS create funds to invest in Mexico’s real estate market and Brazil’s office, industrial and residential markets. Properties in development include 300 North LaSalle and One South Dearborn in Chicago and 900 de Maisonneuve, (Montreal).
2006	—	Hines and CalPERS establish the nation’s first real estate investment fund devoted solely to sustainable development. Hines is honored with the Environmental Protection Agency’s ENERGY STAR Sustained Excellence Award. New Delhi office opens. Hines develops new region called Eurasia, which includes Poland, Russia and now India.
2007	—	Hines celebrates its 50th anniversary with more than 3,150 employees and almost 900 projects completed and under way around the globe. The Dubai office opens.
2008	—	Gerald D. Hines receives the first ever Visionary Leadership in Real Estate Development Award from Harvard Design School. Hines has more than 100 LEED certified, pre-certified and registered projects. Hines owns and/or manages more than 100 ENERGY STAR labeled buildings. Over five million square feet of Hines’ buildings receive the EPA’s “Designed to Earn the ENERGY STAR” (DEES) designation. Hines and Hines REIT win NAREIT’s “Leader in the Light” Award at the highest level.

Up to $3,500,000,000 in Common Shares

Hines Global REIT, Inc.

Offered to the Public

PROSPECTUS

[          ]

Hines Real Estate Securities, Inc.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Hines Global REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until [               ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 30.	Quantitative and Qualitative Disclosure About Market Risk

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Qualitative Disclosures About Market Risk” in the prospectus included in this registration statement for information required by this item.

Item 31.	Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses to be incurred by Hines Global REIT, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the FINRA filing fee.

Amount

Securities Act registration fee	$137,550
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$500,000
Printing and mailing expenses	$6,000,000
Legal fees and expenses	$4,000,000
Accounting fees and expenses	$1,000,000
Advertising and sales literature	$1,200,000
Transfer agent fees	$3,750,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$7,500,000

Total	$24,413,050

Item 32.	Sales to Special Parties

We may sell shares to retirement plans of participating broker dealers, to participating broker dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.5% discount, or $9.25 per share, reflecting that no selling commissions will be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares at a discount.

Our directors and officers, both current and retired, as well as affiliates of Hines and their directors, officers and employees, both current and retired (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 10.00% discount, or $9.00 per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

In addition, Hines, the Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 7.5% discount, or $9.25 per share, reflecting the fact that no selling commissions will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Item 33.	Recent Sales of Unregistered Securities

Hines Global REIT, Inc. issued 1,111 common shares to Hines Global REIT Investor Limited Partnership, in exchange for an investment of $10,000 in connection with the formation of Hines Global REIT, Inc. in January 2009 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.

Subject to the conditions set forth in this Item, our charter provides that no director or officer of Hines Global will be liable to Hines Global or its stockholders for money damages and that Hines Global shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse the reasonable expenses of any director or officer of Hines Global against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our charter, we shall not indemnify a director, an advisor or an affiliate of the advisor (each an “Indemnified Party”) for any liability or loss suffered by such Indemnified Party, nor shall we provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our charter provides that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a stockholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party provides us with written affirmation of his good faith belief that he met the standard of conduct necessary for indemnification and undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our charter or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our charter, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the charter and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our charter provides that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or bylaws will apply to or affect, in any respect, any party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

(b) Exhibits: The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37.	Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)(i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(g) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each material property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(h) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period and during a period when the undersigned registrant is not engaged in an offering of its shares of common stock, involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAM
(Past/Prior Performance is Not Indicative of Future Results)

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2007 by prior programs sponsored by Hines. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2007.

					Contract
					Purchase
	Gross		Original	Cash Down	Price Plus	Other Cash	Other Cash
	Leasable	Date of	Mortgage	Payment	Acquisition	Expenditures	Expenditures	Total Cost
Property and Location	Space (sq. ft.)	Purchase(1)	Financing	(Equity)	Fee	Expensed	Capitalized	of Property

Acquisitions:
Hines Real Estate Investment Trust
1900 and 2000 Alameda, San Mateo, CA	253,141	Jun-05	33,064,993	26,735,007	59,034,500	—	1,328,000	60,362,500
Citymark, Dallas, TX	220,079	Aug-05	15,302,806	12,497,194	28,076,504	—	282,000	28,358,504
1515 S. Street, Sacramento, CA	348,881	Nov-05	45,000,000	21,600,000	67,265,500	—	368,000	67,633,500
Airport Corporate Center, Miami, FL	1,021,397	Jan-06	90,648,779	66,151,221	158,396,280	—	543,000	158,939,280
321 North Clark, Chicago, IL	885,664	Apr-06	136,632,201	110,667,799	249,773,082	—	9,587,000	259,360,082
3400 Data Drive, Rancho Cordova, CA	149,703	Nov-06	18,078,740	14,721,260	33,128,000	—	153,000	33,281,000
Watergate Tower IV, Emryville, CA	344,433	Dec-06	79,921,260	64,978,740	146,349,000	—	291,000	146,640,000
Daytona Building, Redmond, WA	251,313	Dec-06	53,458,021	45,541,979	99,990,000	—	164,000	100,154,000
Laguna Building, Redmond, WA	464,701	Jan-07	65,541,979	52,458,021	119,165,000	—	233,000	119,398,000
Atrium on Bay, Toronto, Ontario	1,071,517	Feb-07	183,084,000	32,516,000	217,479,588	—	1,707,295	219,186,883
Seattle Design Center, Seattle, WA	390,684	Jun-07	31,000,000	25,800,000	57,368,000	—	268,000	57,636,000
5th and Bell, Seattle, WA	197,135	Jun-07	39,000,000	33,200,000	72,884,000	—	1,449,053	74,333,053
3 Huntington Quadrangle, Melville, NY	407,731	Jul-07	48,000,000	39,000,000	87,870,000	—	544,000	88,414,000
Distribution Park Rio, Rio de Janeiro, Brazil	693,115	Jul-07	—	26,850,000	27,139,000	—	—	27,139,000
One Wilshire, Los Angeles, CA	661,553	Aug-07	159,500,000	127,500,000	289,938,200	—	3,690,000	293,628,200
Minneapolis Office/Flex Portfolio, Minneapolis, MN	766,240	Sep-07	45,000,000	42,000,000	87,860,000	—	1,000,000	88,860,000
JPMorgan Chase Tower, Dallas, TX	1,247,923	Nov-07	160,000,000	129,600,000	292,481,000	—	1,435,000	293,916,000
Hines US Core Office Fund
Three First National Plaza, Chicago, IL	1,420,056	Mar-05	141,000,000	95,000,000	236,000,000	—	14,492,352	250,492,352
525B Street, San Diego, CA	446,737	Aug-05	52,000,000	64,000,000	116,000,000	—	656,954	116,656,954
720 Olive Way, Seattle, WA	300,710	Jan-06	42,400,000	41,275,000	83,675,000	—	191,017	83,866,017
333 West Wacker, Chicago, IL	845,210	Apr-06	124,000,000	99,000,000	223,000,000	—	5,689,829	228,869,829
One Atlantic Center, Atlanta, GA	1,100,312	Jul-06	168,500,000	136,500,000	305,000,000	—	409,837	305,409,837
Warner Center, Woodland Hills, CA	808,274	Oct-06	174,000,000	136,953,889	310,953,889	—	3,632,120	314,586,009
Riverfront Plaza, Richmond, VA	951,421	Nov-06	135,900,000	141,600,000	277,500,000	—	868,746	278,368,746
Douglas Boulevard Properties/Wells Fargo Center, Sacramento, CA	1,385,001	May-07	273,250,000	216,950,000	490,200,000	—	1,560,499	491,760,499
Charlotte Plaza, Charlotte, NC	625,026	Jun-07	97,500,000	78,000,000	175,500,000	—	70,600	175,570,600
The Carillon Building, Charlotte, NC	470,942	Jul-07	78,000,000	62,000,000	140,000,000	—	224,504	140,224,504
Renaissance Square, Phoenix, AZ	965,508	Dec-07	188,800,000	82,100,000	270,900,000	—	539,274	271,439,274

					Contract
					Purchase
	Gross		Original	Cash Down	Price Plus	Other Cash	Other Cash
	Leasable	Date of	Mortgage	Payment	Acquisition	Expenditures	Expenditures	Total Cost
Property and Location	Space (sq. ft.)	Purchase(1)	Financing	(Equity)	Fee	Expensed	Capitalized	of Property

Hines US Office Value Added Fund I LP
One Ravinia Drive, Atlanta, GA	378,538	Mar-05	—	56,500,000	56,500,000	—	83,870	56,583,870
Union Bank Plaza, Los Angeles, CA	625,838	Mar-05	75,000,000	68,000,000	143,000,000	—	49,045	143,049,045
20 Independence, Warren, NJ	120,528	Jun-05	—	18,080,000	18,080,000	—	53,145	18,133,145
One Northwestern Plaza, Southfield, MI	241,751	Oct-05	—	31,900,000	31,900,000	—	51,448	31,951,448
Bank of America Center, Houston, TX	1,255,666	Nov-05	112,725,848	57,460,152	170,186,000	—	72,945	170,258,945
Mountain View Corporate Center, Broomfield, CO	461,438	Apr-06	—	71,500,000	71,500,000	—	30,490	71,530,490
NoCal Portfolio, San Jose, CA	1,604,232	Nov-06	81,250,000	33,312,500	114,562,500	—	701,537	115,264,037
Hines US Office Value Added Fund II LP:
NoCal Portfolio, San Jose, CA	1,604,232	Nov-06	168,750,000	69,187,500	237,937,500	—	1,457,038	239,394,538
Doral Corporate Center(2), Miami, FL	276,376	Dec-06	—	55,750,000	55,750,000	—	13,261	55,763,261
Two MacArthur Ridge, Irving, TX	246,664	Feb-07	—	41,250,000	41,250,000	—	27,834	41,277,834
Sacto Portfolio (17), Sacramento, CA	1,050,273	May-07	189,420,000	80,380,000	269,800,000	—	541,685	270,341,685
2100 M Street, Washington, DC	292,406	May-07	—	152,500,000	152,500,000	—	2,285,058	154,785,058
101 North Wacker, Chicago, IL	599,433	Aug-07	—	129,500,000	129,500,000	—	986,145	130,486,145
12100 Wilshire, Los Angeles, CA	350,841	Nov-07	130,000,000	95,000,000	225,000,000	—	1,282,504	226,282,504
600 Clipper, Belmont, CA	154,611	Dec-07	—	50,000,000	50,000,000	—	32,784	50,032,784
Hines Pan-European Core Fund:
Uptown Munich — Building E, Munich, Germany	91,760	Aug-06	26,200,839	26,282,930	50,300,137	47,761	1,970,459	52,318,357
Cadbury Distribution Centre, Birmingham, U.K.	403,259	Dec-06	42,611,189	25,260,219	63,732,607	647,372	2,624,791	67,004,770
Eurosquare I, St Quen, France	165,920	Jul-07	50,075,754	119,816,777	166,930,126	321,411	2,480,816	169,732,353
Alston Building, St. Quen, France	170,586	Jul-07	15,139,578	30,279,156	117,622,873	—	1,825,862	119,448,735
15 Suffolk Street, London, U.K.	21,100	Dec-07	26,662,644	28,420,831	53,575,501	87,202	2,210,485	55,873,188

(1)	Date of purchase disclosed for developments is the completion date of the project.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on January 14, 2009.

Hines Global REIT, Inc.

By:	/s/ Charles N. Hazen
Charles N. Hazen
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Global REIT, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Ryan T. Sims, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines Jeffrey C. Hines	Chairman of the Board of Directors	January 14, 2009

/s/ Charles N. Hazen Charles N. Hazen	President and Chief Executive Officer (principal executive officer)	January 14, 2009

/s/ Sherri W. Schugart Sherri W. Schugart	Chief Financial Officer (principal financial officer)	January 14, 2009

/s/ Ryan T. Sims Ryan T. Sims	Chief Accounting Officer (principal accounting officer)	January 14, 2009

Signature	Title	Date

/s/ Charles M. Baughn Charles M. Baughn	Director	January 14, 2009

/s/ C. Hastings Johnson C. Hastings Johnson	Director	January 14, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Dealer Management Agreement
1.2	Form of Selected Dealer Agreement
3.1	Form of Articles of Amendment and Restatement of Hines Global REIT, Inc.
3.2	Form of Bylaws of Hines Global REIT, Inc.
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B)
5.1	Opinion of Venable LLP*
8.1	Opinion of Greenberg Traurig, LLP as to tax matters*
10.1	Agreement of Limited Partnership of Hines Global REIT Properties LP*
10.2	Form of Advisory Agreement
10.3	Hines Global REIT, Inc. Distribution Reinvestment Plan (included in the Prospectus as Appendix C)
10.4	Form of Escrow Agreement*
10.5	Form of Indemnification Agreement
21.1	List of Subsidiaries of Hines Global REIT, Inc.*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Venable LLP (to be included in Exhibit 5.1)
23.3	Consent of Greenberg Traurig, LLP (to be included in Exhibit 8.1)
24.1	Power of Attorney of certain signatories (included in signature pages to this Registration Statement)

*	To be filed by amendment.